As filed with the U.S. Securities and Exchange Commission on December 3, 2020 under the Securities Act of 1933, as amended.

No. 333-249729

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Periphas Capital Partnering Corporation

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3046972
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 15th Floor

New York, NY 10065

(646) 876-6351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanjeev Mehra

Chief Executive Officer

667 Madison Avenue, 15th Floor

New York, NY 10065

(646) 876-6351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian Nagler Wayne Williams Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800	Derek Dostal Deanna Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
CAPSTM, each consisting of one share of Class A common stock, $0.0001 par value, and one-quarter of one redeemable warrant(2)	13,800,000 CAPSTM	$25.00	$345,000,000	$37,640
Shares of Class A common stock included as part of the CAPSTM(3)	13,800,000 Shares	—	—	—(4)
Redeemable warrants included as part of the CAPSTM(3)	3,450,000 Warrants	—	—	—(4)
Total			$345,000,000	$37,640(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 1,800,000 CAPSTM, consisting of 1,800,000 shares of Class A common stock and 450,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2020

PRELIMINARY PROSPECTUS

$300,000,000

12,000,000 CAPSTM (Capital which Aligns and Partners with a Sponsor)

Our Purpose: Periphas Capital Partnering Corporation is a newly organized company, incorporated as a Delaware corporation, established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses, which we refer to as our “partnering transaction.” We have not selected any company to partner with and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any company to partner with regarding a partnering transaction. We may pursue a partnering transaction with any company in any industry. While we will not be limited to a particular industry or geographic region, given the experience of our management team, our partnering transaction and value creation strategy will be to identify and build a company in partnership with a company, its management team and existing owners.

The Offering: This is an initial public offering of our securities called CAPSTM. Each CAPSTM has an offering price of $25.00 and consists of one share of Class A common stock and one-quarter of one redeemable warrant. Each whole warrant may be exercised to purchase one share of Class A common stock for $28.75 per share. Warrants may be exercised only for a whole number of shares of Class A common stock. Each warrant will become exercisable on the later of 30 days after the completion of our partnering transaction or 12 months from the date of this prospectus, and will expire five years after the completion of our partnering transaction, or earlier upon redemption. The underwriter has a 45-day option from the date of this prospectus to purchase up to 1,800,000 additional CAPSTM to cover over-allotments, if any.

Trust Account and Holder’s Redemption Right from Monies in the Trust Account: All of the proceeds of this offering will be placed in a trust account. In connection with our partnering transaction, we will provide our public shareholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our partnering transaction at a per-share price payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our partnering transaction, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding shares of Class A common stock that were sold as part of the CAPSTM in this offering, subject to the limitations and on the conditions described herein. If we do not complete our partnering transaction within 24 months (or 27 months if we have executed a letter of intent, agreement in principle or definitive agreement for our partnering transaction within 24 months) from the closing of this offering (or such later date as approved by holders of a majority of the voting power of shares of our outstanding common stock that are voted at the meeting to extend such date, voting together as a single class), we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Sponsor: Our sponsor, PCPC Holdings, LLC, has agreed to purchase 200,000 CAPSTM at a price of $25.00 per CAPSTM, in a private placement to occur concurrently with the closing of this offering. Our initial stockholders currently own 690,000 shares of Class F shares, or “founder shares” (up to 90,000 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised), which will represent only 5% of the shares of common stock issued in this offering. These founder shares will automatically convert into shares of Class A common stock in connection with the completion of our partnering transaction on a one-for-one basis, subject to the adjustments described herein. Our sponsor also owns 120,000 Class B shares, or “performance shares,” which will convert into shares of our Class A common stock based on stock price performance following the completion of our partnering transaction.

Anchor Investors: Three qualified institutional buyers or institutional accredited investors who are not affiliated with any member of our management or our sponsor, whom we refer to as the “anchor investors,” have expressed to us an interest to purchase up to an aggregate of approximately 2.4 million CAPS™ in this offering and we have agreed to direct the underwriters to sell to the anchor investors such number of CAPS™. For a discussion of certain additional arrangements with our anchor investors, see “Summary — The Offering — Expressions of Interest.”

Forward Purchase Agreements: Prior to the consummation of this offering, we will enter into forward purchase agreements with each of the anchor investors, pursuant to which the anchor investors have committed to purchase in the aggregate, up to 3.0 million shares of Class A common stock, at a purchase price of $25.00 per share, in private placements to occur concurrently, and only in connection with, the closing of our initial partnering transaction. The obligations of the anchor investors under the forward purchase agreements do not depend on whether any shares of Class A common stock are redeemed by our public shareholders. See “Certain Relationships and Related Party Transactions.”

Stock Exchange listing: Currently, there is no public market for our securities. We intend to apply to have CAPSTM listed on the New York Stock Exchange, or NYSE, under the symbol “PCPC.U.” We expect that the shares of Class A common stock and warrants comprising CAPSTM will begin separate trading on the NYSE under the symbols “PCPC” and “PCPC WS,” respectively, on the 52nd day following the date of this prospectus (or if such day is not a business day, the immediately succeeding business day) unless the underwriter permits earlier separate trading and we have satisfied certain conditions.

Risk Factors: Investing in our securities involves a high degree of risk. See “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per CAPSTM	Total
Public offering price	$25.00	$300,000,000
Underwriting discounts and commission	$0.25	$3,000,000
Proceeds, before expenses, to us	$24.75	$297,000,000

Of the proceeds we receive from this offering and the sale of the private placement CAPSTM described in this prospectus, $300,000,000, or $345,000,000 if the underwriter’s over-allotment option is exercised in full ($25.00 per CAPSTM in either case), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.

The underwriter is offering the CAPSTM for sale on a firm commitment basis. The underwriter expects to deliver the CAPSTM to the purchasers on or about                         , 2020. Evercore, a leading global independent investment bank, is also acting as our advisor and has entered into an advisory relationship with us.

Sole Book-running Manager

Evercore ISI

                    , 2020

We have not, and the underwriter has not, authorized anyone to provide you with information that is different from that contained in this prospectus. We are not, and the underwriter are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TRADEMARKS

This prospectus contains references to trademarks and service marks such as CAPSTM belonging to an affiliate of Evercore Group L.L.C. (“Evercore”). An affiliate of Evercore has granted to us a non-exclusive right to use the CAPSTM trademark until the completion of our initial partnering transaction.

i

CAPSTM Core Principles

Long-Term Orientation:

Focused on long-term share price performance and the interests of long-term common shareholders.

Partnership Model:

Focused on working with high quality existing owners and management teams who are not in need of operational improvements and have a desire to work together as partners.

Minimizing Dilution Costs:

Focused on minimizing dilution costs traditionally associated with special purpose acquisition companies, which can negatively impact the returns to long-term common shareholders and is cost prohibitive to many high quality companies who like the process of going public through a special purpose acquisition company but not the cost.

Economic Alignment From the Outset:

Focused on aligning economic interests at the time of the initial public offering, in order to facilitate an easier and more comfortable dialogue with a high-quality company, the management team and its existing owners.

Sustainable Value Creation:

Focused on share price appreciation which is measured over a long period of time and reflective of actual and sustainable value creation, as opposed to short-term trading price movements or a single price point.

Optimizing Banker Selection on an Independent Basis:

Focused on working with management and existing owners, on an independent basis, to optimize for the right banking team at the time of the partnering transaction as opposed to at the time of the initial public offering and avoiding potentially duplicative banker transaction costs, which are dilutive to long-term common shareholders, and potential conflicts.

Continued Ownership:

Focused on partnering with an existing owner who may want to continue ownership in a high quality asset but needs to provide liquidity to existing shareholders and/or limited partners. CAPS™ provides an ability to transition ownership to the public market, which is deeper and more liquid than the private market, in a disciplined fashion and for existing owners to share in the future upside potential over the long term.

ii

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“amended and restated certificate of incorporation” are to our certificate of incorporation to be in effect upon the completion of this offering;

•

“anchor investors” are to certain qualified institutional buyers or institutional accredited investors, each of which will become a member of our sponsor upon the consummation of this offering and has expressed to us an interest to purchase CAPS™ in this offering, as further described herein;

•	“Board” are to our board of directors;

•	“Class A shares” are to our shares of Class A common stock, par value $0.0001 per share;

•	“Class B shares” are to our shares of Class B common stock, par value $0.0001 per share;

•	“Class F shares” are to our shares of Class F common stock, par value $0.0001 per share;

•	“common stock” are to our Class A common stock, Class B common stock, and our Class F common stock;

•	“directors” are to our current directors and director nominees;

•

“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for shares of our Class A common stock issued in a financing transaction in connection with our partnering transaction, including but not limited to a private placement of such securities;

•

“forward purchase agreements” are to the agreements providing for the sale of the forward purchase shares to the anchor investors in private placements to occur concurrently with the closing of our initial partnering transaction;

•	“forward purchase shares” are to the shares of Class A common stock to be issued pursuant to the forward purchase agreements;

•	“founder shares” are to our Class F shares and our Class A shares issued upon the automatic conversion thereof at the time of our partnering transaction as provided herein;

•	“initial stockholders” are to our sponsor and any other holders of our founder shares immediately prior to this offering;

•	“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•	“management” or our “management team” are to our officers;

•	“operating partners” are to Brian Clingen, Eric Foss, Fred Buttrell, Gerald Rittenberg and Dr. William Joyce;

•

“partnering transaction” are to effectuating a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses which may be held by one or more third-party sponsors;

•	“performance shares” are to our Class B shares issued to our sponsor;

•	“Periphas Capital” are to Periphas Capital, LP;

•

“permitted withdrawals” are to the withdrawals permitted to be made by us from the trust account to pay taxes including income and franchise taxes and to withdraw up $100,000 in dissolution expenses in the event we do not complete a partnering transaction within 24 months (or 27 months, as applicable);

•

“private placement CAPSTM” are to the private placement shares and warrants issued to our sponsor in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans, if any, which private placement CAPSTM are identical to the CAPSTM sold in this offering, subject to certain limited exceptions as described in this prospectus;

•	“private placement shares” are to the shares of Class A common stock sold as part of the private placement CAPSTM;

•	“private placement warrants” are to the warrants sold as part of the private placement CAPSTM;

•	“public shares” are to the shares of our Class A common stock sold as part of the CAPSTM in this offering (whether they are purchased in this offering or thereafter in the open market);

•

“public stockholders” are to the holders of our public shares, including our sponsor, officers and directors to the extent our sponsor, officers or directors purchase public shares, provided that each of his, her or its status as a “public stockholder” shall only exist with respect to such public shares;

•	“sponsor” are to PCPC Holdings, LLC, a Delaware limited liability company;

•	“underwriter’s over-allotment option” are to the underwriter’s 45-day option to purchase up to an additional 1,800,000 CAPSTM to cover over-allotments, if any;

•

“warrants” are to our warrants sold as part of the CAPSTM in this offering (whether they are purchased in this offering or thereafter in the open market) and as part of the private placement CAPSTM; and

•	“we,” “us,” “our”, “the company” and “PCPC” are to Periphas Capital Partnering Corporation, a Delaware corporation.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its option to purchase additional CAPSTM and the forfeiture by our sponsor of 90,000 founder shares.

Company

We are a newly organized company incorporated as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses, which we refer to throughout this prospectus as our “partnering transaction.” We have not selected any business with which we will partner and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with respect to a specific partnering transaction. We may pursue a partnering transaction in any business or industry but expect to focus on a business where we believe our strong network, operational background, and aligned economic structure will provide us with a competitive advantage.

Sanjeev Mehra co-founded Periphas Capital in 2017, following a thirty-one year career at Goldman Sachs & Co. LLC (“GS” or “Goldman Sachs”), where Mr. Mehra was a founding member of Goldman Sachs’ Principal Investment Area (“PIA”), the firm’s private investing arm of its Merchant Banking Division (“MBD”). Periphas Capital and its principals bring over 30 years of private investing experience. Over the course of their careers, the Periphas Capital team has led the investment of over $4.8 billion of equity in 37 companies, representing approximately $70 billion of enterprise value. Moreover, the Periphas Capital team has approved and overseen approximately $100 billion of capital deployment. Importantly, the team has generated attractive returns over multiple cycles and brings a long-term approach to investing.

Our team shares a common set of values based on integrity, collaboration, and disciplined, analytical decision making. We seek to partner with management teams to create shareholder value over the long term by growing and improving the businesses we invest in. We also bring a differentiated blend of industry expertise, strategic insight and operational focus. We aspire to be diligent stewards of capital for investors and long-term capital partners to business owners, founders, families and management teams.

Operating Partner Model

We intend to employ an operating partner model with respect to our partnering transaction:

Periphas Capital’s Relationship with Operating Partners. Our principals have an extensive network of operating executive relationships from prior investments and industry experience, and our Company has partnered with a group of five former CEOs across our target sectors (the “operating partners”). The principals of Periphas Capital have over a decade–long relationship with each of the five operating partners.

Role of Operating Partners. All five of the operating partners will play a key role in working with Periphas Capital to source and evaluate investment opportunities within their respective domains of expertise. We anticipate that the operating partner(s) whose area of expertise most closely overlaps with the ultimate partnering candidate will play an ongoing role in overseeing the company for several years post-closing.

Economic Alignment of the Operating Partners. Each of the five operating partners is investing in the sponsor and receiving significant economic interest in CAPSTM, founder shares, and performance shares. In addition, we are reserving a substantial portion of performance shares to reinforce strong incentives and long term alignment. We expect to allocate such Performance Shares to the operating partner(s) most active in the partner company we combine with.

Mindset of our Operating Partners. Our operating partners recognize that it takes time to build a market-leading company and intend to take a partnership approach with each company situation. We do not intend to take a “replacement”, “buyout” or “activist” approach. Hence, we have termed our “initial business combination” with a potential company as a “partnering transaction” and the potential company as the “partner company” or “partnering candidate”, rather than “target company.” We will seek to partner with existing management and owners, and work together from an operational perspective over the long term.

Our Operating Partners. Our five operating partners include the following individuals:

Brian T. Clingen. Mr. Clingen is the Founder and Managing Partner of BP Capital Management. Previously, Mr. Clingen served as the Chief Executive Officer and Chairman of the Board of KAR Auction Services (“KAR”) until 2009 and 2014, respectively. Mr. Clingen originally invested in the purchase of Insurance Auto Auctions in 2004 and was on its board until its merger with KAR in 2007. Additionally, Mr. Clingen has served on the board for a number of public companies including Universal Outdoor, Inc. from 1988 to 1998 and Endo Pharmaceuticals from 2002 to 2006. Mr. Clingen is a certified public accountant and earned an undergraduate degree in finance from the University of Notre Dame and master’s degree in business from the Kellogg School of Management at Northwestern University.

Eric Foss. Mr. Foss served as Chief Executive Officer of Aramark from 2012 to 2019. When joining Aramark as the Chief Executive Officer in 2012, Mr. Foss was tasked with overseeing its initial public offering, and leading a strategic transformation and repositioning of the business. During his time at Aramark, Mr. Foss accelerated growth by repositioning the brand portfolio, improving the customer experience by implementing a repeatable business model, and reconceptualizing the Aramark supply chain to achieve operational excellence and industry-leading margin improvements. Mr. Foss completed the two largest acquisitions in the company’s history, the acquisitions of AmeriPride Services Inc. and Avendra LLC, which added scale and improved Aramark’s competitive positioning, leading to significant stakeholder value creation. Prior to his time at Aramark, Mr. Foss served as Chief Executive Officer of Pepsi Beverages Company and served as Chief Executive Officer of Pepsi Bottling Group (“PBG”) while being elected to the PBG board in 2006 and named Chairman in 2008. Mr. Foss has been a member of the board of Cigna, Member of Business Roundtable, WSJ CEO Council, Catalyst and on the National Board of Back on My Feet. Mr. Foss holds a B.S. in Marketing from Ball State University.

Fred Buttrell. Mr. Buttrell is the former Chief Executive Officer of Air Medical Group Holdings (“AMGH”), a company which he grew from a regional air medical company of 42 bases to the world’s largest provider of air medical services with 350 base locations across 40 states, as well as growing its ground medical transportation operation to the world’s largest with 240 base locations across 42 states. Mr. Buttrell’s impact on AMGH resulted in a Fortune 1000 company. Prior to joining AMGH, Mr. Buttrell spent 10 years in the commercial airline industry as the President and Chief Executive Officer of Comair Airlines and Chief Executive Officer of Delta Connection. As a Captain in the United States Air Force, Mr. Buttrell was awarded and recognized for several prestigious accomplishments, which include his role as a mission commander during Operation Desert Storm and Operation Southern Watch, his 100% success rate with no losses while deployed, being selected to brief President George H.W. Bush on the F-15E combat systems, and the award of Top Gun of his fighter squadron. Mr. Buttrell holds a B.S. from the Air Force Academy and an M.B.A. from the Southern Methodist University Cox School of Business.

Gerald C. Rittenberg. From 1997 until 2014, Mr. Rittenberg served as Chief Executive Officer of Party City Holdco Inc. (formerly known as Amscan Inc.), the largest designer, manufacturer, and distributor of party goods in the United States. Mr. Rittenberg began his career at Amscan in 1989 and served in various roles, including Chief Executive Officer, and subsequently as its Executive Chairman from 2014 until 2017. When Mr. Rittenberg was named CEO in 1997, the company had approximately $200 million of revenue. Upon its initial public offering in 2015, the company had revenue of approximately $2.3 billion and an enterprise valuation of approximately $3.8 billion. Mr. Rittenberg holds a B.A. in communications from Lynn University.

Dr. William Joyce. Dr. Joyce has served as the Chairman and Chief Executive Officer of Advance Fusion Systems since 2008. Prior to his time at Advance Fusion Systems, Dr. Joyce was the Chief Executive Officer and Chairman of Nalco from November 2003 to December 2007 and the Chief Executive Officer and Chairman at Hercules Incorporated from 2001 to 2003. Prior to Hercules, he had a distinguished career at Union Carbide where he served as Chief Executive Officer and Chairman of the Board. Upon Union Carbide’s merger with Dow Chemical Company in 2001, Dr. Joyce was named Vice Chairman of Dow Chemical. Dr. Joyce has served on a number of boards such as Hexion Holdings, El Paso Corporation, CVS Caremark Corporation, Reynolds Metals and Momentive Performance Material Holdings Inc. Dr. Joyce has received numerous accolades, including the National Medal of Technology Award in 1993 from President Bill Clinton, the Plastics Academy’s Lifetime Achievement Award in 1997, and the Society of Chemical Industry Perkin Medal Award in 2003. Dr. Joyce holds a B.S. in Chemical Engineering from Pennsylvania State University and an M.B.A. and Ph.D. from New York University.

Our team is led by the following:

Sanjeev Mehra, our Chief Executive Officer and a member of our Board of Directors who will be appointed as Chairman of our Board of Directors, is the co-founder and Managing Partner of Periphas Capital, a private equity investing firm focused on making investments in technology-enabled businesses, business services, industrials and consumer industries. Prior to founding Periphas Capital in 2017, Mr. Mehra worked at Goldman Sachs for thirty-one years where he most recently served as Partner from 1998 to 2016. He was a founding member of Goldman Sachs’ Principal Investment Area (“PIA”), the firm’s private investing arm of its Merchant Banking Division (“MBD”). Over a 27-year tenure in PIA at Goldman Sachs, Mr. Mehra led 37 transactions with an invested cost of $4.8 billion, representing approximately $70 billion of enterprise value. He served on the PIA Investment Committee from 1998 to 2017, which approved and oversaw approximately $100 billion of capital deployment across private equity and private credit. Throughout his career at Goldman Sachs, Mr. Mehra held a range of senior positions, including vice chairman of the global private equity business, and prior to that, co-head of the Americas private equity business. Mr. Mehra was also the co-founder and co-head of the India private equity business. Mr. Mehra was the Chairman of PIA’s Operating Committee, tasked with portfolio management and oversight. Additionally, he was a member of the MBD Client and Business Standards Committee, the MBD Risk Committee, the firm’s US Retirement Investment Committee, and the Firmwide Business Practices Committee. Mr. Mehra has served on the boards of over 25 portfolio companies, including: Allflex USA, Inc.; Amscan Holdings, Inc.; Aramark; Burger King Holdings, Inc; Great Plains Software, Inc.; Hexcel Corporation; Interline Brands; KAR Auction Services, Inc.; Nalco Company; NetJets Inc.; SunGard Data Systems, Inc; and TVS Logistics Services Limited; among others. Prior to attending graduate school and joining Goldman Sachs, Mr. Mehra was employed by McKinsey & Company as an analyst. Mr. Mehra serves on the Board of Directors of the World Wildlife Fund. Mr. Mehra earned an M.B.A. with Distinction from Harvard Business School and a B.A. from Harvard College magna cum laude.

Jeff Dodge, our Chief Operating Officer who will be appointed to our Board of Directors, is a founding member of Periphas Capital and leads the firm’s deal sourcing, executive network development and intermediary relationship management. He also works actively in execution of private equity investments. Mr. Dodge previously built and led the business development effort at Berkshire Partners, a Boston based private equity firm with $16 billion of capital commitments. As Head of Business Development from 2013 until his departure to co-found Periphas Capital in 2017, Mr. Dodge led Berkshire’s efforts in direct investment opportunity development, global intermediary management including firmwide relationships with bulge bracket and regional banking intermediaries, and coverage of a broad group of regional and local banks, brokers and other intermediaries. While at Berkshire, Mr. Dodge worked closely with a network of executive advisors to create an industry-aligned group of key advisors working with industry investment teams to source, diligence and execute investments, as well as serve in value creation capacities within the portfolio. Prior to joining Berkshire in 2013, Mr. Dodge was a Managing Director in the Global Industrials and Financial Sponsors Groups at Goldman Sachs. He started his career at Goldman Sachs in the Mergers Department in 1999. While at Goldman Sachs, Mr. Dodge managed client relationships with middle market companies in the industrial and business services industries, and middle market private equity firms. This included business development, deal sourcing, financing and M&A execution for corporate and private equity clients. Earlier in his career, Mr. Dodge worked for Andersen Consulting in the strategy formulation practice. Mr. Dodge serves on the Board of Trustees of the Chestnut Hill School, and the Advisory Board of Mesa de Vida. Mr. Dodge earned an M.B.A. from The Tuck School at Dartmouth where he was a Tuck Scholar, and a B.A. from Yale University.

John Bowman, our Chief Financial Officer, is a founding member of Periphas Capital, and leads the firm’s finance, control and administration as Chief Financial Officer since its inception in 2017. Mr. Bowman worked at Goldman Sachs from 1995 to 2017, most recently serving as Managing Director in the Finance and Administration department for the Merchant Banking Division (“MBD”) until his departure. Mr. Bowman was responsible for managing a group of people covering a variety of functions, including (i) valuation for the entire GS MBD private equity portfolio; (ii) monitoring individual portfolio company performance; (iii) budgeting and forecasting for MBD as a division of Goldman Sachs; and (iv) managing stress test exercises for MBD, specifically those required for Goldman Sachs under DFAST (Dodd-Frank Stress Test) and CCAR (Comprehensive Capital Analysis and Review). Earlier in his career at Goldman Sachs, he also performed tasks or managed people in the following functional areas: (i) foreign currency and interest rate hedging; (ii) investment structuring and execution; and (iii) accounting and financial reporting. In his first two years out of college, before joining Goldman Sachs, he worked at Ernst and Young, primarily auditing financial companies as a senior and staff accountant. Mr. Bowman graduated from Georgetown University in 1992 with a BSBA as a double major in Finance and Accounting.

Anish Pathipati, our Executive Vice President, is a Principal at Periphas Capital, where he identifies, evaluates, and executes investments and helps manage portfolio companies. Prior to joining Periphas Capital in early 2019, Mr. Pathipati was Founding Director and Head of Analytics and Execution at North Island, a private equity firm, from 2017 until 2019. Before North Island, Mr. Pathipati was a Principal at investment firm Brave Warrior Advisors from 2015 to 2017, where he helped manage the firm’s portfolio of concentrated equity positions in public companies. Mr. Pathipati was previously with Silver Lake Partners from 2012 to 2014, where he worked on a number of technology private equity investments, value creation plans, and exits. Earlier in his career, Mr. Pathipati worked in investment banking with Goldman Sachs and J.P. Morgan. Mr. Pathipati has been named to Forbes Magazine’s “30 Under 30” list as well as Business Insider’s “Rising Stars of Wall Street” list. Mr. Pathipati has an M.B.A. with High Distinction from Harvard Business School, where he was a Baker Scholar. He also has an undergraduate degree from the University of Pennsylvania’s Wharton School, where he ranked #1 in his class, graduated Summa Cum Laude, and was elected to Beta Gamma Sigma.

Business Strategy

Our objective is to generate attractive returns to common shareholders post-closing of the merger transaction by partnering with a company where we can grow both revenues and operating earnings. We are focused on working with companies that are high-quality, public-company ready and could leverage the strategic experience of our management team and Periphas Capital, as well as our Company’s differentiated structure.

Our selection process will leverage our management team’s and Periphas Capital’s network of industry, private equity sponsor, credit fund sponsor and lending community relationships as well as relationships with management teams of public and private companies, investment bankers, attorneys, accountants, and other advisors, which we believe should provide us with a number of partnering transaction opportunities. We intend to deploy a proactive, thematic sourcing strategy and to focus on companies where we believe the combination of our operating experience, relationships, capital and capital markets expertise can be catalysts to transform a partnering candidate and can help accelerate its growth and performance. Upon completion of this offering, our principals and operating partners will communicate with our network of relationships to articulate our partnering criteria, including the parameters of our search for a company to partner with, and will begin the disciplined process of qualifying, reviewing, and pursuing promising leads.

Our strategy is characterized by:

A focused, thesis-driven approach to capitalize on key technological, industry, and social trends in our four target areas: technology-enabled businesses, business services, industrials, and consumer.

Thematic targeting of specific business models and sectors based on pattern recognition from dozens of prior investments and significant industry experience.

Leveraging our Operating Partner model by working with our five operating partners, each of whom have more than a decade-long relationship with principals of Periphas Capital. The operating partners will play a key role in identifying, evaluating, and adding value to potential partnering candidates (see “–Operating Partner Model” above for further detail).

Focusing on growth oriented companies with visible, sustainable, and profitable growth opportunities (see “—Investment Criteria” below for further detail).

Emphasizing technology enablement where technology can be used to: (1) enhance the value proposition and accelerate top-line growth; and (2) streamline the cost structure to further boost bottom-line growth.

Proactively sourcing deals through bilateral negotiations or situations where Periphas Capital has a value-added angle.

Competitive Strengths

The sourcing, valuation, diligence and execution capabilities of the Periphas Capital team will provide us with a significant pipeline of opportunities from which to evaluate and select a business that will benefit from our expertise. Our competitive strengths include the following core elements:

Deep Investing Experience and Attractive Track Record: The principals of Periphas Capital have over 30 years of investing experience, have led dozens of private equity investments, have approved and overseen approximately $100 billion of capital deployment, and have generated attractive returns consistently over multiple economic cycles.

Operating Partners Offer Proprietary Sourcing and Value Creation Capabilities: Our operating partners have attractive track records in growing and nurturing businesses over the long term. In addition, many of them have led public companies and have generated impressive shareholder returns. Importantly, the principals of Periphas Capital have over a decade-long relationship with each of the operating partners. We expect the involvement of our operating partners to be attractive to potential partnering candidates. Their involvement could also lead to proprietary conversations with respect to sourcing. Their on-going involvement after closing of the partnering transaction could also help unlock significant future value.

History of Value Creation Driven by Growth: We believe that our experience and history in generating returns by growing both the top and bottom line, and by positioning companies for continued long-term growth will serve us well in prioritizing businesses to target.

Significant Experience in “Tech-Enabling” Businesses: We have invested in and supported the tech-enablement of companies in several industries in the past. We have also guided companies through the development and adoption of technologies that evolved into core competitive advantages.

Deep and Successful Track Record of Taking Private Companies Public: The Periphas Capital team has a track record of successfully taking private companies public and driving value creation in the public markets, including with such companies as KAR Auction Services, Inc; Nalco Company; Burger King Holdings, Inc.; Aramark; and Great Plains Software, Inc.

Private Equity Relationships Translating to Proprietary Sourcing: The Periphas Capital team has deep relationships with the world’s leading private equity firms. Because of the trust and mutual respect associated with these relationships, we expect to be able to engage in proprietary discussions with owners of several potential partnering candidates.

Deep Relationships with Family-Owned Businesses, Large Corporations, and Entrepreneurs: The Periphas Capital team also has an extensive network of close relationships with family-owned businesses, large corporations, and entrepreneurs. This offers an attractive and proprietary pool of potential investment candidates in addition to private equity-backed companies. Moreover, these relationships offer Periphas Capital unique capabilities in evaluating and ultimately adding significant value to whichever partnering candidate we merge with.

Relationships with Other Operating Executives: In addition to our operating partners, we have an extensive network of other operating executive relationships built over decades of investing. These relationships can serve as functional and industry experts, as sources of introduction, and potentially as executive advisors who can add value post the partnering transaction.

CAPSTM Structure Creates Incentive Alignment: The CAPSTM structure provides alignment between Periphas Capital, our public investors, and the existing owners of the partnering candidate.

Lower Dilution as Compared to a Traditional SPAC Structure: We believe that the CAPSTM structure is more economically efficient to our partner candidate, as compared to a traditional special purpose acquisition company (“SPAC”) since it results in potentially lower dilution at the time of the partnering transaction. Hence, we believe that the CAPSTM structure will make us more appealing to a partnering candidate as opposed to a traditional SPAC.

Focus on Sustainable, Long-Term Value Creation: Periphas Capital will focus on creating value over the long-term. The CAPSTM incentive structure rewards sustainable value generation over multiple years rather than rewarding a sponsor simply for completing a transaction.

Experience in Capital Markets and Structuring: We have experience in optimizing capital structures in a manner that is consistent with companies’ business plans, and providing access to low-cost capital while preserving financial flexibility and minimizing risk.

Periphas Capital “Value-Add” Playbook: We intend to use the Periphas Capital value-add playbook through each stage of our partnering transaction, which we believe can drive significant shareholder value. The playbook includes the following:

At Entry. At the beginning stages, we conduct detailed diligence on the business, leveraging experienced management and advisors who have an existing relationship with Periphas Capital. We benchmark key operating metrics of the partnering candidate against best-in-class competitors, while focusing on investing in segments with attractive growth, profitability and returns on capital. We also look to create a capital structure that optimizes the cost of capital while minimizing risk and preserving flexibility for future investment. In partnership with management, we create a detailed value creation plan that typically extends 3-5 years out and forms the basis on where to allocate capital and management resources.

Growth and Operational Efficiencies. We drive growth by finding and prioritizing high-return opportunities to re-invest cash flows, using technology as an enabler to improve capabilities, reducing costs, and innovating. We critically evaluate management teams, aggressively recruit/retain talent, and implement succession planning strategies, focusing incentive systems for management on key value drivers and key performance indicators (“KPIs”). We also seek to standardize key processes to improve efficiency, which means exiting marginal business units and instead driving growth in core focus areas.

Public Markets Management. We seek to build a business plan that can be communicated to public investors, while preparing management to deliver the message at meetings, on conference calls, and at “Investor Day” presentations. We also regularly evaluate whether M&A or strategic combinations can create value for shareholders, as well as what capital markets transactions can reduce the company’s cost of capital.

Investment Criteria

We have developed the following high level, non-exclusive investment criteria that we will use to screen for and evaluate a partnering candidate.

Size Range: We are focused on companies whose enterprise values are greater than $750 million and could be up to several billion dollars.

Geographic Focus: We are focused on North American or multi-national companies.

Target Sectors: We are focused on companies operating in one of four areas: technology-enabled businesses, business services, industrials, and consumer.

Sustainable Long-Term Growth: We will seek to partner with a business with attractive long-term organic growth as well as the potential for modest consolidation growth opportunities. We are focused on growth which is predictable and durable through cycles, with manageable risks.

Ability to Use Technology as a Differentiator: We believe that technology can be used “on offense” to boost company efficiencies, including both growth and profitability. We also believe that technology can be used “on defense” to protect against potential competitive and market threats.

Attractive Industry Structure: We will seek to partner with a business that has attractive long term dynamics around supply and demand, as well as a stable industry structure.

Competitive Differentiation and Leading Market Position: We will seek to partner with a business whose products or services have defensible competitive advantages versus existing and new competitors, as well as leading market positions.

Attractive Financial Profile: We will seek to partner with a business that has the ability to earn attractive profits and returns on capital that are well in excess of its cost of capital.

Strong Management and a Culture of Partnership: Our team and operating advisors will seek to partner with strong and capable management teams who see value in partnering with Periphas Capital.

Periphas Capital Ability to Add Value: We will seek to partner with a business which is within Periphas Capital’s or our operating partners’ areas of expertise, and where Periphas Capital can help the business and its management team create value in the future.

Differentiated Relationship with Seller: We will seek to partner with an existing owner of a business with whom Periphas Capital has a relationship that enables a proprietary dialogue.

Attractive Valuation: We will want to ensure that the valuation reflects the company’s underlying risk and return potential and that it is attractive relative to comparable public companies.

Public Company Ready: We will focus on companies which have “public company-ready” business plans and financials that can be clearly communicated to and understood by public investors.

These criteria are guidelines and not intended to be exhaustive, and the partnering transaction we deem most attractive may not satisfy certain of these criteria. Any evaluation relating to the merits of a particular partnering transaction may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our partnering transaction with a partnering candidate that does not meet the above criteria and guidelines, we will disclose that the partnering candidate does not meet the above criteria in our shareholder communications related to our partnering transaction, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the Securities and Exchange Commission.

Partnering Transaction

The NYSE rules require that our partnering transaction must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted). We refer to this as the 80% of net assets test. If our board of directors is not able independently to determine the fair market value of the partnering candidate(s), we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. As any such opinion, if obtained, would only state that the fair market value meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of the partnering candidate or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders.

We anticipate structuring our partnering transaction so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the outstanding equity interests or assets of the partnering candidate(s). We may, however, structure our partnering transaction such that the post-transaction company owns or acquires less than 100% of such interests or assets of the partnering candidate in order to meet certain objectives of the partnering candidate management team or stockholders or for other reasons, but we will only complete such partnering transaction if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the partnering candidate or otherwise acquires a controlling interest in the partnering candidate sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the partnering candidate, our stockholders prior to our partnering transaction may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the partnering candidate and us in our partnering transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all the outstanding capital stock of a partnering candidate. In this case, we would acquire a 100% controlling interest in the partnering candidate. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our partnering transaction could own less than a majority of our outstanding shares subsequent to our partnering transaction. If less than 100% of the equity interests or assets of a partnering candidate or candidates are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our partnering transaction involves more than one partnering candidate, the 80% of net assets test will be based on the aggregate value of all the partnering candidates.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our partnering transaction.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Our executive offices are located at 667 Madison Avenue, 15th Floor, New York, NY 10065. Our telephone number is (646) 876-6351.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a newly organized company established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered	12,000,000 CAPSTM at $25.00 per CAPSTM, each CAPSTM consisting of:

•	one share of Class A common stock; and

•	one-fourth of one redeemable warrant

One whole warrant may be exercised to purchase one share of Class A common stock.

NYSE Symbols	CAPSTM: “PCPC.U”

Class A common stock: “PCPC”

Warrants: “PCPC WS”

Separation of Class A common stock and warrants	Each of the shares of Class A common stock and warrants may trade separately on the 52nd day following the date of this prospectus unless Evercore informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Additionally, the CAPSTM will automatically separate into their component parts and will not be traded after completion of our partnering transaction.

CAPSTM	Number outstanding before this offering: 0

Number outstanding after this offering: 12,200,000

Common Stock	Number outstanding before this offering:

0 Class A Shares

120,000 performance shares

690,000 founder shares(1)

[1]	Includes up to 90,000 founder shares that will be surrendered to us for no consideration depending on the extent to which the underwriter’s over-allotment option is exercised.

Number outstanding after this offering:

12,200,000 Class A shares(2)

120,000 performance shares

600,000 founder shares(3)

Warrants	Number of warrants outstanding after this offering: 3,050,000.

Warrant terms	One warrant may be exercised to purchase one share of Class A common stock share for $28.75 per share, subject to adjustment as provided herein. Warrants may be exercised only for a whole number of shares of Class A common stock.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A common stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our partnering transaction, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

The warrants will become exercisable on the later of 30 days after the completion of our partnering transaction or 12 months from the closing of this offering. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of our partnering transaction, or earlier upon redemption.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities, excluding the forward purchase shares, for capital raising purposes in connection with our partnering transaction at an issue price or effective issue price of less than $23.00 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our partnering transaction on the date of the consummation of our partnering transaction (net of redemptions), and (z) the volume weighted average trading price of our shares of Class A common

[2]	Assumes no exercise of the underwriter’s over-allotment option and the purchase of 200,000 CAPSTM by our sponsor in a private transaction in connection with this offering.
[3]	Assumes no exercise of the underwriter’s over-allotment option and the surrender of 90,000 founder shares to us for no consideration.

stock during the 20 trading day period starting on the trading day after the day on which we consummate our partnering transaction (such price, the “Market Value”) is below $23.00 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 110% of the higher of the Market Value and the newly issued price and the $45.00 redemption price trigger described opposite the heading ”—Redemption of Warrants after our Partnering Transaction” will be equal to 180% of the higher of the Market Value and the newly issued price.

“Equity-linked securities” are any debt or equity securities that are convertible, exercisable or exchangeable for our Class A common stock issued in a financing transaction in connection with our partnering transaction, including but not limited to a private placement of equity or debt.

Redemption of Warrants after our Partnering Transaction	We may also redeem the public warrants, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of shares of our Class A common stock equals or exceeds $45.00 per share for any 20 trading days within a 30 trading day period (the “30-day trading period”) ending three business days before we send the notice of redemption, and

•

if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date.

Redemption rights for public shareholders upon completion of our partnering transaction

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our partnering transaction at $25.00 per share and the per share interest earned on the funds held in the trust account (net of permitted withdrawals). The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Our sponsor has entered into an agreement with us, pursuant to which it has agreed to waive redemption rights with respect to any public shares the founder may acquire during or after this offering in connection with the completion of our partnering transaction.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote	When we seek shareholder approval of our partnering transaction our amended and restated certificate of incorporation will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against our partnering transaction. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our partnering transaction, particularly in connection with a partnering transaction that requires as a closing condition that we have a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our partnering transaction.

Release of funds in trust account on closing of our partnering transaction

On the completion of our partnering transaction, the funds held in the trust account will be used to (i) first, pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our partnering transaction and (ii) to pay all or a portion of the consideration payable in the partnering transaction and to pay other expenses associated with our partnering transaction. If our partnering transaction is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our partnering transaction, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our partnering transaction, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial partnering transaction	Our amended and restated certificate of incorporation will provide that we will have only 24 months (or 27 months, as applicable) from the closing of this offering to complete our partnering transaction. If we do not complete our partnering transaction within such 24-month period (or 27 months, as applicable), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, of $25.00, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Our amended and restated certificate of incorporation will provide that in order to modify (i) the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial partnering transaction or to redeem 100% of our public shares if we do not complete our partnering transaction within 24 months (or 27 months as applicable) from the closing of this offering or (ii) the rights of holders of shares of our Class A common stock, which modifications would require the approval of 60% of the voting power of our common stock, we must provide our public shareholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, of $25.00, subject to the limitations described above under “Limitations on redemptions”.

This requirement to provide redemption rights in connection with such an amendment cannot be amended without the agreement of 100% of the holders of our common stock.

For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our partnering transaction. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Forward purchase agreements	In connection with the consummation of this offering, we will enter into forward purchase agreements with the anchor investors, providing for the purchase of up to an aggregate of 3.0 million shares of Class A common stock at a purchase price of $25.00 per share, in private placements to occur concurrently with the closing of our initial partnering transaction.

The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial partnering transaction, expenses in connection with our initial partnering transaction or for working capital in the post-transaction company. See “Certain Relationships and Related Party Transactions.”

Founder shares	One of the fundamental tenets of CAPSTM is minimizing dilution and creating a process which is comparable to a traditional initial public offering. The sponsor of PCPC will derive a majority of its economics through sustainable long-term share price appreciation as opposed to a typical special purpose acquisition companies where most of the sponsor economics are derived upon deal consummation and for simply closing a business combination.

On September 14, 2020, our sponsor purchased an aggregate of 690,000 founder shares in exchange for a capital contribution of $6,250, or approximately $0.01 per share. Prior to such initial investment, we had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company in respect of the founder shares by the number of founder shares issued.

The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 13,800,000 CAPSTM if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 5% of the outstanding shares of Class A common stock (not including the private placement shares) issued in this offering. Up to 90,000 of our sponsor’s founder shares will be forfeited depending on the extent to which the underwriter’s over-allotment option is not exercised. The founder shares will be entitled, together with the 120,000 performance shares, to 20% of the voting power of our common stock (not including the private placement shares or forward purchase shares) prior to the completion of our partnering transaction.

The founder shares are identical to the shares of Class A common stock included in the CAPSTM being sold in this offering, except that:

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares, private placement shares and public shares they hold in connection with the completion of our partnering transaction, (ii) waive their redemption rights with respect to any founder shares, private placement shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated a partnering transaction within 24 months (or 27 months, if applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre- partnering transaction activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement shares they hold if we fail to complete our partnering transaction within 24 months (or 27 months, if applicable) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our partnering transaction within the prescribed time frame).

•

If we submit our partnering transaction to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares, performance shares, private placement shares and any public shares purchased during or after this offering in favor of our partnering transaction. As a result, in addition to the founder shares, private placement shares and performance shares, we would need 4,400,001, or 36.7%, of the 12,000,000 public shares sold in this offering to be voted in favor of a partnering transaction in order to have our partnering transaction approved (assuming all outstanding shares are voted and the over-allotment option is not exercised); and

•

the founder shares are automatically convertible into our Class A common stock concurrently with or immediately following the consummation of our partnering transaction on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in the section entitled “Description of Securities – Founder Shares.”

The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our partnering transaction on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our partnering transaction, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 5% of the total number of shares of as-converted Class A common stock outstanding after such conversion (including the private placement shares), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the partnering transaction (including the forward purchase shares); provided that such conversion of founder shares into shares of Class A common stock will never occur on a less than one-for-one basis.

Expressions of interests	Three qualified institutional buyers or institutional accredited investors who are not affiliated with any member of our management of our sponsor, whom we refer to as the “anchor investors,” have expressed to us an interest in purchasing up to approximately 2.4 million CAPSTM in the aggregate, and we have agreed to direct the underwriters to sell to the anchor investors such number of CAPSTM.

Further, each of the anchor investors will enter into a separate agreement with our sponsor pursuant to which each such investor has agreed to purchase membership interests in our sponsor representing an indirect beneficial interest in an aggregate of 10,800 performance shares for approximately $0.16 per performance share. The membership interests in our sponsor to be directly owned by such investors will be subject to forfeiture under certain circumstances (or any additional restrictions agreed to by our sponsor in connection with our initial partnering transaction). The performance shares to be indirectly owned by such investors will be otherwise identical to the performance shares owned by our sponsor. Our discussions with each anchor investor were separate and our arrangements with them are not contingent on each other. Further, to our knowledge, the anchor investors are not affiliated with each other and are not acting together with regards to our company.

Pursuant to the subscription agreements with our sponsor, the anchor investors have not been granted any material additional stockholder or other rights, and are only being issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of the performance shares owned by the anchor investors (which will continue to be held by our sponsor until following our initial partnering transaction). Further, the anchor investors are not required to: (i) other as described above, hold any CAPSTM, shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any shares they may own at the applicable time in favor of our initial partnering transaction or (iii) refrain from exercising their right to redeem their public shares at the time of our initial partnering transaction.

There can be no assurance that the anchor investors will acquire any CAPSTM in this offering, or as to the amount of such CAPSTM the anchor investors will retain, if any, prior to or upon the consummation of our initial partnering transaction and certain of the membership interests in our sponsor to be directly owned by such investors will be subject to forfeiture under such circumstances. In the event that the anchor investors purchase such CAPSTM (either in this offering or after) and vote in favor of our initial partnering transaction, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial partnering transaction.

Performance shares	One of our fundamental tenets of CAPSTM is alignment of interests. Hence, we believe that it is important to align interests from an economic perspective in our partnering transaction. As part of the CAPSTM design, we have created an incentive structure which rewards long-term performance while also minimizing dilution. We believe that this structure is more in-line with our long-term investment approach and different than existing special purpose acquisition companies. This incentive structure is reflected in the terms of the 120,000 performance shares issued to the sponsor on September 14, 2020 for a capital contribution of $18,750, or approximately $0.16 per share.

On the last day of each fiscal year following the consummation of our partnering transaction, 10,000 performance shares will automatically convert into shares of our Class A common stock (“conversion shares”), as follows:

•

If the price per share of our Class A common stock has not exceeded $27.50 for 20 out of 30 consecutive trading days at any time following completion of our partnering transaction, the number of conversion shares for any fiscal year will be 1,000 shares of Class A common stock.

•

If the price per share of our Class A common stock exceeded $27.50 for 20 out of any 30 consecutive trading days at any time following completion of our partnering transaction, then the number of conversion shares for any fiscal year will be the greater of:

○

20% of the increase in the price of one Class A share, year-over-year but in respect of the increase above the relevant “price threshold” (as defined below), multiplied by the number of shares of Class A common stock outstanding at the close of the partnering transaction, excluding those shares of Class A common stock received by our sponsor through the Class F common stock, divided by the annual volume weighted average price of shares of our Class A common stock for such fiscal year (the “annual VWAP”) and

○	1,000 shares of Class A common stock.

•	The increase in the price of our shares of Class A common stock will be based on the annual VWAP for the relevant fiscal year.

•

For purposes of the foregoing calculations, the “price threshold” will initially equal $25.00 for the first fiscal year following completion of the partnering transaction and will thereafter be adjusted at the beginning of each subsequent fiscal year to be equal to the greater of (i) the annual VWAP for the immediately preceding fiscal year and (ii) the price threshold for the preceding fiscal year.

•

For calculation purposes, the total number of shares of Class A common stock outstanding at the closing of the partnering transaction can be no smaller than 24,000,000 (or up to 27,600,000 depending on the extent the underwriter’s over-allotment option is exercised) shares of Class A common stock and no greater than 48,000,000 (or up to 55,200,000 depending on the extent the underwriter’s over-allotment option is exercised) shares of Class A common stock.

See “Description of Securities – Performance Shares.”

Anticipated expenses and funding sources	Unless and until we complete our partnering transaction, no proceeds held in the trust account will be available for our use, except the withdrawal of interest for permitted withdrawals. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $300,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount.

Sponsor lockup	Our sponsor has agreed not to transfer, assign or sell (i) any of its performance shares except to any permitted transferees which will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares, and (ii) any of its Class A common stock deliverable upon conversion of the performance shares for 3 years following the completion of our partnering transaction.

In connection with this arrangement, our sponsor has also agreed not to transfer, assign or sell any of its founder shares until the earlier to occur of: (i) 180 days after the completion of our partnering transaction and (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after our partnering transaction that results in all of our stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.

We refer to such transfer restrictions throughout this prospectus as the lock-up.

Conditions to completing our partnering transaction	We will complete our partnering transaction only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the voting power of the outstanding securities of the business with which we seek to partner or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting power of the securities of the business with which we partner, our shareholders prior to our partnering transaction may collectively own a minority interest in the post-partnering transaction company, depending on valuations ascribed to the business with which we seek to partner. In addition, we have agreed not to enter into a definitive agreement regarding a partnering transaction without the prior written consent of our sponsor.

Permitted purchases of public shares by our affiliates	If we seek shareholder approval of our partnering transaction, our sponsor, directors, executive officers, advisors, operating partners or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our partnering transaction. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

The purpose of any such purchases of shares could be to vote such shares in favor of the partnering transaction and thereby increase the likelihood of obtaining shareholder approval of the partnering transaction or to satisfy a closing condition in an agreement with a sponsor that requires us to have a minimum net worth or a certain amount of cash at the closing of our partnering transaction, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our partnering transaction that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of shares of our Class A common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Risks

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•

We are a newly organized company established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective

•	Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.

•

Our stockholders may not be afforded an opportunity to vote on our proposed initial partnering transaction, which means we may complete our initial partnering transaction even though a majority of our stockholders do not support such a transaction.

•	Your only opportunity to affect the investment decision regarding a potential partnering transaction may be limited to the exercise of your right to redeem your shares from us for cash.

•

If we seek stockholder approval of our initial partnering transaction, our initial stockholders have agreed to vote in favor of such partnering transaction, regardless of how our public stockholders vote.

•

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential partnering transaction targets, which may make it difficult for us to enter into a partnering transaction with a target.

•

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable partnering transaction or optimize our capital structure.

•

The requirement that we complete our partnering transaction within 24 months (or 27 months, as applicable) after the closing of this offering may give potential partnering candidates leverage over us in negotiating a partnering transaction and may limit the time we have in which to conduct due diligence on potential partnering transaction candidates, in particular as we approach our dissolution deadline, which could undermine our ability to complete our partnering transaction on terms that would produce value for our stockholders.

•

Our search for a partnering transaction, and any partnering candidate with which we ultimately consummate a partnering transaction, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

•

If we seek stockholder approval of our partnering transaction, our sponsor, initial stockholders, directors, executive officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders, which may influence a vote on a proposed partnering transaction and reduce the public “float” of our Class A common stock.

•

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•	The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

•

Because of our limited resources and the significant competition for partnering transaction opportunities, it may be more difficult for us to complete our partnering transaction. If we do not complete our partnering transaction, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

•

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the 24 months (or 27 months, as applicable) following the closing of the offering (or such later date as approved by holders of a majority of the voting power of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), it could limit the amount available to fund our search for a partnering candidate or candidates and complete our partnering transaction, and we will depend on loans from our sponsor or management team to fund our search and to complete our partnering transaction.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

September 30, 2020
(unaudited)
Balance Sheet Data:
Working capital (deficiency)	$(144,760)
Total assets	$164,760
Total liabilities	$144,760
Stockholder’s equity	$20,000

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our CAPSTM. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Partnering Transaction

Our stockholders may not be afforded an opportunity to vote on our proposed partnering transaction, which means we may complete our partnering transaction even though a majority of our stockholders do not support such a transaction.

We may choose not to hold a stockholder vote to approve our partnering transaction if the partnering transaction would not require stockholder approval under applicable law or stock exchange listing requirements. Except for as required by applicable law or stock exchange requirements, the decision as to whether we will seek stockholder approval of a proposed partnering transaction or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our partnering transaction even if holders of a majority of our common stock do not approve of the partnering transaction we complete. Please see the section entitled “Proposed Business — Stockholders May Not Have the Ability to Approve Our Partnering Transaction” for additional information.

Your only opportunity to affect the investment decision regarding a potential partnering transaction may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our partnering transaction. Since our board of directors may complete a partnering transaction without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the partnering transaction, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding our partnering transaction may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our partnering transaction.

If we seek stockholder approval of our partnering transaction, our initial stockholders and management team have agreed to vote in favor of such partnering transaction, regardless of how our public stockholders vote.

Our initial stockholders will hold 20% of the outstanding voting power of our common stock immediately following this offering (not including the private placement shares or forward purchase shares). Our initial stockholders and management team also may from time to time purchase shares of Class A common stock prior to our partnering transaction. Our amended and restated certificate of incorporation provides that, if we seek stockholder approval of a partnering transaction, such partnering transaction will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares and the performance shares. As a result, in addition to the founder shares, private placement shares and performance shares, we would need 4,400,001, or 36.7%, of the 12,000,000 public shares sold in this offering to be voted in favor of a partnering transaction in order to have our partnering transaction approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek stockholder approval of our partnering transaction, the agreement by our initial stockholders and management team to vote in favor of our partnering transaction will increase the likelihood that we will receive the requisite stockholder approval for such partnering transaction.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential partnering candidate, which may make it difficult for us to enter into a partnering transaction with a partnering candidate.

We may seek to enter into a partnering transaction agreement with a prospective partnering candidate that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the partnering transaction. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or make us unable to satisfy a minimum cash condition as described above, we would not proceed with such redemption and the related partnering transaction and may instead search for an alternate partnering transaction.

Prospective partnering candidates will be aware of these risks and, thus, may be reluctant to enter into a partnering transaction with us.

In evaluating a prospective target business for our initial partnering transaction, our management may rely on the availability of all of the funds from the sale of the forward purchase shares to be used as part of the consideration to the sellers in the initial partnering transaction. If the sale of the forward purchase shares does not close, we may lack sufficient funds to consummate our initial partnering transaction.

Prior to the consummation of this offering, we will enter into forward purchase agreements with each of the anchor investors pursuant to which the anchor investors have committed to purchase in the aggregate, up to 3.0 million shares of Class A common stock, at a purchase price of $25.00 per share, in private placements to occur concurrently, and only in connection with, the closing of our initial partnering transaction. The obligations of our anchor investors to purchase the forward purchase shares are subject to the approval, prior to our entering into a definitive agreement for our initial partnering transaction, of their respective investment committees and the forward purchase agreements contain customary closing conditions. However, if the sale of the forward purchase shares does not close, we may lack sufficient funds to consummate our initial partnering transaction.

The requirement that we complete our partnering transaction within 24 months (or 27 months, as applicable) after the closing of this offering (or such later date as approved by holders of a majority of the voting power of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) may give potential partnering candidates leverage over us in negotiating a partnering transaction and may limit the time we have in which to conduct due diligence on potential partnering transaction candidates, in particular as we approach our dissolution deadline, which could undermine our ability to complete our partnering transaction on terms that would produce value for our stockholders.

Any potential partnering candidate with which we enter into negotiations concerning a partnering transaction will be aware that we must complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering. Consequently, such partnering candidate may obtain leverage over us in negotiating a partnering transaction, knowing that if we do not complete our partnering transaction with that particular partnering candidate, we may be unable to complete our partnering transaction with any partnering candidate. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our partnering transaction on terms that we would have rejected upon a more comprehensive investigation.

Our search for a partnering transaction, and any partnering candidate with which we ultimately consummate a partnering transaction, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak has and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential partnering candidate with which we consummate a partnering transaction could be materially and adversely affected. Furthermore, we may be unable to complete a partnering transaction if continued concerns relating to COVID-19 continues to restrict travel, limit the ability to have meetings with potential investors or the partnering candidate’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a partnering transaction will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a partnering transaction, or the operations of a partnering candidate with which we ultimately consummate a partnering transaction, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

We may not be able to complete our partnering transaction within 24 months (or 27 months, as applicable) after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable partnering candidate and complete our partnering transaction within 24 months (or 27 months, as applicable) after the closing of this offering. Our ability to complete our partnering transaction may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our partnering transaction, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed our partnering transaction within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we seek stockholder approval of our partnering transaction, our sponsor, initial stockholders, directors, executive officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders, which may influence a vote on a proposed partnering transaction and reduce the public “float” of our Class A common stock.

If we seek stockholder approval of our partnering transaction and we do not conduct redemptions in connection with our partnering transaction pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our partnering transaction, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

In the event that our sponsor, initial stockholders, directors, executive officers, advisors, operating partners or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the partnering transaction and thereby increase the likelihood of obtaining stockholder approval of the partnering transaction or to satisfy a closing condition in an agreement with a partnering candidate that requires us to have a minimum net worth or a certain amount of cash at the closing of our partnering transaction, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our partnering transaction. Any such purchases of our securities may result in the completion of our partnering transaction that may not otherwise have been possible. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of our Securities” for a description of how our sponsor, directors, executive officers, advisors, operating partners or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our Class A common stock or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If we seek stockholder approval of our partnering transaction and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our partnering transaction and we do not conduct redemptions in connection with our partnering transaction pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our partnering transaction. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our partnering transaction and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our partnering transaction. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for partnering transaction opportunities, it may be more difficult for us to complete our partnering transaction. If we do not complete our partnering transaction, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous partnering candidates we could potentially acquire with the net proceeds of this offering and the sale of the private placement CAPSTM, our ability to compete with respect to the acquisition of certain partnering candidates that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain partnering candidates. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our partnering transaction in conjunction with a stockholder vote or via a tender offer. Partnering candidates will be aware that this may reduce the resources available to us for our partnering transaction. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a partnering transaction. If we do not complete our partnering transaction, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the 24 months (or 27 months, as applicable) following the closing of the offering, it could limit the amount available to fund our search for a partnering candidate or candidates and complete our partnering transaction, and we will depend on loans from our sponsor or management team to fund our search and to complete our partnering transaction.

Of the net proceeds of this offering, only approximately $1,000,000 will be available to us initially outside the trust account. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 24 months (or 27 months, as applicable) following such closing; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a partnering candidate. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep partnering candidates from “shopping” around for transactions with other companies or investors on terms more favorable to such partnering candidates) with respect to a particular proposed partnering transaction, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a partnering candidate and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a partnering candidate.

In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account.

In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our partnering transaction. Up to $1,500,000 of such loans may be convertible into private placement CAPSTM of the post-partnering transaction entity at a price of $25.00 per private placement CAPSTM at the option of the lender (which CAPSTM will immediately split into Class A shares and warrants). The warrants would be identical to the private placement CAPSTM. Prior to the completion of our partnering transaction, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do not complete our partnering transaction because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive an estimated $25.00 per share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless.

Subsequent to our completion of our partnering transaction, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a partnering candidate with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular partnering candidate, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the partnering candidate and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a partnering candidate or by virtue of our obtaining debt financing to partially finance the partnering transaction or thereafter. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the partnering transaction could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the partnering transaction contained an actionable material misstatement or material omission.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our partnering transaction.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our partnering transaction. In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a partnering transaction and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our partnering transaction; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering; and (iii) absent a partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a partnering transaction. If we do not complete our partnering transaction, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our partnering transaction, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our partnering transaction, and results of operations.

We may not hold an annual meeting of stockholders until after the consummation of our partnering transaction, which could delay the opportunity for our stockholders to elect directors.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our partnering transaction, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our partnering transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

You will not be permitted to exercise your warrants unless we register and qualify the underlying shares of Class A common stock or certain exemptions are available.

If the issuance of the shares of Class A common stock upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of CAPSTM will have paid the full CAPSTM purchase price solely for the shares of Class A common stock included in the CAPSTM.

We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the closing of our partnering transaction, we will use our best efforts to file with the SEC a registration statement covering the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our partnering transaction and to maintain a current prospectus relating to the shares of Class A common stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement.

We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the shares of Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.

You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the shares of Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our shares of Class A common stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

The grant of registration rights to our initial stockholders, the anchor investors and holders of our private placement CAPSTM may make it more difficult to complete our partnering transaction, and the future exercise of such rights may adversely affect the market price of our shares of Class A common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders, the anchor investors and their permitted transferees can demand that we register the founder shares, the forward purchase shares, the performance shares and the Class A common stock into which such founder shares and performance shares are convertible, holders of our private placement CAPSTM and their permitted transferees can demand that we register the shares of Class A common stock and the warrants (and the shares of Class A common stock issuable upon exercise of such warrants) underlying such private placement CAPSTM, and holders of private placement CAPSTM that may be issued upon conversion of working capital loans may demand that we register the shares of Class A common stock and the warrants (and the shares of Class A common stock issuable upon exercise of such warrants) underlying such private placement CAPSTM. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our partnering transaction more costly or difficult to conclude. This is because the stockholders of the partnering candidate may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of Class A common stock that is expected when the shares of common stock owned by our initial stockholders, holders of our private placement CAPSTM, holders of our working capital loans or their respective permitted transferees are registered.

Because we are neither limited to evaluating a partnering candidate in a particular industry sector nor have we selected any specific partnering candidate with which to pursue our partnering transaction, you will be unable to ascertain the merits or risks of any particular partnering candidate’s operations.

Our efforts to identify a prospective partnering transaction candidate will not be limited to a particular industry, sector or geographic region. While we may pursue a partnering transaction opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors, including financial services. Our amended and restated certificate of incorporation prohibits us from effectuating a partnering transaction solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific partnering candidate with respect to a partnering transaction, there is no basis to evaluate the possible merits or risks of any particular partnering candidate’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our partnering transaction, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular partnering candidate, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a partnering candidate. We also cannot assure you that an investment in our CAPSTM will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a partnering candidate. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the partnering transaction could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the partnering transaction contained an actionable material misstatement or material omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective partnering candidates, we may enter into our partnering transaction with a partnering candidate that does not meet such criteria and guidelines, and as a result, the partnering candidate with which we enter into our partnering transaction may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective partnering candidates, it is possible that a partnering candidate with which we enter into our partnering transaction will not have all of these positive attributes. If we complete our partnering transaction with a partnering candidate that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective partnering transaction with a partnering candidate that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a partnering candidate that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our partnering transaction if the partnering candidate does not meet our general criteria and guidelines. If we do not complete our partnering transaction, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we complete our partnering transaction with an affiliated entity, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our partnering transaction.

We may issue additional shares of Class A common stock or shares of preferred stock to complete our partnering transaction or under an employee incentive plan after completion of our partnering transaction. We may also issue shares of Class A common stock upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our partnering transaction as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 380,000,000 shares of Class A common stock, par value $0.0001 per share, 1,000,000 shares of Class B common stock, par value, $0.0001 per share, 50,000,000 shares of Class F common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 367,800,000 and 49,400,000 (assuming in each case that the underwriter has not exercised their over-allotment option and the forfeiture of 90,000 founder shares) authorized but unissued shares of Class A common stock and Class F common stock, respectively, available for issuance. The shares of Class F common stock are automatically convertible into shares of Class A common stock concurrently with or immediately following the consummation of our partnering transaction, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated certificate of incorporation. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.

We may issue a substantial number of additional shares of Class A common stock or shares of preferred stock to complete our partnering transaction or under an employee incentive plan after completion of our partnering transaction. We may also issue a substantial and potentially unlimited number of additional shares of Class A common stock in accordance with the terms of the performance shares, as the performance shares are not subject to a conversion limitation in the event of increases in the price of our Class A common stock. See “Description of Securities—Performance Shares”. In addition, we may also issue shares of Class A common stock to redeem the warrants or upon conversion of the founder shares at a ratio greater than one-to-one at the time of our partnering transaction as a result of the anti-dilution provisions as set forth therein. However, our amended and restated certificate of incorporation provides, among other things, that prior to our partnering transaction, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote together as a single class with our then outstanding public shares (a) on any partnering transaction or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a partnering transaction beyond 24 months (or 27 months, as applicable) from the closing of this offering or (y) amend the foregoing provisions. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote. The issuance of additional shares of common stock or shares of preferred stock:

•

may significantly dilute the equity interest of investors in this offering (which dilutive effect would increase as the price of our Class A common stock increases on a year-over-year basis, in respect of shares issued upon conversion of the performance shares);

•	may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded shares of our Class A common stock;

•

could cause a change in control if a substantial number of shares of Class A common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our CAPSTM, shares of Class A common stock and/or warrants.

Our initial stockholders will receive additional shares of Class A common stock if we issue certain shares to consummate a partnering transaction.

The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our partnering transaction on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our partnering transaction (including the forward purchase shares), the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 5% of the total number of shares of as-converted Class A common stock outstanding after such conversion (including the private placement shares), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the partnering transaction; provided that such conversion of founder shares into shares of Class A common stock will never occur on a less than one-for-one basis.

Resources could be wasted in researching partnering transactions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our partnering transaction, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific partnering candidate and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific partnering transaction, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific partnering candidate, we may fail to complete our partnering transaction for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our partnering transaction, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a partnering transaction, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our partnering transaction. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after a partnering transaction are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on shares of our Class A common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on shares of our Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one partnering transaction with the proceeds of this offering, the sale of the private placement CAPSTM, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of CAPSTM will provide us with $300,000,000 (or $345,000,000 if the underwriter’s over-allotment option is exercised in full) that we may use to complete our partnering transaction. In addition, prior to the consummation of this offering, we will enter into forward purchase agreements with each of the anchor investors, pursuant to which the anchor investors have committed to purchase in the aggregate, up to 3.0 million shares of Class A common stock, at a purchase price of $25.00 per share, in private placements to occur concurrently, and only in connection with, the closing of our initial partnering transaction. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial partnering transaction, expenses in connection with our initial partnering transaction or for working capital in the post-transaction company. There can be no assurance that the purchase of the forward purchase shares will close.

We may effectuate our partnering transaction with a single partnering candidate or multiple partnering candidates simultaneously or within a short period of time. However, we may not be able to effectuate our partnering transaction with more than one partnering candidate because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several partnering candidates as if they had been operated on a combined basis. By completing our partnering transaction with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several partnering transactions in different industries or different areas of a single industry.

Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our partnering transaction.

We may attempt to simultaneously complete partnering transactions with multiple prospective partnering candidates, which may hinder our ability to complete our partnering transaction and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other partnering transactions, which may make it more difficult for us, and delay our ability, to complete our partnering transaction. With multiple partnering transactions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our partnering transaction with a private company about which little information is available, which may result in a partnering transaction with a company that is not as profitable as we suspected, if at all.

In pursuing our partnering transaction strategy, we may seek to effectuate our partnering transaction with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential partnering transaction on the basis of limited information, which may result in a partnering transaction with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our partnering transaction with which a substantial majority of our stockholders or warrant holders do not agree.

Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed partnering transaction may impose a minimum cash requirement for: (i) cash consideration to be paid to the partnering candidate or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our partnering transaction even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our partnering transaction and do not conduct redemptions in connection with our partnering transaction pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, operating partners, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed partnering transaction exceed the aggregate amount of cash available to us, we will not complete the partnering transaction or redeem any shares in connection with such partnering transaction, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate partnering transaction.

In order to effectuate a partnering transaction, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our partnering transaction that our stockholders may not support.

In order to effectuate a partnering transaction, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have amended the definition of partnering transaction, increased redemption thresholds and extended the time to consummate a partnering transaction and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending certain provisions of our amended and restated certificate of incorporation will require the approval of holders of 60% of the voting power of our common stock, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants that vote on such amendment and, solely with respect to any amendment to the terms of the private placement CAPSTM or any provision of the warrant agreement with respect to the private placement CAPSTM, 50% of the number of the then outstanding private placement CAPSTM. In addition, our amended and restated certificate of incorporation requires us to provide our public stockholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a partnering transaction within 24 months (or 27 months, as applicable) of the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We may seek to amend our charter or governing instruments or extend the time to consummate a partnering transaction in order to effectuate our partnering transaction.

The provisions of our amended and restated certificate of incorporation that relate to our pre-partnering transaction activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 60% of the voting power of our common stock, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the completion of a partnering transaction that some of our stockholders may not support.

Our amended and restated certificate of incorporation provides that any of its provisions related to partnering transaction activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 60% of the voting power of our common stock entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of the voting power of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of the voting power of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who, with their founder shares and performance shares, will collectively hold 20% of the voting power of our common stock (not including the private placement shares) prior to the completion of a partnering transaction, may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-partnering transaction behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a partnering transaction with which you do not agree.

Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our partnering transaction or to fund the operations and growth of a partnering candidate, which could compel us to restructure or abandon a particular partnering transaction. If we do not complete our partnering transaction, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private placement CAPSTM will be sufficient to allow us to complete our partnering transaction, because we have not yet selected any specific partnering candidate we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement CAPSTM prove to be insufficient, either because of the size of our partnering transaction, the depletion of the available net proceeds in search of a partnering candidate, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our partnering transaction or the terms of negotiated transactions to purchase shares in connection with our partnering transaction, we may be required to seek additional financing or to abandon the proposed partnering transaction. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our partnering transaction, we would be compelled to either restructure the transaction or abandon that particular partnering transaction and seek an alternative partnering candidate. If we do not complete our partnering transaction, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our partnering transaction, we may require such financing to fund the operations or growth of the partnering candidate. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the partnering candidate. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our partnering transaction.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial stockholders, with their founder shares and their performance shares, will hold approximately 20% of the voting power of our common stock (not including the private placement shares) prior to the completion of a partnering transaction. Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. Further, pursuant to a letter agreement with our sponsor, we have agreed not to enter into a definitive agreement regarding a partnering transaction without the prior written consent of our sponsor. As a result, we may not be permitted to enter into a partnering transaction that our Board believes to be in the stockholders’ best interests. Further, for so long as any performance shares remain outstanding, we may not, without the prior or written consent of the holders of a majority of the performance shares then outstanding take certain actions such as to (i) change our fiscal year, (ii) increase the number of directors on the Board, (iii) pay any dividends or effect any split on any of our capital stock or make any distributions of cash, securities or any other property, (iv) adopt any stockholder rights plan, (v) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements or (vi) issue any Class A shares in excess of 20% of our then outstanding Class A shares or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed or (vii) make a rights offering to all or substantially all of the holders of shares of Class B common stock or issue additional shares of Class B common stock. As a result, the holders of the performance shares may be able to prevent us from taking such actions that the Board believes is in our interest.

If our initial stockholders purchase any CAPSTM in this offering or if our initial stockholders purchase any additional shares of Class A common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our shares of Class A common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our partnering transaction, in which case all of the current directors will continue in office until at least the completion of the partnering transaction. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our partnering transaction.

Because we must furnish our stockholders with partnering candidate financial statements, we may lose the ability to complete an otherwise advantageous partnering transaction with some prospective partnering candidates.

The federal proxy rules require that the proxy statement with respect to the vote on a partnering transaction include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential partnering candidates we may acquire because some partnering candidates may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our partnering transaction within the prescribed time frame.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our partnering transaction, require substantial financial and management resources, and increase the time and costs of completing a partnering transaction.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a newly organized company established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a partnering candidate with which we seek to complete our partnering transaction may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such partnering transaction.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares of Class A common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors, the ability of the board of directors to designate the terms of and issue new series of preferred stock, and potential payments owed with respect to our performance shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Provisions in our amended and restated certificate of incorporation and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the U.S. federal district courts shall have exclusive jurisdiction, unless we consent otherwise. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we effect our partnering transaction with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a partnering candidate with operations or opportunities outside of the United States for our partnering transaction, we may face additional burdens in connection with investigating, agreeing to and completing such partnering transaction, and if we effect such partnering transaction, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a partnering candidate with operations or opportunities outside of the United States for our partnering transaction, we would be subject to risks associated with cross-border partnering transactions, including in connection with investigating, agreeing to and completing our partnering transaction, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our partnering transaction with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future partnering transactions may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	challenges in managing and staffing international operations;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such partnering transaction, or, if we complete such partnering transaction, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

Risks Relating to our Securities

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable partnering transaction or optimize our capital structure.

At the time we enter into an agreement for our partnering transaction, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our partnering transaction agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable partnering transaction available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our partnering transaction would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our partnering transaction agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our partnering transaction would be unsuccessful is increased. If our partnering transaction is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our partnering transaction, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our partnering transaction. Despite our compliance with these rules, if a stockholder fails to receive our proxy materials or tender offer documents, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our partnering transaction will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the partnering transaction is to be held. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Delivering Stock Certificates in Connection with the Exercise of Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of a partnering transaction, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity, and (iii) the redemption of our public shares if we do not complete a partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, subject to applicable law and as further described herein. In addition, if we do not complete a partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 24 months (or 27 months, as applicable) from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our CAPS™ listed on the NYSE on or promptly after the date of this prospectus and our Class A common stock and warrants on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on the NYSE. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to our partnering transaction. In order to continue listing our securities on the NYSE prior to our partnering transaction, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum average global market capitalization and a minimum number of holders of our securities. Additionally, in connection with our partnering transaction, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our share price would generally be required to be at least $4.00 per share and our stockholder’s equity would generally be required to be at least $5.0 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our CAPS™ and eventually our Class A common stock and warrants will be listed on The NYSE, our CAPS™, Class A common stock and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on The NYSE, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement CAPS™ are intended to be used to complete a partnering transaction with a partnering candidate that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement CAPS™ and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our CAPS™ will be immediately tradable and we will have a longer period of time to complete our partnering transaction than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of a partnering transaction. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $25.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective partnering candidates and other entities with which we do business (other than our independent registered public accounting firm) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. The underwriter of this offering will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we do not complete our partnering transaction within the prescribed timeframe, or upon the exercise of a redemption right in connection with our partnering transaction, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption.

Accordingly, the per-share redemption amount received by public stockholders could be less than the $25.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective partnering candidate with which we have entered into a written letter of intent, confidentiality or other similar agreement or partnering transaction agreement, reduce the amount of funds in the trust account to below the lesser of (i) $25.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $25.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective partnering candidate who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act.

However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our partnering transaction and redemptions could be reduced to less than $25.00 per public share. In such event, we may not be able to complete our partnering transaction, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective partnering candidates.

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by shareholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement CAPS™, in the amount of $300,000,000, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in direct U.S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (net of permitted withdrawals) would be reduced. In the event that we are unable to complete our initial partnering transaction, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $300,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $25.00 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $25.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $25.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the funds in our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month from the closing of this offering in the event we do not complete our partnering transaction and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a newly organized company established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction, rather than an operating company, and our operations will be limited to searching for prospective partnering candidates to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective partnering candidates. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the funds in our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

Certain agreements related to this offering may be amended without stockholder approval.

Each of the agreements related to this offering to which we are a party, other than the warrant agreement and the investment management trust agreement, may be amended without stockholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our sponsor, officers and directors; the registration and stockholder rights agreement among us and our initial stockholders; the private placement CAPS™ purchase agreement between us and our sponsor; and the administrative services agreement among us, our sponsor and an affiliate of our sponsor. These agreements contain various provisions that our public stockholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private placement CAPS™ and other securities held by our sponsor, officers and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our partnering transaction. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our partnering transaction, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our partnering transaction will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to such partnering transaction, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our stockholders, may result in the completion of our partnering transaction that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial stockholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

In addition, pursuant to the terms of our amended and restated certificate of incorporation, the powers, preferences or relative, participating, optional or other special rights of the performance shares may be amended only with the prior vote or written consent of the holders of a majority of the performance shares then outstanding, voting separately as a single class, without the need to seek approval from any other class of capital stock, even in situations where the amendment to the terms of the performance shares may adversely impact such other class of capital stock.

Our initial stockholders paid an aggregate of $6,250, or approximately $0.01 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A common stock.

The difference between the public offering price per share (allocating all of the CAPS™ purchase price to the share of Class A common stock and none to the warrant included in the CAPS™) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the CAPS™, you and the other public stockholders will incur an immediate and substantial dilution of approximately 81.5%, or $20.37 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $4.63 and the initial offering price of $25.00 per CAPS™. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares at the time of our partnering transaction and would become exacerbated to the extent that public stockholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our partnering transaction would be disproportionately dilutive to our shares of Class A common stock.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then outstanding public warrants that vote to amend the warrant agreement, after at least 10 days’ notice that an amendment is being sought, is required to make any change that adversely affects the interests of the registered holders of public warrants. Although our ability to amend the terms of the public warrants with such 50% consent of is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our shares of Class A common stock equals or exceeds $45.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement CAPS™ will be redeemable by us for cash so long as they are held by their initial purchasers or their permitted transferees.

Our warrants may have an adverse effect on the market price of our shares of Class A common stock and make it more difficult to effectuate our partnering transaction.

We will be issuing warrants to purchase 3,000,000 shares of our Class A common stock (or up to 3,450,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) as part of the CAPS™ offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 200,000 private placement CAPS™ (or 218,000 private placement CAPS™ if the underwriter’s over-allotment option is exercised in full), with 50,000 warrants underlying such private placement CAPS™ (or 54,500 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $28.75 per share. In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors makes any working capital loans, such lender may convert those loans into up to an additional 60,000 private placement CAPS™, at the price of $25.00 per private placement CAPS™, with 15,000 warrants underlying such private placement CAPS™. To the extent we issue common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a partnering candidate. Such warrants, when exercised, will increase the number of issued and outstanding shares of Class A common stock and reduce the value of the shares of Class A common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the partnering candidate.

Because each CAPS™ contains one-fourth of one warrant and only a whole warrant may be exercised, the CAPS™ may be worth less than CAPS™ of other special purpose acquisition companies.

Each CAPS™ contains one-fourth of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the CAPS™, and only whole CAPS™ will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. This is different from other offerings similar to ours whose CAPS™ include one common share and one warrant to purchase one whole share. We have established the components of the CAPS™ in this way in order to reduce the dilutive effect of the warrants upon completion of a partnering transaction since the warrants will be exercisable in the aggregate for one-fourth of the number of shares compared to CAPS™ that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for partnering candidates. Nevertheless, this CAPS™ structure may cause our CAPS™ to be worth less than if it included a warrant to purchase one whole share.

The determination of the offering price of our CAPS™, the size of this offering and terms of the CAPS™ is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our CAPS™ properly reflects the value of such CAPS™ than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the CAPS™ and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the CAPS™, including the shares of Class A common stock and warrants underlying the CAPS™, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the CAPS™ is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential partnering transactions and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Risks Relating to our Sponsor and Management Team

We are a newly organized company established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly organized company, incorporated as a Delaware corporation, established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our partnering transaction. We have no plans, arrangements or understandings with any prospective partnering candidate concerning a partnering transaction and may be unable to complete our partnering transaction. If we fail to complete our partnering transaction, we will never generate any operating revenues.

Past performance by our management team and their affiliates or our operating partners may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team, or businesses associated with them, or our operating partners, is presented for informational purposes only. Past performance by our management team or our operating partners is not a guarantee either (i) of success with respect to any partnering transaction we may consummate or (ii) that we will be able to locate a suitable candidate for our partnering transaction. You should not rely on the historical record of the performance of our management team or operating partners, or businesses associated with either of them, as indicative of our future performance of an investment in us or the returns we will, or is likely to, generate going forward.

We may seek partnering transaction opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a partnering transaction outside of our management’s areas of expertise if a partnering transaction candidate is presented to us and we determine that such candidate offers an attractive partnering transaction opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular partnering transaction candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our CAPS™ will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a partnering transaction candidate.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our partnering transaction. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential partnering transactions and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our partnering transaction and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our partnering transaction. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our partnering transaction is dependent upon the efforts of our key personnel. The role of our key personnel in the partnering candidate, however, cannot presently be ascertained. Although some of our key personnel may remain with the partnering candidate in senior management or advisory positions following our partnering transaction, it is likely that some or all of the management of the partnering candidate will remain in place. While we intend to closely scrutinize any individuals we engage after our partnering transaction, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a partnering candidate in connection with a particular partnering transaction, and a particular partnering transaction may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our partnering transaction and as a result, may cause them to have conflicts of interest in determining whether a particular partnering transaction is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our partnering transaction only if they are able to negotiate employment or consulting agreements in connection with the partnering transaction. Such negotiations would take place simultaneously with the negotiation of the partnering transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the partnering transaction. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a partnering candidate, subject to their fiduciary duties under Delaware law.

We may have a limited ability to assess the management of a prospective partnering candidate and, as a result, may effect our partnering transaction with a partnering candidate whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our partnering transaction with a prospective partnering candidate, our ability to assess the partnering candidate’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the partnering candidate’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the partnering candidate’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the partnering transaction could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the partnering transaction contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our partnering transaction. The loss of a partnering candidate’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our partnering transaction cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our partnering transaction, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors and operating partners will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our partnering transaction.

Our executive officers, directors and operating partners are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a partnering transaction and their other businesses. We do not intend to have any full-time employees prior to the completion of our partnering transaction. Each of our executive officers, directors and operating partners is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers, directors and operating partners are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’, directors’ and operating partners’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our partnering transaction. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers, Directors and Director Nominees.”

Our officers, directors and operating partners presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our partnering transaction, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a partnering transaction opportunity to such entity. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential partnering candidate may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers, directors, security holders, operating partners and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders, operating partners or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a partnering transaction with a partnering candidate that is affiliated with our sponsor, our directors, executive officers or operating partners, although we do not intend to do so, or we may acquire a partnering candidate through an affiliated joint acquisition with one or more affiliates of Periphas Capital and/or one or more investors in Periphas Capital or one of its affiliates. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors, officers and operating partners may influence their motivation in timely identifying and selecting a partnering candidate and completing a partnering transaction. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable partnering candidate may result in a conflict of interest when determining whether the terms, conditions and timing of a particular partnering transaction are appropriate and in our stockholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Delaware law and we or our stockholders might have a claim against such individuals for infringing on our stockholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a partnering transaction with one or more partnering candidates that have relationships with entities that may be affiliated with our sponsor, executive officers, directors, operating partners, anchor investors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers, operating partners and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors, operating partners, anchor investors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for partnering transaction opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our partnering transaction with any entities with which they are affiliated, and there have been no substantive discussions concerning a partnering transaction with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a partnering transaction as set forth in “Proposed Business — Effecting our Partnering Transaction” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent accounting firm regarding the fairness to our company from a financial point of view of a partnering transaction with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors, operating partners, anchor investors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the partnering transaction may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Moreover, we may pursue an affiliated joint acquisition opportunity with one or more affiliates of Periphas Capital and/or one or more investors in Periphas Capital or one of its affiliates. Any such parties may co-invest with us in the partnering candidate at the time of our partnering transaction, or we could raise additional proceeds to complete the partnering transaction by issuing to such parties a class of equity or equity-linked securities. Accordingly, such persons or entities may have a conflict between their interests and ours.

Since our sponsor, executive officers and directors will lose their entire investment in us if our partnering transaction is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular partnering candidate is appropriate for our partnering transaction.

On September 14, 2020, our sponsor purchased an aggregate of (a) 690,000 founder shares in exchange for a capital contribution of $6,250, or approximately $0.01 per share and (b) 120,000 performance shares for a capital contribution of $18,750, or approximately $0.16 per share. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 13,800,000 CAPS™ if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 5% of the outstanding shares of Class A common stock (not including the private placement shares) issued in this offering. Up to 90,000 of our sponsor’s founder shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised. The founder shares will be worthless if we do not complete a partnering transaction. In addition, our sponsor has committed to purchase an aggregate of 200,000 private placement CAPS™ (or 218,000 private placement CAPS™ if the underwriter’s over-allotment option is exercised in full), for an aggregate purchase price of $5,000,000 (or $5,450,000 if the underwriter’s over-allotment option is exercised in full), or $25.00 per private placement CAPS™. The 50,000 warrants underlying such private placement CAPS™ (or 54,500 warrants if the underwriter’s over-allotment option is exercised in full) will also be worthless if we do not complete our partnering transaction. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a partnering transaction, completing a partnering transaction and influencing the operation of the business following the partnering transaction. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our completion of a partnering transaction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate partnering candidate or candidates;

•	our ability to complete our partnering transaction;

•	our expectations around the performance of the prospective business or businesses with which we partner;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our partnering transaction;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our partnering transaction;

•	our potential ability to obtain additional financing to complete our partnering transaction;

•	our pool of prospective partnering candidates;

•	our ability to consummate a partnering transaction due to the uncertainty resulting from the recent COVID-19 pandemic;

•	the ability of our officers and directors to generate a number of potential partnering transaction opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 12,000,000 CAPSTM at an offering price of $25.00 CAPSTM. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement CAPSTM, will be used as set forth in the following table.

	Without Option to Purchase Additional CAPSTM	Option to Purchase Additional CAPSTM Exercised in Full
Gross proceeds
Gross proceeds from CAPSTM offered to public(1)	$300,000,000	$345,000,000
Gross proceeds from private placement CAPSTM offered in the private placement	5,000,000	5,450,000

Total gross proceeds	$305,000,000	$350,450,000

Estimated offering expenses(2)
Underwriting commissions (1.0% of gross proceeds from CAPSTM offered to public)	$3,000,000	$3,450,000
Legal fees and expenses	325,000	325,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	60,000	60,000
SEC/FINRA Expenses	89,890	89,890
Directors and officers insurance premiums	375,000	375,000
NYSE listing and filing fees	85,000	85,000
Miscellaneous expenses(3)	25,110	25,110

Total estimated offering expenses (other than underwriting commissions)	1,000,000	1,000,000

Proceeds after estimated offering expenses	$301,000,000	$346,000,000

Held in trust account	$300,000,000	$345,000,000
% of public offering size	100%	100%
Not held in trust account	1,000,000	1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account:(4)

	Amount	% of Total
Legal, accounting, due diligence, travel, consulting and other expenses in connection with any potential partnering transaction	$375,000	37.53%
Legal and accounting fees related to regulatory reporting obligations	150,000	15.0%
Payment for office space, administrative and support services	320,000	32.0%
NYSE continued listing fees	75,000	7.5%
Working capital to cover miscellaneous expenses	80,000	8.0%

Total	$1,000,000	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our partnering transaction.
(2)

Our sponsor has agreed to loan us up to $300,000 as described in this prospectus. To date, we had borrowed approximately $115,000 under such promissory note. These loans will be repaid upon completion of this offering out of the approximately $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
(4)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a potential partnering transaction based upon the level of complexity of such partnering transaction. In the event we identify a potential partnering candidate in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any material change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations in excess of estimates may be paid from proceeds not held in the trust account so long as total expenses paid do not exceed the proceeds not held in the trust account. The amount in the table above does not include interest available to us from the trust account. Based on current interest rates, we would expect the trust account to generate approximately $300,000 of interest annually; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.1% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended partnering transaction, our sponsor, our officers and directors, or any of their affiliates may, but none of them is obligated to, loan us funds as may be required. If we complete our partnering transaction, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our partnering transaction does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1.5 million of such loans may be convertible into private placement CAPSTM at a price of $25.00 per private placement CAPSTM at the option of the lender. The private placement CAPSTM would be identical to the private placement CAPSTM issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, our officers and directors or their affiliates, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

The NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement CAPSTM be deposited in a trust account. Of the $305 million in gross proceeds we receive from this offering and the sale of the private placement CAPSTM described in this prospectus, or $350.45 million if the underwriter’s over-allotment option is exercised in full, $300 million ($25.00 per CAPSTM), or $345 million if the underwriter’s over-allotment option is exercised in full ($25.00 per CAPSTM), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, after deducting $3 million in underwriting discounts and commissions payable upon the closing of this offering (or $3.45 million if the underwriter’s over-allotment option is exercised in full) and an aggregate of $2.0 million to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $300,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount. We expect that the interest earned on the trust account will be sufficient to pay income and franchise taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for permitted withdrawals, until the earliest of (i) the completion of our partnering transaction, (ii) the redemption of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity. The table above also does not give effect to the expense reimbursement from the underwriter as described under the heading “Underwriting.”

The net proceeds held in the trust account may be used as consideration to pay the sellers of a business with which we ultimately complete our partnering transaction. If our partnering transaction is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our partnering transaction, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our partnering transaction, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans, advances or other indebtedness in connection with our partnering transaction, we may enter into following consummation of this offering. However, our amended and restated certificate of incorporation provides that, following this offering and prior to the consummation of our partnering transaction, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote together as a single class with our then outstanding public shares (a) on any partnering transaction or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a partnering transaction beyond 24 months (or 27 months, as applicable) from the closing of this offering or (y) amend the foregoing provisions.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a partnering candidate in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective partnering transaction, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a partnering transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a partnering transaction is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We will pay $20,000 per month to an affiliate of our sponsor for office space, secretarial and administrative services provided to members of our management team. Upon completion of our partnering transaction or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering.

These loans are non-interest bearing, unsecured and are due at the earlier of January 31, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the approximately $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended partnering transaction, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our partnering transaction, we would repay such loaned amounts. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our partnering transaction does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into private placement CAPSTM of the post partnering transaction entity at a price of $25.00 per warrant at the option of the lender (which CAPSTM will immediately split into Class A shares and warrants). The private placement CAPSTM would be identical to the private placement CAPSTM issued to our sponsor. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our partnering transaction, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Prior to the consummation of this offering, we will enter into forward purchase agreements with each of the anchor investors, pursuant to which the anchor investors have committed to purchase in the aggregate, up to 3.0 million shares of Class A common stock, at a purchase price of $25.00 per share, in private placements to occur concurrently, and only in connection with, the closing of our initial partnering transaction. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial partnering transaction, expenses in connection with our initial partnering transaction or for working capital in the post-transaction company.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our partnering transaction. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our partnering transaction. The payment of any cash dividends subsequent to our partnering transaction will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 5% of the Class A common shares (not including the private placement shares) issued in this offering. Further, if we incur any indebtedness in connection with our partnering transaction, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The Class A shares and the performance shares will participate ratably in any cash dividend paid.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the CAPSTM we are offering pursuant to this prospectus or the private placement CAPSTM, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement CAPSTM, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of Class A common stock which may be redeemed for cash), by the number of shares of outstanding Class A common stock.

At September 30, 2020, our net tangible book deficit was $(144,760), or approximately $(0.18) per common share. After giving effect to the sale of 12,000,000 shares of Class A common stock included in the CAPSTM we are offering by this prospectus (or 13,800,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full), the sale of the private placement CAPSTM and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2020 would have been $5,000,025 or $4.63 per share (or $5,000,025 or $4.21 per share if the underwriter’s over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 11,840,799 shares of Class A common stock that may be redeemed for cash, or 13,640,799 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) of $4.81 per share (or $4.39 if the underwriter’s over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus and an immediate dilution to public stockholders from this offering of 81.5%, or $20.37 per share (or 83.2%, or $20.79 per share per share if the underwriter’s over-allotment option is exercised in full).

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the CAPSTM or the private placement CAPSTM:

	Without Over-allotment		With Over-allotment
Public offering price		$25.00		$25.00
Net tangible book deficit before this offering	(0.18)		(0.18)
Increase attributable to public stockholders	4.81		4.39

Pro forma net tangible book value after this offering and the sale of the private placement CAPSTM		4.63		4.21

Dilution to public stockholders		$20.37		$20.79

Percentage of dilution to public stockholders		81.5%		83.2%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $296,019,975 because holders of up to approximately 98.7% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)(2)	720,000	5.57%	$25,000	0.01%	$0.03
Private placement CAPSTM	200,000	1.55%	5,000,000	1.64%	$25.00
Public stockholders	12,000,000	92.88%	300,000,000	98.35%	$25.00

	12,920,000	100.00%	$305,025,000	100.00%

(1)	Includes founder shares and performance shares issued to initial stockholders.
(2)	Assumes that 90,000 founder shares are forfeited after the closing of this offering in the event the underwriter does not exercise their over-allotment option.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book deficit before this offering	$(144,760)	$(144,760)
Net proceeds from this offering and sale of the private placement CAPSTM(1)	301,000,000	346,000,000
Plus: Offering costs paid in advance, excluded from tangible book value	164,760	164,760
Less: Proceeds held in trust subject to redemption(2)	(296,019,975)	(341,019,975)

	$5,000,025	$5,000,025

Denominator:
Class B common stock outstanding prior to this offering	120,000	120,000
Class F common stock outstanding prior to this offering	690,000	690,000
Class F common stock forfeited if over-allotment is not exercised	(90,000)	—
Class A common stock included in the CAPSTM offered	12,000,000	13,800,000
Class A common stock included in the private placement CAPSTM	200,000	218,000
Less: Shares of Class A common stock subject to redemption	(11,840,799)	(13,640,799)

	1,079,201	1,187,201

(1)	Expenses applied against gross proceeds include offering expenses of $1,000,000 and underwriting commissions of $3,000,000. See “Use of Proceeds.”
(2)

If we seek stockholder approval of our partnering transaction and we do not conduct redemptions in connection with our partnering transaction pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our partnering transaction. In the event of any such purchases of our shares prior to the completion of our partnering transaction, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Partnering transaction — Permitted Purchases of Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2020, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our CAPSTM in this offering and the sale of the private placement CAPSTM and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriter of its over-allotment option:

	September 30, 2020
	Actual	As Adjusted
Note payable to related party(1)	$52,250	$—

Class A common stock, -0- and 11,840,799 shares are subject to possible redemption, actual and as adjusted, respectively(2)	—	296,019,975
Preferred stock, $0.0001 par value, 100,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 1,000,000 and 380,000,000 shares authorized; actual and as adjusted, respectively, -0- and 359,201 shares issued and outstanding (excluding -0- and 11,840,799 shares subject to possible redemption), actual and as adjusted, respectively	—	36
Class B common stock, $0.0001 par value, 400,000 and 1,000,000 shares authorized, actual and as adjusted, respectively, 120,000 shares issued and outstanding, actual and as adjusted	12	12
Class F common stock, $0.0001 par value, 1,000,000 and 50,000,000 shares authorized, actual and as adjusted, respectively; 690,000 and 600,000 shares issued and outstanding, actual and as adjusted, respectively(3)	69	60
Additional paid-in capital	24,919	5,004,917
Accumulated deficit	(5,000)	(5,000)

Total stockholders’ equity	$20,000	$5,000,025

Total capitalization	$72,250	$301,020,000

(1)

Our sponsor may loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement CAPSTM. To date, we had borrowed approximately $115,000 under the promissory note.

(2)

Upon the completion of our partnering transaction, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our partnering transaction, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001.

(3)

Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriter’s over-allotment option and forfeiture of an aggregate of 90,000 founder shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly organized company incorporated on September 11, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar partnering transaction with one or more businesses, which we refer to as a “partnering transaction.” We have not selected any specific partnering candidate and we have not, nor has anyone on our behalf, engaged in any substantive discussions directly or indirectly, with any partnering candidate with respect to a partnering transaction with us. We intend to effectuate our partnering transaction using cash from the proceeds of this offering and the private placement of the private placement CAPSTM, the proceeds of the sale of our shares in connection with our partnering transaction (pursuant to the forward purchase agreements or other forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the partnering candidate, debt issued to bank or other lenders or the owners of the partnering candidate, or a combination of the foregoing.

The issuance of additional shares in connection with a partnering transaction to the owners of the partnering candidate or other investors:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the founder shares resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares;

•	may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our shares of Class A common stock;

•

could cause a change in control if a substantial number of shares of our Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our shares of Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a partnering candidate, it could result in:

•	default and foreclosure on our assets if our operating revenues after a partnering transaction are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our shares of Class A common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2020, we had no cash and deferred offering costs of approximately $165,000. Further, we expect to incur significant costs in the pursuit of our partnering transaction. We cannot assure you that our plans to raise capital or to complete our partnering transaction will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our partnering transaction. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through a payment of $25,000 from our sponsor to cover for certain offering costs in exchange for the issuance of the founder shares and the performance shares to our sponsor and up to $300,000 in loans available from our sponsor.

We estimate that the net proceeds from the sale of the CAPSTM in this offering and the sale of the private placement CAPSTM for an aggregate purchase price of $305,000,000 (or $350,450,000 if the underwriter’s over-allotment option is exercised in full), after deducting offering expenses of approximately $1,000,000 and underwriting commissions of $3,000,000 (or $3,450,000 if the underwriter’s over-allotment option is exercised in full) will be approximately $301,000,000 (or approximately $346,000,000 if the underwriter’s over-allotment option is exercised in full). $300,000,000 (or $345,000,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account to complete our initial partnering transaction. We may make permitted withdrawals from the trust account. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum, which we may pay from funds from this offering held outside of the trust account or from interest earned on the funds held in the trust account and released to us for this purpose. Our annual tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income and franchise taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our partnering transaction, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the partnering candidate or candidates, make other acquisitions and pursue our growth strategies.

Prior to the completion of our partnering transaction, we will have available to us the approximately $1,000,000 of proceeds held outside the trust account. We will use these funds to primarily identify and evaluate partnering candidates, perform business due diligence on prospective partnering candidates, travel to and from the offices, plants or similar locations of prospective partnering candidates or their representatives or owners, review corporate documents and material agreements of prospective partnering candidates, and structure, negotiate and complete a partnering transaction.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our partnering transaction. However, if our estimates of the costs of identifying a partnering candidate, undertaking in-depth due diligence and negotiating a partnering transaction are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our partnering transaction. In order to fund working capital deficiencies or finance transaction costs in connection with an intended partnering transaction, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our partnering transaction, we would repay such loaned amounts. In the event that our partnering transaction does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement CAPSTM of the post partnering transaction entity at a price of $25.00 per private placement CAPSTM at the option of the lender (which CAPSTM will immediately split into Class A shares and warrants). The private placement CAPSTM would be identical to the private placement CAPSTM issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our partnering transaction, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $375,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting potential partnering transactions; $150,000 for legal and accounting fees related to regulatory reporting requirements; $75,000 for NYSE continued listing fees and approximately $80,000 for general working capital that will be used for miscellaneous expenses and reserves. We will also pay $20,000 per month to an affiliate of our sponsor for office space, secretarial and administrative services provided to members of our management team.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a partnering candidate or as a down payment or to fund a “no-shop” provision (a provision designed to keep partnering candidates from “shopping” around for transactions with other companies or investors on terms more favorable to such partnering candidates) with respect to a particular proposed partnering transaction, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a partnering candidate, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific partnering transaction and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective partnering candidates. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a partnering candidate, undertaking in-depth due diligence and negotiating a partnering transaction are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our partnering transaction.

Moreover, we may need to obtain additional financing to complete our partnering transaction, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the partnering transaction, in which case we may issue additional securities or incur debt in connection with such partnering transaction. If we do not complete our partnering transaction because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our partnering transaction, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our partnering candidate or candidates prior to the completion of our partnering transaction and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A partnering candidate may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized partnering candidates we may consider for our partnering transaction may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a partnering candidate, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a partnering candidate’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement CAPSTM held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results. As of September 14, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Company

We are a newly organized company incorporated as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses, which we refer to throughout this prospectus as our “partnering transaction.” We have not selected any business with which we will partner and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with respect to a specific partnering transaction. We may pursue a partnering transaction in any business or industry but expect to focus on a business where we believe our strong network, operational background, and aligned economic structure will provide us with a competitive advantage.

Sanjeev Mehra co-founded Periphas Capital in 2017, following a thirty-one year career at Goldman, Sachs & Co. LLC (“Goldman Sachs” or “GS”), where Mr. Mehra was a founding member of Goldman Sachs’ Principal Investment Area (“PIA”), the firm’s private investing arm of its Merchant Banking Division (“MBD”). Periphas Capital and its principals bring over 30 years of private investing experience. Over the course of their careers, the Periphas Capital team has led the investment of over $4.8 billion of equity in 37 companies, representing approximately $70 billion of enterprise value. Moreover, the Periphas Capital team has approved and overseen approximately $100 billion of capital deployment. Importantly, the team has generated attractive returns over multiple cycles and brings a long-term approach to investing.

Our team shares a common set of values based on integrity, collaboration, and disciplined, analytical decision making. We seek to partner with management teams to create shareholder value over the long term by growing and improving the businesses we invest in. We also bring a differentiated blend of industry expertise, strategic insight and operational focus. We aspire to be diligent stewards of capital for investors and long-term capital partners to business owners, founders, families and management teams.

Operating Partner Model

We intend to employ an operating partner model with respect to our partnering transaction:

Periphas Capital’s Relationship with Operating Partners. Our principals have an extensive network of operating executive relationships from prior investments and industry experience, and our Company has partnered with a group of five former CEOs across our target sectors (the “operating partners”). The principals of Periphas Capital have over a decade–long relationship with each of the five operating partners.

Role of Operating Partners. All five of the operating partners will play a key role in working with Periphas Capital to source and evaluate investment opportunities within their respective domains of expertise. We anticipate that the operating partner(s) whose area of expertise most closely overlaps with the ultimate partnering candidate will play an ongoing role in overseeing the company for several years post-closing.

Economic Alignment of the Operating Partners. Each of the five operating partners is investing in the sponsor and receiving significant economic interest in CAPSTM, founder shares, and performance shares. In addition, we are reserving a substantial portion of Performance Shares to reinforce strong incentives and long term alignment. We expect to allocate such Performance Shares to the operating partner(s) most active in the partner company we combine with.

Mindset of our Operating Partners. Our operating partners recognize that it takes time to build a market-leading company and intend to take a partnership approach with each company situation. We do not intend to take a “replacement”, “buyout” or “activist” approach. Hence, we have termed our “initial business combination” with a potential company as a “partnering transaction” and the potential company as the “partner company” or “partnering candidate”, rather than “target company.” We will seek to partner with existing management and owners, and work together from an operational perspective over the long term.

Our Operating Partners. Our five operating partners include the following individuals:

Brian T. Clingen. Mr. Clingen is the Founder and Managing Partner of BP Capital Management. Previously, Mr. Clingen served as the Chief Executive Officer and Chairman of the Board of KAR Auction Services (“KAR”) until 2009 and 2014, respectively. Mr. Clingen originally invested in the purchase of Insurance Auto Auctions in 2004 and was on its board until its merger with KAR in 2007. Additionally, Mr. Clingen has served on the board for a number of public companies including Universal Outdoor, Inc. from 1988 to 1998 and Endo Pharmaceuticals from 2002 to 2006. Mr. Clingen is a certified public accountant and earned an undergraduate degree in finance from the University of Notre Dame and master’s degree in business from the Kellogg School of Management at Northwestern University.

Eric Foss. Mr. Foss served as Chief Executive Officer of Aramark from 2012 to 2019. When joining Aramark as the Chief Executive Officer in 2012, Mr. Foss was tasked with overseeing its initial public offering, and leading a strategic transformation and repositioning of the business. During his time at Aramark, Mr. Foss accelerated growth by repositioning the brand portfolio, improving the customer experience by implementing a repeatable business model, and reconceptualizing the Aramark supply chain to achieve operational excellence and industry-leading margin improvements. Mr. Foss completed the two largest acquisitions in the company’s history, the acquisitions of AmeriPride Services Inc. and Avendra LLC, which added scale and improved Aramark’s competitive positioning, leading to significant stakeholder value creation. Prior to his time at Aramark, Mr. Foss served as Chief Executive Officer of Pepsi Beverages Company and served as Chief Executive Officer of Pepsi Bottling Group (“PBG”) while being elected to the PBG board in 2006 and named Chairman in 2008. Mr. Foss has been a member of the board of Cigna, Member of Business Roundtable, WSJ CEO Council, Catalyst and on the National Board of Back on My Feet. Mr. Foss holds a B.S. in Marketing from Ball State University.

Fred Buttrell. Mr. Buttrell is the former Chief Executive Officer of Air Medical Group Holdings (“AMGH”), a company which he grew from a regional air medical company of 42 bases to the world’s largest provider of air medical services with 350 base locations across 40 states, as well as growing its ground medical transportation operation to the world’s largest with 240 base locations across 42 states. Mr. Buttrell’s impact on AMGH resulted in a Fortune 1000 company. Prior to joining AMGH, Mr. Buttrell spent 10 years in the commercial airline industry as the President and Chief Executive Officer of Comair Airlines and Chief Executive Officer of Delta Connection. As a Captain in the United States Air Force, Mr. Buttrell was awarded and recognized for several prestigious accomplishments, which include his role as a mission commander during Operation Desert Storm and Operation Southern Watch, his 100% success rate with no losses while deployed, being selected to brief President George H.W. Bush on the F-15E combat systems, and the award of Top Gun of his fighter squadron. Mr. Buttrell holds a B.S. from the Air Force Academy and an M.B.A. from the Southern Methodist University Cox School of Business.

Gerald C. Rittenberg. From 1997 until 2014, Mr. Rittenberg served as Chief Executive Officer of Party City Holdco Inc. (formerly known as Amscan Inc.), the largest designer, manufacturer, and distributor of party goods in the United States. Mr. Rittenberg began his career at Amscan in 1989 and served in various roles, including Chief Executive Officer, and subsequently as its Executive Chairman from 2014 until 2017. When Mr. Rittenberg was named CEO in 1997, the company had approximately $200 million of revenue. Upon its initial public offering in 2015, the company had revenue of approximately $2.3 billion and an enterprise valuation of approximately $3.8 billion. Mr. Rittenberg holds a B.A. in communications from Lynn University.

Dr. William Joyce. Dr. Joyce has served as the Chairman and Chief Executive Officer of Advance Fusion Systems since 2008. Prior to his time at Advance Fusion Systems, Dr. Joyce was the Chief Executive Officer and Chairman of Nalco from November 2003 to December 2007 and the Chief Executive Officer and Chairman at Hercules Incorporated from 2001 to 2003. Prior to Hercules, he had a distinguished career at Union Carbide where he served as Chief Executive Officer and Chairman of the Board. Upon Union Carbide’s merger with Dow Chemical Company in 2001, Dr. Joyce was named Vice Chairman of Dow Chemical. Dr. Joyce has served on a number of boards such as Hexion Holdings, El Paso Corporation, CVS Caremark Corporation, Reynolds Metals and Momentive Performance Material Holdings Inc. Dr. Joyce has received numerous accolades, including the National Medal of Technology Award in 1993 from President Bill Clinton, the Plastics Academy’s Lifetime Achievement Award in 1997, and the Society of Chemical Industry Perkin Medal Award in 2003. Dr. Joyce holds a B.S. in Chemical Engineering from Pennsylvania State University and an M.B.A. and Ph.D. from New York University.

Our team is led by the following:

Sanjeev Mehra, our Chief Executive Officer and a member of our Board of Directors who will be appointed as Chairman of our Board of Directors, is the co-founder and Managing Partner of Periphas Capital, a private equity investing firm focused on making investments in technology-enabled businesses, business services, industrials and consumer industries. Prior to founding Periphas Capital in 2017, Mr. Mehra worked at Goldman Sachs for thirty-one years where he most recently served as Partner from 1998 to 2016. He was a founding member of Goldman Sachs’ Principal Investment Area (“PIA”), the firm’s private investing arm of its Merchant Banking Division (“MBD”). Over a 27-year tenure in PIA at Goldman Sachs, Mr. Mehra led 37 transactions with an invested cost of $4.8 billion, representing approximately $70 billion of enterprise value. He served on the PIA Investment Committee from 1998 to 2017, which approved and oversaw approximately $100 billion of capital deployment across private equity and private credit. Throughout his career at Goldman Sachs, Mr. Mehra held a range of senior positions, including vice chairman of the global private equity business, and prior to that, co-head of the Americas private equity business. Mr. Mehra was also the co-founder and co-head of the India private equity business. Mr. Mehra was the Chairman of PIA’s Operating Committee, tasked with portfolio management and oversight. Additionally, he was a member of the MBD Client and Business Standards Committee, the MBD Risk Committee, the firm’s US Retirement Investment Committee, and the Firmwide Business Practices Committee. Mr. Mehra has served on the boards of over 25 portfolio companies, including: Allflex USA, Inc.; Amscan Holdings, Inc.; Aramark; Burger King Holdings, Inc; Great Plains Software, Inc.; Hexcel Corporation; Interline Brands; KAR Auction Services, Inc.; Nalco Company; NetJets Inc.; SunGard Data Systems, Inc; and TVS Logistics Services Limited; among others. Prior to attending graduate school and joining Goldman Sachs, Mr. Mehra was employed by McKinsey & Company as an analyst. Mr. Mehra serves on the Board of Directors of the World Wildlife Fund. Mr. Mehra earned an M.B.A. with Distinction from Harvard Business School and a B.A. from Harvard College magna cum laude.

Jeff Dodge, our Chief Operating Officer who will be appointed to our Board of Directors, is a founding member of Periphas Capital and leads the firm’s deal sourcing, executive network development and intermediary relationship management. He also works actively in execution of private equity investments. Mr. Dodge previously built and led the business development effort at Berkshire Partners, a Boston based private equity firm with $16 billion of capital commitments. As Head of Business Development from 2013 until his departure to co-found Periphas Capital in 2017, Mr. Dodge led Berkshire’s efforts in direct investment opportunity development, global intermediary management including firmwide relationships with bulge bracket and regional banking intermediaries, and coverage of a broad group of regional and local banks, brokers and other intermediaries. While at Berkshire, Mr. Dodge worked closely with a network of executive advisors to create an industry-aligned group of key advisors working with industry investment teams to source, diligence and execute investments, as well as serve in value creation capacities within the portfolio. Prior to joining Berkshire in 2013, Mr. Dodge was a Managing Director in the Global Industrials and Financial Sponsors Groups at Goldman Sachs. He started his career at Goldman Sachs in the Mergers Department in 1999. While at Goldman Sachs, Mr. Dodge managed client relationships with middle market companies in the industrial and business services industries, and middle market private equity firms. This included business development, deal sourcing, financing and M&A execution for corporate and private equity clients. Earlier in his career, Mr. Dodge worked for Andersen Consulting in the strategy formulation practice. Mr. Dodge serves on the Board of Trustees of the Chestnut Hill School, and the Advisory Board of Mesa de Vida. Mr. Dodge earned an M.B.A. from The Tuck School at Dartmouth where he was a Tuck Scholar, and a B.A. from Yale University.

John Bowman, our Chief Financial Officer, is a founding member of Periphas Capital, and leads the firm’s finance, control and administration as Chief Financial Officer since its inception in 2017. Mr. Bowman worked at Goldman Sachs from 1995 to 2017, most recently serving as Managing Director in the Finance and Administration department for the Merchant Banking Division (“MBD”) until his departure. Mr. Bowman was responsible for managing a group of people covering a variety of functions, including (i) valuation for the entire GS MBD private equity portfolio; (ii) monitoring individual portfolio company performance; (iii) budgeting and forecasting for MBD as a division of Goldman Sachs; and (iv) managing stress test exercises for MBD, specifically those required for Goldman Sachs under DFAST (Dodd-Frank Stress Test) and CCAR (Comprehensive Capital Analysis and Review). Earlier in his career at Goldman Sachs, he also performed tasks or managed people in the following functional areas: (i) foreign currency and interest rate hedging; (ii) investment structuring and execution; and (iii) accounting and financial reporting. In his first two years out of college, before joining Goldman Sachs, he worked at Ernst and Young, primarily auditing financial companies as a senior and staff accountant. Mr. Bowman graduated from Georgetown University in 1992 with a BSBA as a double major in Finance and Accounting.

Anish Pathipati, our Executive Vice President, is a Principal at Periphas Capital, where he identifies, evaluates, and executes investments and helps manage portfolio companies. Prior to joining Periphas Capital in early 2019, Mr. Pathipati was Founding Director and Head of Analytics and Execution at North Island, a private equity firm, from 2017 until 2019. Before North Island, Mr. Pathipati was a Principal at investment firm Brave Warrior Advisors from 2015 to 2017, where he helped manage the firm’s portfolio of concentrated equity positions in public companies. Mr. Pathipati was previously with Silver Lake Partners from 2012 to 2014, where he worked on a number of technology private equity investments, value creation plans, and exits. Earlier in his career, Mr. Pathipati worked in investment banking with Goldman Sachs and J.P. Morgan. Mr. Pathipati has been named to Forbes Magazine’s “30 Under 30” list as well as Business Insider’s “Rising Stars of Wall Street” list. Mr. Pathipati has an M.B.A. with High Distinction from Harvard Business School, where he was a Baker Scholar. He also has an undergraduate degree from the University of Pennsylvania’s Wharton School, where he ranked #1 in his class, graduated Summa Cum Laude, and was elected to Beta Gamma Sigma.

Business Strategy

Our objective is to generate attractive returns to common shareholders post-closing of the merger transaction by partnering with a company where we can grow both revenues and operating earnings. We are focused on working with companies that are high-quality, public-company ready and could leverage the strategic experience of our management team and Periphas Capital, as well as our Company’s differentiated structure.

Our selection process will leverage our management team’s and Periphas Capital’s network of industry, private equity sponsor, credit fund sponsor and lending community relationships as well as relationships with management teams of public and private companies, investment bankers, attorneys, accountants, and other advisors, which we believe should provide us with a number of partnering transaction opportunities. We intend to deploy a proactive, thematic sourcing strategy and to focus on companies where we believe the combination of our operating experience, relationships, capital and capital markets expertise can be catalysts to transform a partnering candidate and can help accelerate its growth and performance. Upon completion of this offering, our principals and operating partners will communicate with our network of relationships to articulate our partnering criteria, including the parameters of our search for a company to partner with, and will begin the disciplined process of qualifying, reviewing, and pursuing promising leads.

Our strategy is characterized by:

A focused, thesis-driven approach to capitalize on key technological, industry, and social trends in our four target areas: technology-enabled businesses, business services, industrials, and consumer.

Thematic targeting of specific business models and sectors based on pattern recognition from dozens of prior investments and significant industry experience.

Leveraging our Operating Partner model by working with our five operating partners, each of whom have more than a decade-long relationship with principals of Periphas Capital. The operating partners will play a key role in identifying, evaluating, and adding value to potential partnering candidates (see “–Operating Partner Model” above for further detail).

Focusing on growth oriented companies with visible, sustainable, and profitable growth opportunities (see “—Investment Criteria” below for further detail).

Emphasizing technology enablement where technology can be used to: (1) enhance the value proposition and accelerate top-line growth; and (2) streamline the cost structure to further boost bottom-line growth.

Proactively sourcing deals through bilateral negotiations or situations where Periphas Capital has a value-added angle.

Competitive Strengths

The sourcing, valuation, diligence and execution capabilities of the Periphas Capital team will provide us with a significant pipeline of opportunities from which to evaluate and select a business that will benefit from our expertise. Our competitive strengths include the following core elements:

Deep Investing Experience and Attractive Track Record: The principals of Periphas Capital have over 30 years of investing experience, have led dozens of private equity investments, have approved and overseen approximately $100 billion of capital deployment, and have generated attractive returns consistently over multiple economic cycles.

Operating Partners Offer Proprietary Sourcing and Value Creation Capabilities: Our operating partners have attractive track records in growing and nurturing businesses over the long term. In addition, many of them have led public companies and have generated impressive shareholder returns. Importantly, the principals of Periphas Capital have over a decade-long relationship with each of the operating partners. We expect the involvement of our operating partners to be attractive to potential partnering candidates. Their involvement could also lead to proprietary conversations with respect to sourcing. Their on-going involvement after closing of the partnering transaction could also help unlock significant future value.

History of Value Creation Driven by Growth: We believe that our experience and history in generating returns by growing both the top and bottom line, and by positioning companies for continued long-term growth will serve us well in prioritizing businesses to target.

Significant Experience in “Tech-Enabling” Businesses: We have invested in and supported the tech-enablement of companies in several industries in the past. We have also guided companies through the development and adoption of technologies that evolved into core competitive advantages.

Deep and Successful Track Record of Taking Private Companies Public: The Periphas Capital team has a track record of successfully taking private companies public and driving value creation in the public markets, including with such companies as KAR Auction Services, Inc; Nalco Company; Burger King Holdings, Inc.; Aramark; and Great Plains Software, Inc.

Private Equity Relationships Translating to Proprietary Sourcing: The Periphas Capital team has deep relationships with the world’s leading private equity firms. Because of the trust and mutual respect associated with these relationships, we expect to be able to engage in proprietary discussions with owners of several potential partnering candidates.

Deep Relationships with Family-Owned Businesses, Large Corporations, and Entrepreneurs: The Periphas Capital team also has an extensive network of close relationships with family-owned businesses, large corporations, and entrepreneurs. This offers an attractive and proprietary pool of potential investment candidates in addition to private equity-backed companies. Moreover, these relationships offer Periphas Capital unique capabilities in evaluating and ultimately adding significant value to whichever partnering candidate we merge with.

Relationships with Other Operating Executives: In addition to our operating partners, we have an extensive network of other operating executive relationships built over decades of investing. These relationships can serve as functional and industry experts, as sources of introduction, and potentially as executive advisors who can add value post the partnering transaction.

CAPSTM Structure Creates Incentive Alignment: The CAPSTM structure provides alignment between Periphas Capital, our public investors, and the existing owners of the partnering candidate.

Lower Dilution as Compared to a Traditional SPAC Structure: We believe that the CAPSTM structure is more economically efficient to our partner candidate, as compared to a traditional special purpose acquisition company (“SPAC”) since it results in potentially lower dilution at the time of the partnering transaction. Hence, we believe that the CAPSTM structure will make us more appealing to a partnering candidate as opposed to a traditional SPAC.

Focus on Sustainable, Long-Term Value Creation: Periphas Capital will focus on creating value over the long-term. The CAPSTM incentive structure rewards sustainable value generation over multiple years rather than rewarding a sponsor simply for completing a transaction.

Experience in Capital Markets and Structuring: We have experience in optimizing capital structures in a manner that is consistent with companies’ business plans, and providing access to low-cost capital while preserving financial flexibility and minimizing risk.

Periphas Capital “Value-Add” Playbook: We intend to use the Periphas Capital value-add playbook through each stage of our partnering transaction, which we believe can drive significant shareholder value. The playbook includes the following:

At Entry. At the beginning stages, we conduct detailed diligence on the business, leveraging experienced management and advisors who have an existing relationship with Periphas Capital. We benchmark key operating metrics of the partnering candidate against best-in-class competitors, while focusing on investing in segments with attractive growth, profitability and returns on capital. We also look to create a capital structure that optimizes the cost of capital while minimizing risk and preserving flexibility for future investment. In partnership with management, we create a detailed value creation plan that typically extends 3-5 years out and forms the basis on where to allocate capital and management resources.

Growth and Operational Efficiencies. We drive growth by finding and prioritizing high-return opportunities to re-invest cash flows, using technology as an enabler to improve capabilities, reducing costs, and innovating. We critically evaluate management teams, aggressively recruit/retain talent, and implement succession planning strategies, focusing incentive systems for management on key value drivers and key performance indicators (“KPIs”). We also seek to standardize key processes to improve efficiency, which means exiting marginal business units and instead driving growth in core focus areas.

Public Markets Management. We seek to build a business plan that can be communicated to public investors, while preparing management to deliver the message at meetings, on conference calls, and at “Investor Day” presentations. We also regularly evaluate whether M&A or strategic combinations can create value for shareholders, as well as what capital markets transactions can reduce the company’s cost of capital.

Investment Criteria

We have developed the following high level, non-exclusive investment criteria that we will use to screen for and evaluate a partnering candidate.

Size Range: We are focused on companies whose enterprise values are greater than $750 million and could be up to several billion dollars.

Geographic Focus: We are focused on North American or multi-national companies.

Target Sectors: We are focused on companies operating in one of four areas: technology-enabled businesses, business services, industrials, and consumer.

Sustainable Long-Term Growth: We will seek to partner with a business with attractive long-term organic growth as well as the potential for modest consolidation growth opportunities. We are focused on growth which is predictable and durable through cycles, with manageable risks.

Ability to Use Technology as a Differentiator: We believe that technology can be used “on offense” to boost company efficiencies, including both growth and profitability. We also believe that technology can be used “on defense” to protect against potential competitive and market threats.

Attractive Industry Structure: We will seek to partner with a business that has attractive long term dynamics around supply and demand, as well as a stable industry structure.

Competitive Differentiation and Leading Market Position: We will seek to partner with a business whose products or services have defensible competitive advantages versus existing and new competitors, as well as leading market positions.

Attractive Financial Profile: We will seek to partner with a business that has the ability to earn attractive profits and returns on capital that are well in excess of its cost of capital.

Strong Management and a Culture of Partnership: Our team and operating advisors will seek to partner with strong and capable management teams who see value in partnering with Periphas Capital.

Periphas Capital Ability to Add Value: We will seek to partner with a business which is within Periphas Capital’s or our operating partners’ areas of expertise, and where Periphas Capital can help the business and its management team create value in the future.

Differentiated Relationship with Seller: We will seek to partner with an existing owner of a business with whom Periphas Capital has a relationship that enables a proprietary dialogue.

Attractive Valuation: We will want to ensure that the valuation reflects the company’s underlying risk and return potential and that it is attractive relative to comparable public companies.

Public Company Ready: We will focus on companies which have “public company-ready” business plans and financials that can be clearly communicated to and understood by public investors.

These criteria are guidelines and not intended to be exhaustive, and the partnering transaction we deem most attractive may not satisfy certain of these criteria. Any evaluation relating to the merits of a particular partnering transaction may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our partnering transaction with a partnering candidate that does not meet the above criteria and guidelines, we will disclose that the partnering candidate does not meet the above criteria in our shareholder communications related to our partnering transaction, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the Securities and Exchange Commission.

Conflicts of Interest

We are not prohibited from pursuing a partnering transaction with a company that is affiliated with our sponsor, our officers or our directors. In the event we seek to complete our partnering transaction with a business that is affiliated with our sponsor, our officers or our directors, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm or from an independent accounting firm, that such a partnering transaction is fair to our company from a financial point of view.

Members of our management team may directly or indirectly own our securities following this offering and, accordingly, they may have a conflict of interest in determining whether a partnering candidate is an appropriate business with which to effectuate our partnering transaction. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular partnering transaction if the retention or resignation of any such officers and directors was included by a partnering candidate as a condition to any agreement with respect to our partnering transaction.

Periphas Capital manages several investment vehicles. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, including public and private funds under the management of Periphas Capital and its respective portfolio companies, pursuant to which such officer or director is or will be required to present a partnering transaction opportunity to such entity. In addition, existing and future funds managed by Periphas Capital and its respective portfolio companies may compete with us for partnering transaction opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Accordingly, if any of our officers or directors becomes aware of a partnering transaction opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such partnering transaction opportunity to such entity, and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject.

While our sponsor and its affiliates will not have any duty to offer acquisition opportunities to us, our sponsor and its affiliates may become aware of a potential transaction that is an attractive opportunity for us, which it may decide to share with us. Conflicts may arise from Periphas Capital’s involvement with our company, as well as from actions undertaken by Periphas Capital or any of its affiliates for their own account. When acting for their own account, Periphas Capital or any of its affiliates may take commercial steps which may have an adverse effect on us. Any of Periphas Capital’s or its affiliates’ other activities may, individually or in the aggregate, have an adverse effect on us, and the interests of Periphas Capital or any of its affiliates may at times be averse to ours.

We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors, or our sponsor and its affiliates, will materially affect our ability to complete our partnering transaction.

Partnering Transaction

The NYSE rules require that our initial partnering transaction must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted). We refer to this as the

80% of net assets test. If our board of directors is not able independently to determine the fair market value of the partnering candidate or candidates, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. As any such opinion, if obtained, would only state that the fair market value meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of the partnering candidate or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. While we consider it unlikely that our board of directors will not be able to make such independent determination of fair market value, it may be unable to do so if it is less familiar or experienced with the business of a particular partnering candidate or if there is a significant amount of uncertainty as to the value of the partnering candidate’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. As any such opinion, if obtained, would only state that the fair market value meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of the partnering candidate or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders

We anticipate structuring our partnering transaction so that the post-transaction company in which our public stockholders’ own shares will own or acquire 100% of the outstanding equity interests or assets of the partnering candidate or candidates. We may, however, structure our partnering transaction such that the post-transaction company owns or acquires less than 100% of such interests or assets of the partnering candidate in order to meet certain objectives of the partnering candidate management team or stockholders or for other reasons, but we will only complete such partnering transaction if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the partnering candidate or otherwise acquires a controlling interest in the partnering candidate sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the partnering candidate, our stockholders prior to our partnering transaction may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the partnering candidate and us in our partnering transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all the outstanding capital stock of a partnering candidate. In this case, we would acquire a 100% controlling interest in the partnering candidate. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our partnering transaction could own less than a majority of our outstanding shares subsequent to our partnering transaction. If less than 100% of the equity interests or assets of a partnering candidate or candidates are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our partnering transaction involves more than one partnering candidate, the 80% of net assets test will be based on the aggregate value of all the partnering candidates.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our partnering transaction.

We may pursue a partnering transaction opportunity jointly with our sponsor, Periphas Capital or one or more of its affiliates and/or investors in Periphas Capital or one of its affiliates. Any such parties may co-invest with us in the partnering candidate at the time of our partnering transaction, or we could raise additional proceeds to complete the acquisition by issuing to such parties a class of equity or equity-linked securities. Any such issuance of equity or equity-linked securities would, on a fully diluted basis, reduce the percentage ownership of our then-existing stockholders. Notwithstanding the foregoing, pursuant to the anti-dilution provisions of our founder shares, issuances or deemed issuances of shares of Class A common stock or equity-

linked securities would result in an adjustment to the ratio at which founder shares shall convert into shares of Class A common stock such that our initial stockholders and their permitted transferees, if any, would retain their aggregate percentage ownership at 5% of the sum of the total number of all shares of as-converted Class A common stock outstanding upon completion of this offering (including the private placement shares), plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the partnering transaction, unless the holders of a majority of the then-outstanding founder shares agree to waive such adjustment with respect to such issuance or deemed issuance at the time thereof. Neither our sponsor nor Periphas Capital, nor any of their respective affiliates, have an obligation to make any such investment, and may compete with us for potential partnering transactions.

Status as a Public Company

We believe our structure will make us an attractive partnering transaction partner to partnering candidates. As an existing public company, we offer a partnering candidate an alternative to the traditional initial public offering through a merger or other partnering transaction with us. In a partnering transaction with us, the owners of the partnering candidate may, for example, exchange their shares of stock in the partnering candidate for shares of our Class A common stock (or shares of a new holding company) or for a combination of shares of our Class A common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe partnering candidates will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical partnering transaction process, and there are significant expenses and market and other uncertainties in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with a partnering transaction with us.

Furthermore, once a proposed partnering transaction is completed, the partnering candidate will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following a partnering transaction, we believe the partnering candidate would then have greater access to capital, an additional means of providing management incentives consistent with stockholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential partnering candidates may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed partnering transaction, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

Financial Position

With funds available for a partnering transaction initially in the amount of $300,000,000 (assuming no redemptions) (or $345,000,000 (assuming no redemptions) if the underwriter’s over-allotment option is exercised in full), we offer a partnering candidate a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our partnering transaction using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the partnering candidate to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Partnering Transaction

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our partnering transaction using cash from the proceeds of this offering and the private placement of the private placement CAPSTM, the proceeds of the sale of our shares in connection with our partnering transaction (pursuant to the forward purchase agreements or other forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the partnering candidate, debt issued to bank or other lenders or the owners of the partnering candidate, or a combination of the foregoing. We may seek to complete our partnering transaction with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our partnering transaction is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our partnering transaction or used for redemptions of our shares of Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our partnering transaction, to fund the purchase of other companies or for working capital.

We have not selected any specific partnering candidate and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any partnering candidate with respect to a partnering transaction with us. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the partnering candidate with which we may ultimately complete our partnering transaction. Although our management will assess the risks inherent in a particular partnering candidate with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a partnering candidate may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a partnering candidate.

We may need to obtain additional financing to complete our partnering transaction, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the partnering transaction, in which case we may issue additional securities or incur debt in connection with such partnering transaction. There are no prohibitions on our ability to issue securities or incur debt in connection with our partnering transaction. Other than the forward purchase agreements, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of Partnering Candidates

We are not prohibited from pursuing a partnering transaction with a partnering candidate that is affiliated with our sponsor, officers or directors, or from completing the partnering transaction through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our partnering transaction with a partnering candidate that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or an independent accounting firm, that such a partnering transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Evaluation of a Partnering Candidate and Structuring of Our Partnering Transaction

In evaluating a prospective partnering candidate, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular partnering candidate, we will proceed to structure and negotiate the terms of the partnering transaction.

The time required to select and evaluate a partnering candidate and to structure and complete our partnering transaction, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective partnering candidate with which our partnering transaction is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another partnering transaction. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our partnering transaction.

Lack of Business Diversification

For an indefinite period of time after the completion of our partnering transaction, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete a partnering transaction with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our partnering transaction with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our partnering transaction, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Partnering Candidate’s Management Team

Although we intend to closely scrutinize the management of a prospective partnering candidate when evaluating the desirability of effecting our partnering transaction with that business, our assessment of the partnering candidate’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the partnering candidate cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our partnering transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following our partnering transaction, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our partnering transaction. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular partnering candidate.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our partnering transaction.

Following a partnering transaction, we may seek to recruit additional managers to supplement the incumbent management of the partnering candidate. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Our Partnering Transaction

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated certificate of incorporation. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons.

Presented in the table below is a graphic explanation of the types of partnering transactions we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval Is Required
Purchase of assets	No
Purchase of stock of partnering candidate not involving a merger with the company	No
Merger of partnering candidate into a subsidiary of the company	No
Merger of the company with a partnering candidate	Yes

Under the NYSE’s listing rules, stockholder approval would be required for our partnering transaction if, for example:

•	we issue shares of common stock that will be equal to or in excess of 20% of the number of our shares of common stock then outstanding (other than in a public offering);

•

any of our directors, officers or substantial shareholders (as defined by the NYSE rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the partnering candidate or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common stock or voting power of 5% or more; or

•	the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted Purchases of Our Securities

If we seek stockholder approval of our partnering transaction and we do not conduct redemptions in connection with our partnering transaction pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our partnering transaction. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, initial stockholders, directors, officers, advisors, operating partners or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such purchases of shares could be to (i) vote such shares in favor of the partnering transaction and thereby increase the likelihood of obtaining stockholder approval of the partnering transaction or (ii) to satisfy a closing condition in an agreement with a partnering candidate that requires us to have a minimum net worth or a certain amount of cash at the closing of our partnering transaction, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our partnering transaction. Any such purchases of our securities may result in the completion of our partnering transaction that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our shares of Class A common stock or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, initial stockholders, officers, directors, operating partners and/or their affiliates anticipate that they may identify the stockholders with whom our initial stockholders, officers, directors, operating partners or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of shares of Class A common stock) following our mailing of proxy materials in connection with our partnering transaction. To the extent that our sponsor, officers, directors, operating partners and advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our partnering transaction, whether or not such stockholder has already submitted a proxy with respect to our partnering transaction but only if such shares have not already been voted at the stockholder meeting related to our partnering transaction. Our sponsor, executive officers, directors, advisors, operating partners or any of their affiliates will select which stockholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Our sponsor, officers, directors, operating partners and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Stockholders upon Completion of Our Partnering Transaction

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our partnering transaction at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the partnering transaction, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $25.00 per public share. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they may hold in connection with the completion of our partnering transaction.

Limitations on Redemptions

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed partnering transaction may impose a minimum cash requirement for: (i) cash consideration to be paid to the partnering candidate or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed partnering transaction exceed the aggregate amount of cash available to us, we will not complete the partnering transaction or redeem any shares in connection with such partnering transaction, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our partnering transaction either (i) in connection with a stockholder meeting called to approve the partnering transaction or (ii) without a stockholder vote by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed partnering transaction or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. So long as we obtain and maintain a listing for our securities on the NYSE, we will be required to comply with the NYSE’s shareholder approval rules.

The requirement that we provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated certificate of incorporation and will apply whether or not we maintain our registration under the Exchange Act or our listing on the NYSE. Such provisions may be amended if approved by holders of 60% of the voting power of our common stock.

If we provide our public stockholders with the opportunity to redeem their public shares in connection with a stockholder meeting, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

If we seek stockholder approval, we will complete our partnering transaction only if a majority of the outstanding shares of common stock voted are voted in favor of the partnering transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares they hold and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our partnering transaction. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our partnering transaction once a quorum is obtained. As a result, in addition to the founder shares, private placement shares and the performance shares, we would need 4,400,001, or approximately 36.7%, of the 12,000,000 public shares sold in this offering to be voted in favor of a partnering transaction (assuming all outstanding shares are voted) in order to have our partnering transaction approved (assuming the over-allotment option is not exercised). These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our partnering transaction. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our partnering transaction, which contain substantially the same financial and other information about the partnering transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our partnering transaction until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the partnering transaction.

Upon the public announcement of our partnering transaction, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the partnering transaction is to be held. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our partnering transaction will indicate whether we are requiring public stockholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed partnering transaction is not approved and we continue to search for a partnering candidate, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed partnering transaction may impose a minimum cash requirement for: (i) cash consideration to be paid to the partnering candidate or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed partnering transaction exceed the aggregate amount of cash available to us, we will not complete the partnering transaction or redeem any shares in connection with such partnering transaction, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of our Partnering Transaction If We Seek Stockholder Approval

If we seek stockholder approval of our partnering transaction and we do not conduct redemptions in connection with our partnering transaction pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed partnering transaction as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our partnering transaction, particularly in connection with a partnering transaction with a partnering candidate that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our partnering transaction.

Delivering Stock Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the scheduled vote on the proposal to approve the partnering transaction is to be held. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our partnering transaction will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the vote on the partnering transaction if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our partnering transaction.

If our partnering transaction is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed partnering transaction is not completed, we may continue to try to complete a partnering transaction with a different partnering candidate until 24 months (or 27 months, as applicable) from the closing of this offering.

Redemption of Public Shares and Liquidation if No Partnering Transaction

Our amended and restated certificate of incorporation provides that we will have only 24 months (or 27 months, as applicable) from the closing of this offering to complete our partnering transaction. If we do not complete our partnering transaction within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our partnering transaction within the 24-month time period.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering. However, if our sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our partnering transaction within the allotted 24-month time period.

Our sponsor, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity, unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement CAPSTM, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per-share redemption amount received by stockholders upon our dissolution would be approximately $25.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $25.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective partnering candidates and other entities with which we do business (other than our independent registered public accounting firm) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriter of this offering will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective partnering candidate with which we have entered into a written letter of intent, confidentiality or other similar agreement or partnering transaction agreement, reduce the amount of funds in the trust account to below the lesser of (i) $25.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $25.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective partnering candidate who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our partnering transaction and redemptions could be reduced to less than $25.00 per public share. In such event, we may not be able to complete our partnering transaction, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective partnering candidates.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $25.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $25.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $25.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective partnering candidates or other entities with which we do business (other than our independent registered public accounting firm) execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the funds in our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of the funds in our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a newly organized company established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction, rather than an operating company, and our operations will be limited to searching for prospective partnering candidates to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective partnering candidates. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective partnering candidates or other entities with which we do business (other than our independent registered public accounting firm) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $25.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $25.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders.

Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity or (iii) if they redeem their respective shares for cash upon the completion of our partnering transaction. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our partnering transaction, a stockholder’s voting in connection with the partnering transaction alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Partnering Transaction and if We Fail to Complete Our Partnering Transaction.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our partnering transaction and if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering.

	Redemptions in Connection with our Partnering Transaction	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete a Partnering Transaction
Calculation of redemption price	Redemptions at the time of our partnering transaction may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the partnering transaction (which is initially anticipated to be $25.00 per share), including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001.	If we seek stockholder approval of our partnering transaction, our initial stockholders, directors, officers, advisors, operating partners or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our partnering transaction. There is no limit to the prices that our initial stockholders, directors, officers, advisors, operating partners or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.	If we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $25.00 per share), including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

	Redemptions in Connection with our Partnering Transaction	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete a Partnering Transaction

Impact to remaining stockholders	The redemptions in connection with our partnering transaction will reduce the book value per share for our remaining stockholders, who will bear the burden of the interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our partnering transaction will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$300,000,000 of the net proceeds of this offering and the sale of the private placement CAPSTM will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $267,300,00 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$300,000,000 of the net proceeds of this offering and the sale of the private placement CAPSTM held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable,	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow

	Terms of Our Offering	Terms Under a Rule 419 Offering
	(ii) permitted withdrawals and (iii) in the event of our liquidation for failure to complete our partnering transaction within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	were released to us in connection with our completion of a partnering transaction.

Limitation on fair value or net assets of partnering candidate	The NYSE rules require that we must complete one or more partnering transactions having an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the taxes payable on the income earned on the trust account) at the time of the agreement to enter into the partnering transaction.	The fair value or net assets of a partnering candidate must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The CAPSTM are expected to begin trading on or promptly after the date of this prospectus. The shares of Class A common stock and warrants comprising the CAPSTM will begin separate trading on the 52nd day following the date of this prospectus unless Evercore informs us of its decision to	No trading of the CAPSTM or the underlying shares of Class A common stock and warrants would be permitted until the completion of a partnering transaction. During this period, the securities would be held in the escrow or trust account.
allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date the CAPSTM commence trading. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our partnering transaction and 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a partnering transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our partnering transaction, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, upon the completion of our partnering transaction, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the partnering transaction and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek	A prospectus containing information pertaining to the partnering transaction required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
stockholder approval, we will complete our partnering transaction only if a majority of the shares of common stock voted are voted in favor of the partnering transaction. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Partnering transaction deadline	If we do not complete a partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except for permitted withdrawals, none of the funds held in trust will be released from the trust account	The proceeds held in the escrow account are not released until the earlier of the completion of a

	Terms of Our Offering	Terms Under a Rule 419 Offering
	until the earliest of (i) the completion of our partnering transaction, (ii) the redemption of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated a partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity.	partnering transaction or the failure to effect a partnering transaction within the allotted time.

Delivering stock certificates in connection with the exercise of redemption rights	We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the partnering transaction is to be held. In addition, if we conduct redemptions in connection with a	Many blank check companies provide that a stockholder can vote against a proposed partnering transaction and check a box on the proxy card indicating that such stockholder is seeking to exercise its redemption rights. After the partnering transaction is approved, the company would contact such stockholder to arrange for delivery of its share certificates to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering
stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our partnering transaction will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the vote on the partnering transaction if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our partnering transaction and we do not conduct redemptions in connection with our partnering transaction pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. However, we would not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our partnering transaction.	Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with a partnering transaction.

Competition

In identifying, evaluating and selecting a partnering candidate for our partnering transaction, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting partnering transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger partnering candidates will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a partnering candidate. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our partnering transaction and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain partnering candidates. Either of these factors may place us at a competitive disadvantage in successfully negotiating a partnering transaction.

Facilities

We currently sub-lease our executive offices at 667 Madison Avenue, 15th Floor, New York, NY 10065 from our sponsor. We consider our current office space adequate for our current operations.

Employees

We currently have four executive officers, Sanjeev Mehra, Jeff Dodge, John Bowman and Anish Pathipati. Neither Sanjeev Mehra, Jeff Dodge, John Bowman nor Anish Pathipati is obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our partnering transaction. The amount of time they will devote in any time period will vary based on whether a partnering candidate has been selected for our partnering transaction and the stage of the partnering transaction process we are in. We do not intend to have any full time employees prior to the completion of our partnering transaction.

Periodic Reporting and Financial Information

We will register our CAPSTM, shares of Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective partnering candidate as part of the proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the partnering candidate. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential partnering candidates we may conduct a partnering transaction with because some partnering candidates may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our partnering transaction within the prescribed time frame. We cannot assure you that any particular partnering candidate identified by us as a potential partnering transaction candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential partnering candidate will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed partnering candidate. While this may limit the pool of potential partnering transaction candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A partnering candidate may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such partnering transaction.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our partnering transaction.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Sanjeev Mehra	61	Chief Executive Officer and Director
Jeff Dodge	48	Chief Operating Officer and Director nominee
John Bowman	50	Chief Financial Officer
Anish Pathipati	31	Executive Vice President
Allen Spizzo	63	Director nominee
Eric Dobkin	77	Director nominee
Matt Espe	62	Director nominee

Sanjeev Mehra, our Chief Executive Officer and a member of our Board of Directors who will be appointed as Chairman of our Board of Directors, is the co-founder and Managing Partner of Periphas Capital, a private equity investing firm focused on making investments in technology-enabled businesses, business services, industrials and consumer industries. Prior to founding Periphas Capital in 2017, Mr. Mehra worked at Goldman Sachs for thirty-one years where he most recently served as Partner from 1998 to 2016. He was a founding member of Goldman Sachs’ Principal Investment Area (“PIA”), the firm’s private investing arm of its Merchant Banking Division (“MBD”). Over a 27-year tenure in PIA at Goldman Sachs, Mr. Mehra led 37 transactions with an invested cost of $4.8 billion, representing approximately $70 billion of enterprise value. He served on the PIA Investment Committee from 1998 to 2017, which approved and oversaw approximately $100 billion of capital deployment across private equity and private credit. Throughout his career at Goldman Sachs, Mr. Mehra held a range of senior positions, including vice chairman of the global private equity business, and prior to that, co-head of the Americas private equity business. Mr. Mehra was also the co-founder and co-head of the India private equity business. Mr. Mehra was the Chairman of PIA’s Operating Committee, tasked with portfolio management and oversight. Additionally, he was a member of the MBD Client and Business Standards Committee, the MBD Risk Committee, the firm’s US Retirement Investment Committee, and the Firmwide Business Practices Committee. Mr. Mehra has served on the boards of over 25 portfolio companies, including: Allflex USA, Inc.; Amscan Holdings, Inc.; Aramark; Burger King Holdings, Inc; Great Plains Software, Inc.; Hexcel Corporation; Interline Brands; KAR Auction Services, Inc.; Nalco Company; NetJets Inc.; SunGard Data Systems, Inc; and TVS Logistics Services Limited; among others. Prior to attending graduate school and joining Goldman Sachs, Mr. Mehra was employed by McKinsey & Company as an analyst. Mr. Mehra serves on the Board of Directors of the World Wildlife Fund. Mr. Mehra earned an M.B.A. with Distinction from Harvard Business School and a B.A. from Harvard College magna cum laude.

Jeff Dodge, our Chief Operating Officer who will be appointed to our Board of Directors, is a founding member of Periphas Capital and leads the firm’s deal sourcing, executive network development and intermediary relationship management. He also works actively in execution of private equity investments. Mr. Dodge previously built and led the business development effort at Berkshire Partners, a Boston based private equity firm with $16 billion of capital commitments. As Head of Business Development from 2013 until his departure to co-found Periphas Capital in 2017, Mr. Dodge led Berkshire’s efforts in direct investment opportunity development, global intermediary management including firmwide relationships with bulge bracket and regional banking intermediaries, and coverage of a broad group of regional and local banks, brokers and other intermediaries. While at Berkshire, Mr. Dodge worked closely with a network of executive advisors to create an industry-aligned group of key advisors working with industry investment teams to source, diligence and execute investments, as well as serve in value creation capacities within the portfolio. Prior to joining Berkshire in 2013, Mr. Dodge was a Managing Director in the Global Industrials and Financial Sponsors Groups at Goldman Sachs. He started his career at Goldman Sachs in the Mergers Department in 1999. While at

Goldman Sachs, Mr. Dodge managed client relationships with middle market companies in the industrial and business services industries, and middle market private equity firms. This included business development, deal sourcing, financing and M&A execution for corporate and private equity clients. Earlier in his career, Mr. Dodge worked for Andersen Consulting in the strategy formulation practice. Mr. Dodge serves on the Board of Trustees of the Chestnut Hill School, and the Advisory Board of Mesa de Vida. Mr. Dodge earned an M.B.A. from The Tuck School at Dartmouth where he was a Tuck Scholar, and a B.A. from Yale University.

John Bowman, our Chief Financial Officer, is a founding member of Periphas Capital, and leads the firm’s finance, control and administration as Chief Financial Officer since its inception in 2017. Mr. Bowman worked at Goldman Sachs from 1995 to 2017, most recently serving as Managing Director in the Finance and Administration department for the Merchant Banking Division (“MBD”) until his departure. Mr. Bowman was responsible for managing a group of people covering a variety of functions, including (i) valuation for the entire GS MBD private equity portfolio; (ii) monitoring individual portfolio company performance; (iii) budgeting and forecasting for MBD as a division of Goldman Sachs; and (iv) managing stress test exercises for MBD, specifically those required for Goldman Sachs under DFAST (Dodd-Frank Stress Test) and CCAR (Comprehensive Capital Analysis and Review). Earlier in his career at Goldman Sachs, he also performed tasks or managed people in the following functional areas: (i) foreign currency and interest rate hedging; (ii) investment structuring and execution; and (iii) accounting and financial reporting. In his first two years out of college, before joining Goldman Sachs, he worked at Ernst and Young, primarily auditing financial companies as a senior and staff accountant. Mr. Bowman graduated from Georgetown University in 1992 with a BSBA as a double major in Finance and Accounting.

Anish Pathipati, our Executive Vice President, is a Principal at Periphas Capital, where he identifies, evaluates, and executes investments and helps manage portfolio companies. Prior to joining Periphas Capital in early 2019, Mr. Pathipati was Founding Director and Head of Analytics and Execution at North Island, a private equity firm, from 2017 until 2019. Before North Island, Mr. Pathipati was a Principal at investment firm Brave Warrior Advisors from 2015 to 2017, where he helped manage the firm’s portfolio of concentrated equity positions in public companies. Mr. Pathipati was previously with Silver Lake Partners from 2012 to 2014, where he worked on a number of technology private equity investments, value creation plans, and exits. Earlier in his career, Mr. Pathipati worked in investment banking with Goldman Sachs and J.P. Morgan. Mr. Pathipati has been named to Forbes Magazine’s “30 Under 30” list as well as Business Insider’s “Rising Stars of Wall Street” list. Mr. Pathipati has an M.B.A. with High Distinction from Harvard Business School, where he was a Baker Scholar. He also has an undergraduate degree from the University of Pennsylvania’s Wharton School, where he ranked #1 in his class, graduated Summa Cum Laude, and was elected to Beta Gamma Sigma.

Allen Spizzo, who will be appointed to our Board of Directors, has been a business and management consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries, since November 2008, and he also serves as an investment adviser and asset management trustee. Mr. Spizzo served as Vice President and Chief Financial Officer of Hercules Incorporated (“Hercules”), a former S&P 500 specialty chemicals company, until the company was sold to Ashland Inc. in 2008. Mr. Spizzo currently serves on the board of directors for Ferro Corporation (NYSE:FOE) a global specialty materials company and is chair of the compensation committee and a member of the audit committee. Mr. Spizzo recently served on the board of directors of OM Group, Incorporated (NYSE:OMG) until its sale in 2015, A. Schulman (Nasdaq:SCLM) until its sale in 2018 and Global Specimen Solutions a biopharmaceutical informatics company until its sale in 2017. Mr. Spizzo holds a B.S. in Chemical Engineering from North Carolina State University and a M.B.A. from the University of Akron.

Eric S. Dobkin, who will be appointed to our Board of Directors, worked at Goldman Sachs for almost 50 years, and prior to his retirement he was an Advisory Director and Chairman Emeritus of Global Equity Capital Markets at Goldman Sachs having served as its founder and head from 1985 to 1997. Mr. Dobkin retired from the Goldman Sachs partnership in 1998 becoming an Advisory Director and Chairman Emeritus of Goldman Sachs Equity Capital Markets until his retirement in 2016. During Mr. Dobkin’s tenure at Goldman

Sachs, he served on the Commitments Committee, the Firmwide Capital Committee, the Firmwide Suitability Committee and the Operating Committee. Mr. Dobkin has been recognized as the father of the modern day IPO. In 1998, Mr. Dobkin received the first Lifetime Achievement Award from International Financial Review, and in 2004, he received the Special Award for Equities in celebration of IFRs 30th anniversary. Mr. Dobkin has also served as a senior advisor to Starr Investment Holdings. Mr. Dobkin earned an A.B. from Marietta College and a M.B.A. from the Harvard Business School. Mr. Dobkin also received an Honorary LL.D. from Marietta having served as an emeritus trustee.

Matt Espe, who will be appointed to our Board of Directors, has more than 30 years of experience in sales, marketing and management of global manufacturing businesses. Throughout Mr. Espe’s career, he successfully led several multibillion dollar manufacturing, infrastructure and business services companies. Mr. Espe was recruited by Sterling Partners in January 2017 to lead the transformation of Radial Inc. (“Radial”) as their Chief Executive Officer. Mr. Espe led the successful sale of Radial to the Belgian Post Group. Prior to Mr. Espe’s time at Radial, he served as Chief Executive Officer of Armstrong World Industries (NYSE:AWI) from July 2010 until March 2016. Prior to AWI, Mr. Espe was Chairman and Chief Executive Officer of IKON Office Solutions (NYSE: IKN) from 2002 until 2008. Prior to IKON, Mr. Espe spent 23 years at General Electric where he served as the President and Chief Executive Officer of General Electric Lighting from 1999 until 2002. Mr. Espe is currently an operating partnering with Periphas Capital, Strategic Value Partners Global, and Advent International. Mr. Espe is the non-executive Chairman of Klöckner Pentaplast Group and a member of the board of directors of Pfleiderer Group, WESCO International (NYSE: WCC), Realogy Holdings (NYSE:RLGY), Foundation Building Materials, Inc. (NYSE:FBM), and Cenveo Corporation (Nasdaq:CVO). Mr. Espe is a member of the Advisory Boards of Drexel University’s LeBow College of Business and Member of the Board of Trustees of ECS Philadelphia. Mr. Espe holds a B.S. in Marketing from the University of Idaho and an M.B.A. from Whittier College.

Number and Terms of Office of Officers and Directors

Our board of directors consists of five members and is divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE. The term of office of the first class of directors, consisting of Sanjeev Mehra and Jeff Dodge, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Matt Espe and Allen Spizzo, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Eric S. Dobkin, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial partnering transaction, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and stockholder rights agreement.

Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated certificate of incorporation.

Director Independence

The NYSE rules require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in the NYSE rules and applicable SEC rules prior to completion of this offering. Our board of directors has determined that Allen Spizzo, Eric Dobkin, and Matt Espe are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our partnering transaction and our liquidation, we will pay an affiliate of our sponsor for office space, secretarial and administrative services provided to members of our management team $20,000 per month. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential partnering candidates and performing due diligence on suitable partnering transactions. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers, operating partners or directors, or our or their affiliates. Any such payments prior to a partnering transaction will be made from (i) funds held outside the trust account or (ii) interest earned on the trust account and released to us to pay our taxes. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating a partnering transaction. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our partnering transaction.

After the completion of our partnering transaction, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed partnering transaction. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed partnering transaction, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our partnering transaction, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our partnering transaction. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a partnering candidate but we do not believe that the ability of our management to remain with us after the consummation of our partnering transaction will be a determining factor in our decision to proceed with any potential partnering transaction. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Allen Spizzo, Eric Dobkin and Matt Espe will serve as members of our audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Allen Spizzo will serve as the chairman of the audit committee. Our board of directors has determined that each of Allen Spizzo, Eric Dobkin and Matt Espe are independent, that each member of the audit committee is financially literate and that Allen Spizzo qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•

reviewing and approving all payments made to our existing stockholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

The audit committee is a separately designated standing committee established in accordance with Section 3 (a)(58)(A) of the Exchange Act.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Allen Spizzo, Eric Dobkin and Matt Espe. Matt Espe will serve as chairman of the compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have a compensation committee comprised entirely of independent directors. Our board of directors has determined that each of Allen Spizzo, Eric Dobkin and Matt Espe are independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Corporate Governance and Nominating Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a corporate governance and nominating committee of our board of directors. The members of our corporate governance and nominating committee will be Allen Spizzo, Eric Dobkin and Matt Espe, and Eric Dobkin will serve as chairman of the corporate governance and nominating committee. Under the NYSE listing standards, we are required to have a corporate governance and nominating committee composed entirely of independent directors. Our board of directors has determined that each of Allen Spizzo, Eric Dobkin and Matt Espe are independent.

The primary function of the corporate governance and nominating committee include:

•	identifying individuals qualified to become members of the board of directors and making recommendations to the board of directors regarding nominees for election;

•	reviewing the independence of each director and making a recommendation to the board of directors with respect to each director’s independence;

•	developing and recommending to the board of directors the corporate governance principles applicable to us and reviewing our corporate governance guidelines at least annually;

•	making recommendations to the board of directors with respect to the membership of the audit,compensation and corporate governance and nominating committees;

•

overseeing the evaluation of the performance of the board of directors and its committees on a continuing basis, including an annual self-evaluation of the performance of the corporate governance and nominating committee;

•	considering the adequacy of our governance structures and policies, including as they relate to our environmental sustainability and governance practices;

•	considering director nominees recommended by stockholders; and

•	reviewing our overall corporate governance and reporting to the board of directors on its findings and any recommendations.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which will be specified a charter to be adopted by us, generally provide that persons to be nominated:

•	should possess personal qualities and characteristics, accomplishments and reputation in the business community;

•	should have current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

•	should have the ability and willingness to commit adequate time to the board of directors and committee matters;

•	should demonstrate ability and willingness to commit adequate time to the board of directors and committee matters;

•

should possess the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to our needs; and

•

should demonstrate diversity of viewpoints, background, experience, and other demographics, and all aspects of diversity in order to enable the board to perform its duties and responsibilities effectively, including candidates with a diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

Prior to the consummation of this offering, we will adopt a code of ethics applicable to our directors, officers and employees (“Code of Ethics”).

A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a partnering transaction opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a partnering transaction opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such partnering transaction opportunity to such entity. Notwithstanding the foregoing, we may pursue an affiliated joint acquisition opportunity with one or more affiliates of Periphas Capital and/or one or more investors in Periphas Capital or one of its affiliates, to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the partnering candidate at the time of our partnering transaction, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our partnering transaction.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Sanjeev Mehra	Periphas Capital(1)	Private Equity	Managing Partner
John Bowman	Periphas Capital(1)	Private Equity	Chief Financial Officer
Jeff Dodge	Periphas Capital(1)	Private Equity	Partner
Anish Pathipati	Periphas Capital(1)	Private Equity	Principal
Allen Spizzo	Ferro Corporation	Technology Manufacturing	Board Member
Matt Espe	WESCO International	Technology Manufacturing	Board Member
	Realogy Holdings Corp	Real Estate	Board Member
	Foundation Building Materials, Inc.	Manufacturing	Board Member
	Cenveo Corporation	Manufacturing	Board Member

(1)	Includes certain of its funds and other affiliates

Potential investors should also be aware of the following other potential conflicts of interest:

•

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a partnering transaction and their other businesses. We do not intend to have any full-time employees prior to the completion of our partnering transaction. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•

Our initial stockholders purchased founder shares prior to the date of this prospectus and will purchase private placement CAPSTM in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of our partnering transaction. The other members of our management team have entered into agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our partnering transaction within the prescribed time frame. If we do not complete our partnering transaction within the prescribed time frame, the private placement CAPSTM will expire worthless.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular partnering transaction if the retention or resignation of any such officers and directors was included by a partnering candidate as a condition to any agreement with respect to our partnering transaction.

We are not prohibited from pursuing a partnering transaction with a partnering candidate that is affiliated with our sponsor, officers or directors or completing the partnering transaction through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our partnering transaction with a partnering candidate that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking or an independent accounting firm, that such partnering transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our partnering transaction. Further, commencing on the date our securities are first listed on the NYSE, we will also pay an affiliate of our sponsor, for office space, secretarial and administrative services provided to members of our management team $20,000 per month.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our partnering transaction to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and performance shares, and they and the other members of our management team have agreed to vote any founder shares they hold and any shares purchased during or after the offering in favor of our partnering transaction.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate a partnering transaction), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the partnering transaction will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our shares of Class A common stock included in the CAPSTM offered by this prospectus, the sale of the private placement shares, and assuming no purchase of CAPSTM in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers, directors and director nominees; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement CAPSTM as these warrants are not exercisable within 60 days of the date of this prospectus.

On September 14, 2020, our sponsor purchased an aggregate of (a) 690,000 founder shares in exchange for a capital contribution of $6,250, or approximately $0.010 per share and (b) 120,000 performance shares for a capital contribution of $18,750, or approximately $0.16 per share. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 13,800,000 CAPSTM if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 5% of the outstanding shares of Class A common stock (not including the private placement shares) issued in this offering. Up to 90,000 of the founder shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised. The post-offering percentages in the following table assume that the underwriter does not exercise its over-allotment option, that our initial stockholders have forfeited 90,000 founder shares, and that there are 12,200,000 shares of Class A common stock issued and outstanding after this offering, including the private placement shares.

	Number of Shares Beneficially Owned(2)		Approximate Percentage of Outstanding Shares
Name and Address of Beneficial Owner(1)	Before Offering(3	After Offering	Before Offering	After Offering
PCPC Holdings, LLC (4)	690,000	800,000	100.00%	6.25%
Sanjeev Mehra (4)	690,000	800,000	100.00%	6.25%
John Bowman	—	—	—	—
Jeff Dodge	—	—	—	—
Anish Pathipati	—	—	—	—
Allen Spizzo	—	—	—	—
Eric Dobkin	—	—	—	—
Matt Espe	—	—	—	—
All officers, directors and director nominees as a group (7 individuals)	690,000	800,000	100.00%	6.25%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following is 667 Madison Avenue, 15th Floor, New York, NY 10065.
(2)

Interests shown consist solely of founder shares, classified as shares of Class F common stock and private placement shares. Founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our partnering transaction on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.” The initial stockholders also hold 120,000 performance shares which, together with the founder shares, represent 20% of the voting power of our common stock (not including the private placement shares). Excludes shares of Class A common stock issuable pursuant to the forward purchase agreements, as such shares will only be issued with the closing of our initial partnering transaction.
(3)	Includes up to 90,000 founder shares, that will be forfeited depending on the extent to which the underwriter’s over-allotment option is exercised.
(4)	PCPC Holdings, LLC, our sponsor, is the record holder of the shares reported herein. Our sponsor is controlled by a board of managers, with Sanjeev Mehra as the sole manager.

Immediately after this offering, our initial stockholders will beneficially own 5% of the outstanding shares of Class A common stock (not including the private placement shares) issued in this offering, assuming they do not purchase any CAPSTM in this offering.

The anchor investors have expressed to us an interest in purchasing up to approximately 2.4 million CAPSTM in the aggregate, and we have agreed to direct the underwriters to sell to the anchor investors such number of CAPSTM. Further, each of the anchor investors has entered into a separate agreement with our sponsor pursuant to which each such investor has agreed to purchase membership interests in our sponsor representing an indirect beneficial interest in an aggregate of 10,800 performance shares for approximately $0.16 per performance share. The membership interests in our sponsor to be directly owned by such investors will be subject to forfeiture under certain circumstances (or any additional restrictions agreed to by our sponsor in connection with our initial partnering transaction). The performance shares to be indirectly owned by such investors will be otherwise identical to the performance shares owned by our sponsor. Our discussions with each anchor investor were separate and our arrangements with them are not contingent on each other. Further, to our knowledge, the anchor investors are not affiliated with each other and are not acting together with regard to our company.

Pursuant to the subscription agreements with our sponsor, the anchor investors have not been granted any material additional stockholder or other rights, and are only being issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of the performance shares owned by the anchor investors (which will continue to be held by our sponsor until following our initial partnering transaction). Further, the anchor investors are not required to: (i) other as described above, hold any CAPSTM, shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any shares they may own at the applicable time in favor of our initial partnering transaction or (iii) refrain from exercising their right to redeem their public shares at the time of our initial partnering.

There can be no assurance that the anchor investors will acquire any CAPSTM in this offering, or as to the amount of such CAPSTM the anchor investors will retain, if any, prior to or upon the consummation of our initial partnering transaction and certain of the membership interests in our sponsor to be directly owned by such investors will be subject to forfeiture under such circumstances. In the event that the anchor investors purchase such CAPSTM (either in this offering or after) and vote in favor of our initial partnering transaction, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial partnering transaction.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 200,000 private placement CAPSTM (or 218,000 private placement CAPSTM if the underwriter’s over-allotment option is exercised in full), at a price of $25.00 per private placement CAPSTM, or $5,000,000 in the aggregate (or $5,450,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of this offering, with 50,000 warrants (or 54,500 warrants if the underwriter’s over-allotment option is exercised in full) underlying such private placement CAPSTM. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $28.75 per share. A portion of the purchase price of the private placement CAPSTM will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $300 million (or $345 million if the underwriter exercises its over-allotment option in full) will be held in the trust account. If we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, the warrants underlying the private placement CAPSTM will expire worthless. The private placement CAPSTM and the securities underlying such private placement CAPSTM are subject to the transfer restrictions described below. The warrants underlying the private placement CAPSTM will not be redeemable by us for cash so long as they are held by the initial purchasers or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the warrants underlying the private placement CAPSTM on a cashless basis. If the warrants underlying the private placement CAPSTM are held by holders other than initial purchasers or their permitted transferees, the warrants underlying the private placement CAPSTM will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the CAPSTM being sold in this offering. Otherwise, the private placement CAPSTM have terms and provisions that are identical to those of the private placement CAPSTM being sold as part of the CAPSTM in this offering.

Prior to the consummation of this offering, we will enter into forward purchase agreements with each of the anchor investors, pursuant to which the anchor investors have committed to purchase in the aggregate, up to 3.0 million shares of Class A common stock, at a purchase price of $25.00 per share, in private placements to occur concurrently, and only in connection with, the closing of our initial partnering transaction. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial partnering transaction, expenses in connection with our initial partnering transaction or for working capital in the post-transaction company.

PCPC Holdings, LLC, our sponsor, and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares, Performance Shares and Private Placement CAPSTM

The founder shares, performance shares, private placement CAPSTM, private placement shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our sponsor and management team. Our sponsor, officers and directors have agreed not to transfer, assign or sell (i) any of their performance shares except to any permitted transferees which will be subject to the same restrictions and other agreements of our sponsor, officers and directors with respect to any founder shares, and (ii) and any of their Class A common stock deliverable upon conversion of the performance shares for three years following the completion of our partnering transaction. In connection with this arrangement, our sponsor, officers and directors have also agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (i) 180 days after the completion of our partnering transaction and (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after our partnering transaction that results in all of our stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein. Further, in connection with this arrangement, our sponsor, officers and directors have also agreed not to transfer, assign or sell any of their private placement CAPSTM, private placement shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof until 30 days after the completion of our initial partnering transaction, except to permitted transferees. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares, private placement CAPSTM, private placement shares and private placement warrants. We refer to such transfer restrictions throughout this prospectus as the lock-up. The foregoing restrictions are not applicable to transfers to (“permitted transferees”) (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any Operating Partner, any affiliates or family members of the Operating Partners, any members or partners of our sponsor, or their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a partnering transaction at prices no greater than the price at which the founder shares, private placement warrants or shares of Class A common stock, as applicable, were originally purchased; (f) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (g) to the Company for no value for cancellation in connection with the consummation of our partnering transaction; (h) in the event of our liquidation prior to the completion of our partnering transaction; or (i) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial partnering transaction; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration and Stockholder Rights

The holders of the founder shares, performance shares, private placement shares or private placement warrants underlying private placement CAPSTM, and private placement CAPSTM that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants that are part of the private placement CAPSTM, and CAPSTM may be issued upon conversion of working capital loans and upon conversion of the founder shares and the performance shares) will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our partnering transaction. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration and stockholder rights agreement, our sponsor, upon and following consummation of an initial partnering transaction, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and stockholder rights agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 14, 2020, our sponsor purchased an aggregate of (a) 690,000 founder shares in exchange for a capital contribution of $6,250, or approximately $0.01 per share and (b) an aggregate of 120,000 performance shares in exchange for a capital contribution of $18,750, or approximately $0.16 per share. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 13,800,000 CAPSTM if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 5% of the outstanding Class A shares (not including the private placement shares) issued in this offering. Up to 90,000 of our sponsor’s founder shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised. If we increase or decrease the size of the offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the founder share ownership at 5% of the Class A common stock (not including the private placement shares) issued in this offering.

The anchor investors have expressed to us an interest in purchasing up to approximately 2.4 million CAPS™ in the aggregate, and we have agreed to direct the underwriters to sell to the anchor investors such number of CAPS™. Further, each of the anchor investors has entered into a separate agreement with our sponsor pursuant to which each such investor has agreed to purchase membership interests in our sponsor representing an indirect beneficial interest in an aggregate of 10,800 performance shares for approximately $0.16 per performance share. The membership interests in our sponsor to be directly owned by such investors will be subject to forfeiture under certain circumstances (or any additional restrictions agreed to by our sponsor in connection with our initial partnering transaction). The performance shares to be indirectly owned by such investors will be otherwise identical to the performance shares owned by our sponsor. Our discussions with each anchor investor were separate and our arrangements with them are not contingent on each other. Further, to our knowledge, the anchor investors are not affiliated with each other and are not acting together with regard to our company.

Pursuant to the subscription agreements with our sponsor, the anchor investors have not been granted any material additional stockholder or other rights, and are only being issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of the performance shares owned by the anchor investors (which will continue to be held by our sponsor until following our initial partnering transaction). Further, the anchor investors are not required to: (i) other as described above, hold any CAPS™, shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any shares they may own at the applicable time in favor of our initial partnering transaction or (iii) refrain from exercising their right to redeem their public shares at the time of our initial partnering.

There can be no assurance that the anchor investors will acquire any CAPS™ in this offering, or as to the amount of such CAPS™ the anchor investors will retain, if any, prior to or upon the consummation of our initial partnering transaction and certain of the membership interests in our sponsor to be directly owned by such investors will be subject to forfeiture under such circumstances. In the event that the anchor investors purchase such CAPS™ (either in this offering or after) and vote in favor of our initial partnering transaction, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial partnering transaction.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 200,000 private placement CAPSTM (or 218,000 private placement CAPSTM if the underwriter’s over-allotment option is exercised in full), at a price of $25.00 per private placement CAPSTM, or $5,000,000 in the aggregate (or $5,450,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Each private placement CAPSTM includes one-fourth of one warrant. Each full private placement warrant entitles the holder to purchase one share of Class A common stock at $28.75 per share. The private placement CAPSTM (including the Class A common stock issuable upon exercise of the private placement CAPSTM) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our partnering transaction.

Prior to the consummation of this offering, we will enter into forward purchase agreements with each of the anchor investors, pursuant to which the anchor investors have committed to purchase in the aggregate, up to 3.0 million shares of Class A common stock, at a purchase price of $25.00 per share, in private placements to occur concurrently, and only in connection with, the closing of our initial partnering transaction. The obligations of the anchor investors to purchase the forward purchase shares are subject to the approval, prior to our entering into a definitive agreement for our initial partnering transaction, of their respective investment committees. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial partnering transaction, expenses in connection with our initial partnering transaction or for working capital in the post-transaction company.

As more fully discussed in the section of this prospectus titled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a partnering transaction opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such partnering transaction opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. We may pursue an affiliated joint acquisition opportunity with one or more affiliates of Periphas Capital and/or one or more investors in Periphas Capital or one of its affiliates, to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the partnering candidate at the time of our partnering transaction, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities.

Pursuant to a letter agreement with our sponsor, we have agreed not to enter into a definitive agreement regarding a partnering transaction without the prior written consent of our sponsor.

Commencing on the date of this prospectus, we will pay an affiliate of our sponsor for office space, secretarial and administrative services provided to members of our management team $20,000 per month. Upon completion of our partnering transaction or our liquidation, we will cease paying these monthly fees.

No compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of a partnering transaction. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential partnering candidates and performing due diligence on suitable partnering transactions. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Prior to the closing of this offering, our sponsor may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of January 31, 2021 or the closing of this offering.

In addition, in order to finance transaction costs in connection with an intended partnering transaction, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete a partnering transaction, we would repay such loaned amounts. In the event that the partnering transaction does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement CAPSTM of the post partnering transaction entity at a price of $25.00 per private placement CAPSTM (which CAPSTM will immediately split into Class A shares and warrants) at the option of the lender. The private placement CAPSTM would be identical to the private placement CAPSTM issued to our sponsor. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our partnering transaction, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to an affiliate of our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our partnering transaction will be made using funds held outside the trust account and may be made from interest earned on the trust account and released to us to pay our taxes.

After our partnering transaction, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our partnering transaction, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration and stockholder rights agreement with respect to the founder shares, private placement CAPSTM, and CAPSTM that may be issued upon the conversion of working capital loans, which is described under the heading “Principal Stockholders — Registration and Stockholder Rights.”

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its shareholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

DESCRIPTION OF SECURITIES

We are a Delaware corporation and our affairs are governed by our amended and restated certificate of incorporation and the DGCL. Pursuant to our amended and restated certificate of incorporation which will be adopted prior to the consummation of this offering, we will be authorized to issue 431,000,000 shares of common stock, $0.0001 par value each, including 380,000,000 shares of Class A common stock, 1,000,000 shares of Class B common stock, and 50,000,000 shares of Class F common stock, as well as 1,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

CAPSTM

Each CAPSTM has an offering price of $25.00 and consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $28.75 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the shares of Company’s Class A common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-fourth, one-half or three-quarters of one warrant to purchase a share of Class A common stock, such warrant will not be exercisable. If a warrant holder holds two-halves of one warrant, such whole warrant will be exercisable for one share of Class A common stock at a price of $28.75 per share. The shares of Class A common stock and warrants comprising the CAPSTM are expected to begin separate trading on the 52nd day following the date of this prospectus unless Evercore informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold CAPSTM or separate their CAPSTM into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the CAPSTM into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the CAPSTM and only whole warrants will trade. Accordingly, unless you purchase at least four CAPSTM, you will not be able to receive or trade a whole warrant.

In no event will the shares of Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering, which closing is anticipated to take place three business days after the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Private Placement CAPSTM

The private placement CAPSTM (including the private placement shares, the private placement warrants and shares of Class A Common Stock issuable upon exercise of such warrants) will not be transferable or salable until 30 days after the completion of our initial partnering transaction business (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares, Performance Shares and Private Placement CAPSTM,” to our officers and directors and other persons or entities affiliated with our sponsor) and the private placement warrants included therein will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. Holders of our private placement CAPSTM are entitled to certain registration rights. If we do not consummate a partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, the proceeds from the sale of the private placement CAPSTM held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement CAPSTM (and the underlying securities) will expire worthless. Further, if we seek shareholder approval, we will complete our partnering transaction only if a majority of the common stock, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the partnering transaction. In such case, our sponsor and each member of our management team have agreed to vote their founder shares, performance shares, private placement shares and any public shares purchased during or after this offering in favor of our initial partnering transaction. Otherwise, the private placement CAPSTM are identical to the CAPSTM sold in this offering.

Common Stock

Prior to the date of this prospectus, there were 690,000 founder shares outstanding, all of which were held of record by our initial stockholders, so that our initial stockholders will own 5% of the outstanding Class A shares issued in this offering (not including the private placement shares) assuming our initial stockholders do not purchase any CAPSTM in this offering. Up to 90,000 of the founder shares will be forfeited by our initial stockholders depending on the extent to which the underwriter’s over-allotment is exercised. Upon the closing of this offering, 12,920,000 of our shares of common stock will be outstanding (assuming no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 90,000 founder shares by our initial stockholders) including:

•	12,000,000 shares of Class A common stock underlying CAPSTM issued as part of this offering;

•	200,000 shares of Class A common stock underlying the private placement CAPSTM;

•	120,000 performance shares; and

•	600,000 founder shares held by our initial stockholders.

If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the founder share ownership of our initial stockholders at 5% of the Class A common stock (not including the private placement shares) issued in this offering.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of shares of Class A common stock, holders of shares of Class B common stock and holders of shares of Class F common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law. Holders of performance shares are entitled to vote together with the holders of all other classes of common stock in the election of directors. Unless specified in our amended and restated certificate of incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. In addition, pursuant to our amended and restated certificate of incorporation, the powers, preferences or relative, participating, optional or other special rights of the performance shares or the founder shares, as applicable, may be amended only with the prior vote or written consent of the holders of a majority of the performance shares or the founder shares then outstanding, as applicable, voting separately as a single class. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 380,000,000 shares of Class A common stock, if we were to enter into a partnering transaction, we may (depending on the terms of such a partnering transaction) be required to increase the number of shares of

Class A common stock which we are authorized to issue at the same time as our stockholders vote on the partnering transaction to the extent we seek stockholder approval in connection with our partnering transaction. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

In accordance with the NYSE’s corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first full fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our partnering transaction, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our partnering transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our partnering transaction at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our partnering transaction, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $25.00 per public share. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our partnering transaction. Unlike many special purpose acquisition companies that hold stockholder votes and conduct proxy solicitations in conjunction with their partnering transactions and provide for related redemptions of public shares for cash upon completion of such partnering transactions even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our partnering transaction. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about our partnering transaction and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our partnering transaction only if a majority of the shares of common stock voted are voted in favor of our partnering transaction. However, the participation of our sponsor, officers, directors, advisors, operating partners or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our partnering transaction even if a majority of our public stockholders vote, or indicate their intention to vote, against such partnering transaction. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our partnering transaction once a quorum is obtained.

If we seek stockholder approval of our partnering transaction and we do not conduct redemptions in connection with our partnering transaction pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our partnering transaction. Our stockholders’ inability to redeem the

Excess Shares will reduce their influence over our ability to complete our partnering transaction, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete our partnering transaction. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our partnering transaction, our sponsor, officers and directors have agreed to vote any founder shares and performance shares they hold and any public shares purchased during or after this offering in favor of our partnering transaction. As a result, in addition to the founder shares, private placement shares and the performance shares, we would need 4,400,001, or 36.7%, of the 12,000,000 public shares sold in this offering to be voted in favor of a partnering transaction in order to have our partnering transaction approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated certificate of incorporation, if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering (or such later date as approved by holders of a majority of the voting power of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering. However, if our initial stockholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our partnering transaction within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a partnering transaction, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, upon the completion of our partnering transaction, subject to the limitations described herein.

Founder Shares

The founder shares are designated as shares of Class F common stock and, except as described below, are identical to the shares of Class A common stock included in the CAPSTM being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares, private placement shares and public shares they hold in connection with the completion of our partnering transaction, (B) to waive their redemption rights with respect to any founder shares, private placement shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated a partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement shares they hold if we fail to complete our partnering transaction within 24 months (or 27 months if we have executed a letter of intent, agreement in principle or definitive agreement for our partnering transaction within 24 months) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our partnering transaction within such time period, and (iii) the founder shares are automatically convertible into shares of Class A common stock concurrently with or immediately following the consummation of our partnering transaction on a one-for-one basis, subject to adjustment as described herein and in our amended and restated certificate of incorporation. If we submit our partnering transaction to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares, performance shares and any public shares purchased during or after this offering in favor of our partnering transaction.

The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our partnering transaction on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our partnering transaction, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 5% of the total number of shares of as-converted Class A common stock outstanding after such conversion (including the private placement shares and forward purchase shares but not including any shares of Class A common stock issuable with respect to performance shares), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the partnering transaction; provided that such conversion of founder shares into shares of Class A common stock will never occur on a less than one-for-one basis.

The founder shares will be entitled to (together with the performance shares) a number of votes representing 20% of our outstanding common stock (not including the private placement shares) prior to the completion of our partnering transaction.

Up to 90,000 founder shares will be forfeited by our initial stockholders depending on the exercise of the over-allotment option.

For so long as any founder shares remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the founder shares then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the founder shares. Any action required or permitted to be taken at any meeting of the holders of the founder shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding founder shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all founder shares were present and voted.

Performance Shares

One of our fundamental tenets of CAPSTM is alignment of interests. Hence, we believe that it is important to align interests from an economic perspective in our partnering transaction. As part of the CAPSTM design, we have created an incentive structure which rewards long term performance while also minimizing dilution. We believe that this structure is more in-line with our long term investment approach and different than existing special purpose acquisition companies. This incentive structure is reflected in the terms of the 120,000 performance shares issued to the sponsor.

On the last day of each fiscal year following the consummation of our partnering transaction (and, with respect to any year in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such fiscal year), 10,000 performance shares will automatically convert into shares of our Class A common stock (“conversion shares”), as follows:

•

If the price per share of our Class A common stock has not exceeded $27.50 for 20 out of 30 consecutive trading days at any time following completion of our partnering transaction, the number of conversion shares for any fiscal year will be 1,000 shares of Class A common stock.

•

If the price per share of our Class A common stock exceeded $27.50 for 20 out of any 30 consecutive trading days at any time following completion of our partnering transaction, then the number of conversion shares for any fiscal year will be the greater of:

○

20% of the increase in the price of one Class A share, year-over-year but in respect of the increase above the relevant “price threshold” (as defined below), multiplied by the number of shares of Class A common stock outstanding at the close of the partnering transaction, excluding those shares of Class A common stock received by our sponsor through the Class F common stock, divided by the annual volume weighted average price of shares of our Class A common stock for such fiscal year (the “annual VWAP”) and

○	1,000 shares of Class A common stock.

•

The increase in the price of our shares of Class A common stock will be based on the annual VWAP for the relevant fiscal year, it being understood that with respect to the 12th fiscal year following our partnering transaction the conversion calculation for the remaining 10,000 performance shares, the calculation described in the immediately preceding bullet will be based on the greater of (i) the annual VWAP for such fiscal year and (ii) the volume-weighted average price of the shares of our Class A common stock over the last 20 trading days for such fiscal year.

•

For purposes of the foregoing calculations, the “price threshold” will initially equal $25.00 for the first fiscal year following completion of the partnering transaction and will thereafter be adjusted at the beginning of each subsequent fiscal year to be equal to the greater of (i) the annual VWAP for the immediately preceding fiscal year and (ii) the price threshold for the preceding fiscal year.

•

For calculation purposes, the total number of shares of Class A common stock outstanding at the closing of the partnering transaction can be no smaller than 24,000,000 (or up to 27,600,000 depending on the extent the underwriter’s over-allotment option is exercised) shares of Class A common stock and no greater than 48,000,000 (or up to 55,200,000 depending on the extent the underwriter’s over-allotment option is exercised) shares of Class A common stock.

•	The foregoing calculations will be based on our fiscal year, which may change as a result of our partnering transaction.

For purpose of illustration of the number of shares of Class A common stock that would be issued upon conversion of the performance shares, assuming the total number of shares of Class A common stock outstanding at the close of the partnering transaction is 24,000,000, assuming the annual VWAP is $20.00 at the end of the first fiscal year following the completion of the partnering transaction and assuming that the price per share of Class A common stock has not exceeded $27.50 for 20 out of any 30 consecutive trading days following completion of the partnering transaction, then 10,000 performance shares would convert into 1,000 shares of Class A common stock at the end of the first fiscal year.

In contrast, assuming the annual VWAP is $30.00 at the end of the first fiscal year following the completion of the partnering transaction (as opposed to $20.00) and the price per share of Class A common stock has exceeded $27.50 for 20 out of any 30 consecutive trading days after the partnering transaction, the 10,000 performance shares at fiscal year end would convert into 800,000 Class A common stock. The appreciation in the annual VWAP is $30.00 less the initial price threshold of $25.00, or $5.00. The conversion amount is calculated as 20% of such appreciation, or $1.00, multiplied by 24,000,000, which results in $24,000,000. Such amount is then divided by the annual VWAP of $30.00, which yields 800,000 shares of Class A common stock. Thus, 10,000 performance share would convert into 800,000 shares of Class A common stock at the end of the first fiscal year.

Continuing with the example above, at the end of the second fiscal year following the completion of the partnering transaction, assuming the annual VWAP is $28.00, the 10,000 performance shares at year end would convert into only 1,000 Class A common shares because the annual VWAP for the second fiscal year of $28.00 is less than the annual VWAP of $30.00 for the first fiscal year. If the annual VWAP at the end of the second fiscal year following the completion of the partnering transaction was instead $32.00, then the 10,000 performance shares would convert into 300,000 Class A common stock. The appreciation in the annual VWAP would be $32.00 less $30.00, or $2.00. The conversion amount is calculated as 20% of such appreciation, or $0.40, multiplied by 24,000,000, which results in $9,600,000. Such amount is then divided by the annual VWAP of $32.00, which yields 300,000 shares of Class A common stock.

The conversion shares shall be deliverable 10 days following the end of each of the first 12 fiscal years following completion of the partnering transaction.

The price threshold for a particular fiscal year will be reduced by the dividends per share of Class A common stock paid in such fiscal year.

Upon a change of control occurring after our partnering transaction (but not in connection with our partnering transaction), holders of the performance shares shall receive cash the amount of which is the greater of: (a) the value of approximately 2.4 million shares of Class A common stock at the time of the announcement of the change of control (or approximately 2.8 million shares of Class A common stock if the underwriter’s over-allotment is exercised in full) or (b) $60 million (or up to $69 million to the extent of the exercise of the underwriter’s over-allotment option). Such calculation shall decrease by 1/12 each year based on the number of days that have occurred during the fiscal year divided by 360.

A change of control is the occurrence of any one of the following after our partnering transaction (but not in connection with our partnering transaction) if any of the following occurs: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common stock representing more than 50% of the voting power of the Common Stock and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of the common stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of the common stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which all of the

Class A common stock will be converted into cash, securities or other property or assets (including any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our or our consolidated assets, taken as a whole, to any person or entity (other than one of our the wholly owned subsidiaries; provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a change of control pursuant to this clause (b); (c) our stockholders approve any plan or proposal for our liquidation or dissolution (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) our common stock ceases to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests in which the performance shares convert into.

For so long as any performance shares remain outstanding, including prior to our partnering transaction, in connection with our partnering transaction, or following our partnering transaction, we may not, without the prior vote or written consent of the holders of a majority of the performance shares then outstanding, voting separately as a single class, (A) amend, alter or repeal any provision our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock, (B) change our fiscal year, (C) increase the number of directors on the Board, (D) pay any dividends or effect any split on any of our capital stock or make any distributions of cash, securities or any other property, (E) adopt any stockholder rights plan, (F) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements, (G) issue any Class A shares in excess of 20% of our then outstanding Class A shares or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed or (H) make a rights offering to all or substantially all of the holders of shares of Class B common stock or issue additional shares of Class B common stock. Any action required or permitted to be taken at any meeting of the holders of performance shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all performance shares were present and voted.

The performance shares will be entitled to (together with the founder shares) a number of votes representing 20% of our outstanding common stock (not including the private placement shares) prior to the completion of our partnering transaction.

Sponsor Lockup

Founder Shares

Our sponsor has agreed not to transfer, assign or sell any of their founder shares until the 180 days following our partnering transaction earlier to occur of: (i) 180 days after the completion of our partnering transaction and (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after our partnering transaction that results in all of our stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.

Performance shares and Class A common stock delivered upon conversion thereof

In addition, our sponsor has agreed not to transfer, assign or sell (i) any of their performance shares except to any permitted transferees which will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares, and (ii) any of their Class A common stock deliverable upon conversion of the performance shares for three years following the completion of our partnering transaction.

We refer to such transfer restrictions throughout this prospectus as the lock-up.

Preferred Stock

Our amended and restated certificate of incorporation authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $28.75 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of our partnering transaction, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the CAPSTM and only whole warrants will trade. Accordingly, unless you purchase at least four CAPSTM, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our partnering transaction, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a CAPSTM containing such warrant will have paid the full purchase price for the CAPSTM solely for the share of Class A common stock underlying such CAPSTM.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our partnering transaction, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our partnering transaction, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash

Once the warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the closing price of the common stock equals or exceeds $45.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $45.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $28.75 warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our shares of Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our partnering transaction. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement CAPSTM and their permitted transferees would still be entitled to exercise their private placement CAPSTM for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Adjustment to Exercise Price

If the number of outstanding shares of Class A common stock is increased by a share capitalization payable in shares of Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to all or substantially holders of common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) and (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all holders of shares of Class A common stock on account of such shares of Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) annual cash dividends in excess of $1.25 per share, (c) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with a proposed partnering transaction or certain amendments to our certificate of incorporation including an extension of the time period in which we must complete a partnering transaction, or (d) in connection with the redemption of our public shares upon our failure to complete our partnering transaction, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities, excluding the forward purchase shares, for capital raising purposes in connection with the closing of our partnering transaction, at an issue price or effective issue price of less than $23.00 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our partnering transaction on the date of the consummation of our partnering transaction (net of redemptions), and (z) the volume weighted average trading price of our shares of Class A common stock during the 20 trading day period starting on the trading day after the day on which we consummate our partnering transaction (such price, the “Market Value”) is below $23.00 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 110% of the higher of the Market Value and the Newly Issued Price, and the $45.00 per share redemption trigger price described below under “Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A common stock in such a transaction is payable in the form of shares of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

Other Provisions

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then outstanding public warrants that vote to amend the warrant agreement, after at least 10 days’ notice that an amendment is being sought, is required to make any change that adversely affects the interests of the registered holders of public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Voting Limitation

The warrant agreement will provide that no holder may vote more than 15% of the outstanding public warrants (measured on a beneficial basis and including such holder’s affiliates) unless consented to by us in writing to the warrant agent. In order to vote a warrant, the beneficial owner thereof must identify itself and must represent that it together with its affiliates is not voting (on a beneficial basis) more than 15% of the outstanding public warrants based on the most recent disclosure by us in a filing with the SEC of the outstanding amounts of public warrants unless we allow a holder to vote greater than 15%.

Private Placement Warrants

The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement CAPSTM) will not be transferable, assignable or salable until 30 days after the completion of our partnering transaction (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares, Performance Shares and Private Placement CAPSTM,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement CAPSTM) and they will not be redeemable by us for cash so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the CAPSTM sold in this offering. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the CAPSTM being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our shares of Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a partnering transaction. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended partnering transaction, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into private placement CAPSTM of the post partnering transaction entity at a price of $25.00 per private placement CAPSTM at the option of the lender (which CAPSTM will immediately split into Class A shares and warrants). Such warrants would be identical to the private placement warrants.

Our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the shares of Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our partnering transaction, except that, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares, Performance Shares and Private Placement CAPS™,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a partnering transaction. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a partnering transaction. The payment of any cash dividends subsequent to a partnering transaction will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering, then we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the number of founder shares at 5% of Class A common stock (not including the private placement shares) issued in this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our partnering transaction. These provisions cannot be amended without the approval of the holders of 60% of the voting power of our common stock. Our initial stockholders, who will collectively beneficially own 5% of our Class A common stock issued in this offering (assuming they do not purchase any CAPSTM in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

If we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

•

Prior to our partnering transaction, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our partnering transaction or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a partnering transaction beyond 24 months (or 27 months, as applicable) from the closing of this offering or (y) amend the foregoing provisions;

•

Although we do not intend to enter into a partnering transaction with a partnering candidate that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent accounting firm that such a partnering transaction is fair to our company from a financial point of view;

•

If a stockholder vote on our partnering transaction is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our partnering transaction which contain substantially the same financial and other information about our partnering transaction and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on the NYSE, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•

So long as we obtain and maintain a listing for our securities on the NYSE, the NYSE rules require that we must complete one or more partnering transactions having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the partnering transaction;

•

If our stockholders approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, or with respect to any other material provisions relating to stockholders’ rights or pre-partnering transaction activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein; and

•	We will not effectuate our partnering transaction solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “partnering transactions” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the partnering transaction or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the partnering transaction is approved by our board of directors and by the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “partnering transaction” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various partnering transactions with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the partnering transaction or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation provides that Periphas Capital, the Sponsor and their respective affiliates, any of their respective direct or indirect transferees of at least 15% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our amended and restated certificate of incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the U.S. federal district courts shall have exclusive jurisdiction, unless we consent otherwise. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our founder shares and our performance shares.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Securities Eligible for Future Sale

Immediately after this offering we will have 12,200,000 shares of Class A common stock (or 14,018,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the shares of Class A common stock sold in this offering

(12,000,000 shares of Class A common stock if the underwriter’s over-allotment option is not exercised and 13,800,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares of Class A common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (600,000 founder shares if the underwriter’s over-allotment option is not exercised and 690,000 founder shares if the underwriter’s over-allotment option is exercised in full), all of the outstanding private placement CAPSTM (200,000 private placement CAPSTM if the underwriter’s over-allotment option is not exercised and 218,000 private placement CAPSTM if the underwriter’s over-allotment option is exercised in full), all of the outstanding performance shares, and the securities underlying the foregoing, will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Upon the closing of the sale of the forward purchase shares, the forward purchase shares that are purchased will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of shares of common stock then outstanding, which will equal 122,000 shares immediately after this offering (or 140,180 if the underwriter exercises in full its over-allotment option); or

•	the average weekly reported trading volume of the shares of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our sponsor will be able to sell its private placement CAPSTM, and the securities underlying the foregoing, pursuant to Rule 144 without registration one year after we have completed our initial partnering transaction.

Registration and Stockholder Rights

The holders of the founder shares, performance shares, forward purchase shares, private placement shares or private placement warrants underlying private placement CAPSTM, and private placement CAPSTM that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants that are part of the private placement CAPSTM, and CAPSTM may be issued upon conversion of working capital loans and upon conversion of the founder shares and the performance shares) will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our partnering transaction. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration and stockholder rights agreement, our sponsor, upon and following consummation of an initial partnering transaction, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and stockholder rights agreement.

Listing of Securities

We intend to apply to have our CAPSTM listed on the NYSE under the symbol “PCPC.U” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. Once the securities comprising the CAPSTM begin separate trading, we expect that the shares of Class A common stock and warrants will be listed on the NYSE under the symbols “PCPC” and “PCPC WS,” respectively.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our CAPSTM, shares of Class A common stock and warrants, which we refer to collectively as our securities, by the beneficial owners of such securities. Because once the shares of Class A common stock and warrants commence separate trading the components of a CAPSTM are separable at the option of the holder, the holder of a CAPSTM generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying shares of Class A common stock and one-fourth of one redeemable warrant. As a result, the discussion below with respect to actual holders of shares of Class A common stock and warrants should also apply to holders of CAPSTM (as the deemed owners of the underlying shares of Class A common stock and warrants that comprise the CAPSTM). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased CAPSTM in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	our founders or initial stockholders;

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of the total combined voting power or value of our shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the securities;

•	S-corporations;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status and activities of your partners and your activities.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Services (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income for such taxable year, as determined for U.S. federal income tax purposes, consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

At least 60% of our adjusted ordinary gross income may consist of PHC income, depending on the date and size of our partnering transaction. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a CAPSTM

No statutory, administrative or judicial authority directly addresses the treatment of a CAPSTM or instruments similar to a CAPSTM for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a CAPSTM should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-fourth of one warrant to acquire one share of our Class A common stock. We intend to treat the acquisition of a CAPSTM in this manner and, by purchasing a CAPSTM, you will agree to adopt such treatment for tax purposes (in the absence of an administrative determination or judicial ruling to the contrary). For U.S. federal income tax purposes, each holder of a CAPSTM must allocate the purchase price paid by such holder for such CAPSTM between the one share of Class A common stock and the one-fourth of one warrant based on the relative fair market values of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such values based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one-fourth of one warrant should be the holder’s initial tax basis in such share or warrant, as the case may be. Any disposition of a CAPSTM should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one-fourth of one warrant comprising the CAPSTM, and the amount realized on the disposition should be allocated between the shares of Class A common stock and the one-fourth of one warrant based on their respective relative fair market values (as determined by each such CAPSTM holder based on all the relevant facts and circumstances) at the time of disposition. The separation of shares of Class A common stock and warrants comprising CAPSTM should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of Class A common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the CAPSTM, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a CAPSTM (including alternative characterizations of a CAPSTM). The balance of this discussion assumes that the characterization of the CAPSTM described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our CAPSTM, shares of Class A common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our shares of Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of Class A common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the shares of Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants. Upon a sale or other taxable disposition of our shares of Class A common stock or warrants which, in general, would include a redemption of shares of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate a partnering transaction within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A common stock or warrants so disposed of. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares of Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the shares of Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the shares of Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the shares of Class A common stock or warrants are held as part of CAPSTM at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of Class A common stock or the warrants based upon the then fair market values of the shares of Class A common stock and the warrants included in the CAPSTM) and (ii) the U.S. holder’s adjusted tax basis in its shares of Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its shares of Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a CAPSTM allocated to a share of Class A common stock or one-fourth of one warrant) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital. See below for a discussion of a U.S. holder’s initial basis in shares of Class A common stock received upon exercise of warrants.

Redemption of Shares of Class A Common Stock. In the event that a U.S. holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described under the section of this prospectus entitled “Description of Securities — Common Stock” or if we purchase a U.S. holder’s shares of Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale of the shares of Class A common stock under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of common stock, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants” above. If the redemption or purchase by us does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of shares of our stock treated as owned by the U.S. holder (including any stock constructively owned by the U.S. holder described in the following paragraph) relative to all of our shares outstanding both before and after the redemption. The redemption or purchase by us of shares of Class A common stock generally will be treated as a sale of the shares of Class A common stock (rather than as a corporate distribution) if the redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock. The redemption or purchase by us of the shares of Class A common stock will not be essentially equivalent to a dividend if the redemption or purchase by us results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption or purchase by us will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

If none of the foregoing tests is satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, Lapse or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the upon exercise of a warrant. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for CAPSTM that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a CAPSTM”) and the exercise price. It is unclear whether the U.S. holder’s holding period for the shares of Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the shares of Class A common stock received generally should equal the U.S. holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether a U.S. holder’s holding period in the shares of Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the shares of Class A common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s adjusted tax basis such warrants. In this case, a U.S. holder’s tax basis in the shares of Class A common stock received would equal the sum of the U.S. holder’s tax basis in the warrants exercised (i.e., the portion of the U.S. holder’s purchase price for the CAPSTM that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a CAPSTM”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the shares of Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period would not include the period during which the U.S. holder held the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the shares of Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of warrants for cash” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “ — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants.” The tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.01 as described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of warrants for cash” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for shares of Class A common stock or as an exercise of the warrant. If the cashless exercise of a warrant for shares of Class A common stock is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. holder’s basis in the shares of Class A common stock received should equal the U.S. holder’s basis in the warrant and the holding period of the shares of Class A common stock would include the holding period of the warrant. If the cashless exercise of a warrant is treated as such, the tax consequences generally should be as described under the heading “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” In the case of an exercise of a warrant for cash, the tax treatment generally should be as described above under the heading “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant for $0.01, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Adjustment to Exercise Price.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us (A) if, for example, the adjustment to the number of such shares increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the U.S. holders of shares of our common stock, which is taxable to the holders of such shares as a distribution or (B) depending on the circumstances, as a result of a decrease to the exercise price, including, for example, where additional shares of Class A common stock or equity linked securities are issued in connection with our partnering transaction at an issue price of less than $23.00 per share of Class A common stock, and certain other conditions are met, and the exercise price of the warrants is adjusted to be equal to 110% of the higher of the Market Value and the Newly Issued Price, as described under “Description of Securities — Warrants — Adjustment to exercise price.” Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

In addition, it is unclear whether the conversion of performance shares into shares of our common stock could result in a constructive distribution to U.S. holders of shares of our Class A common stock or warrants in an amount equal to the fair market value of such holder’s increased interest in our assets or earnings and profits, without any corresponding receipt of cash. Accordingly, U.S. holders of our common stock or warrants should consult their tax advisors regarding the possibility of constructive distributions on their shares of our common stock or warrants.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our CAPSTM, shares of Class A common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our CAPSTM, shares of Class A common stock or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (including constructive distributions, as described below) we make to a Non-U.S. holder of shares on our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of Class A common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale,

Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Warrant. A Non-U.S. holder will recognize gain on the exercise of a warrant, or the lapse of a warrant held by the Non-U.S. holder, in accordance with the rules described under “U.S. holders — Exercise, Lapse or Redemption” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of warrants for cash described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of Warrants for Cash” (or if we purchase warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our shares of Class A common stock, which would include a dissolution and liquidation in the event we do not complete a partnering transaction within 24 months (or 27 months, as applicable) from the closing of this offering, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a CAPSTM, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our shares of Class A common stock or warrants, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively (including through ownership of warrants), more than 5% of our shares of Class A common stock or warrants at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our shares of Class A common stock or warrants. There can be no assurance that our shares of Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our shares of Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our shares of Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a “United States real property holding corporation” in the future until we complete a partnering transaction. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Class A Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s shares of Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s shares of Class A common stock, as described under “U.S. Holders — Redemption of Shares of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. holders — Taxation of Distributions” or “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants,” as applicable.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Adjustment to Exercise Price.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us (A) if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, which is taxable to such holders as a distribution. or (B) depending on the circumstances, as a result of a decrease to the exercise price, including, for example, where additional shares of Class A common stock or equity linked securities are issued in connection with our partnering transaction at an issue price of less than $23.00 per share of Class A common stock, and certain other conditions are met, and the exercise price of the warrants is adjusted to be equal to 110% of the higher of the Market Value and the Newly Issued Price, as described under “Description of Securities — Warrants — Adjustment to Exercise Price.” Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. If withholding applies to any constructive distribution received by a Non-U.S. holder, it is possible that the tax would be withheld from any amount paid to or held on behalf of the Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder.

In addition, it is unclear whether the conversion of performance shares into shares of our common stock could result in a constructive distribution to Non-U.S. holders of shares of our Class A common stock or warrants in an amount equal to the fair market value of such holder’s increased interest in our assets or earnings and profits, without any corresponding receipt of cash. Accordingly, Non-U.S. holders of our common stock or warrants should consult their tax advisors regarding the possibility of constructive distributions on their shares of our common stock or warrants.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our CAPSTM, shares of Class A common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our shares of Class A common stock (or constructive dividends on warrants) to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from our CAPSTM, shares of Class A common stock and warrants. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

UNDERWRITING

Evercore Group L.L.C. is acting as sole bookrunner of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of CAPSTM set forth opposite the underwriter’s name:

Underwriters	Number of CAPSTM
Evercore Group L.L.C.
Total	12,000,000

The underwriting agreement provides that the obligations of the underwriter to purchase the CAPSTM included in this offering is subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the CAPSTM (other than those covered by the over-allotment option described below) if they purchase any of the CAPSTM.

CAPSTM sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the CAPSTM are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The representative has advised us that the underwriter does not intend to make sales to discretionary accounts.

If the underwriter sells more CAPSTM than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,800,000 additional CAPSTM at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional CAPSTM approximately proportionate to that underwriter’s initial purchase commitment. Any CAPSTM issued or sold under the option will be issued and sold on the same terms and conditions as the other CAPSTM that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any CAPSTM, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock, subject to certain exceptions, including, but not limited to, the sales of the forward purchase shares. The representative in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement CAPSTM pursuant to the insider letters as described herein.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the CAPSTM was determined by negotiations between us and the representative.

Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the CAPSTM, shares of Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our CAPSTM, shares of Class A common stock or warrants will develop and continue after this offering.

We have applied to list our CAPSTM on the NYSE under the symbol “PCPC.U” We cannot guarantee that our securities will be approved for listing on the NYSE. We expect that our shares of Class A common stock and warrants will be listed under the symbols “PCPC” and “PCPC WS,” respectively, once the shares of Class A common stock and warrants begin separate trading.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering.

	No Exercise	Full Exercise
Per CAPSTM	$0.25	$0.25
Total	$3,000,000	$3,450,000

These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

We will engage Evercore as a capital markets advisor in connection with our partnering transaction, to assist us in (i) evaluating, from a capital markets perspective, which businesses may or may not be suitable for the partnering transaction, (ii) structuring the partnering transaction from a financial and capital markets standpoint and providing conflict free input regarding other banks who may be helpful from an investment banking or lending perspective; (iii) arranging meetings with our stockholders to discuss the potential partnering transaction; (iv) introducing us to potential investors that may be interested in purchasing our securities in connection with that transaction; and (v) arranging meetings with our stockholders in connection with our efforts to obtain stockholder approval for the partnering transaction. We will pay Evercore for such services upon the consummation of our partnering transaction a cash fee in an amount equal to 2.25% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable), which equates to $6,750,000 or $7,762,500 if the underwriter’s over-allotment option is exercised in full. Pursuant to the terms of our capital markets advisory agreement, no fee will be due if we do not complete a partnering transaction. Under our engagement with Evercore, we are able to retain a separate financial advisor, if we desire to do so. This financial advisor may be Evercore or it may be another financial institution. To the extent we raise additional capital alongside the partnering transaction, we may also retain one or more private placement agents, which may include Evercore, based on a placement fee agreed to at that particular point in time.

In connection with the offering, the underwriter may purchase and sell CAPSTM in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•	Short sales involve secondary market sales by the underwriter of a greater number of CAPSTM than they are required to purchase in the offering.

•	“Covered” short sales are sales of CAPSTM in an amount up to the number of CAPSTM represented by the underwriter’s over-allotment option.

•	“Naked” short sales are sales of CAPSTM in an amount in excess of the number of CAPSTM represented by the underwriter’s over-allotment option.

•	Covering transactions involve purchases of CAPSTM either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriter must purchase CAPSTM in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the CAPSTM in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriter must purchase CAPSTM in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of CAPSTM to close the covered short position, the underwriter will consider, among other things, the price of CAPSTM available for purchase in the open market as compared to the price at which they may purchase CAPSTM through the over-allotment option.

•	Stabilizing transactions involve bids to purchase CAPSTM so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the CAPSTM. They may also cause the price of the CAPSTM to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of this offering payable by us will be $1,000,000, excluding underwriting discounts and commissions. We have also agreed to pay the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $25,000. The underwriter has agreed to reimburse us for certain of our out-of-pocket offering expenses, in an amount not to exceed $350,000.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area (each, a “relevant member state”), no CAPSTM have been offered or will be offered pursuant to this prospectus to the public in that relevant member state prior to the publication of a prospectus in relation to the CAPSTM that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that an offer of our CAPSTM may be made to the public in that relevant member state at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of CAPSTM shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of CAPSTM to the public” in relation to any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the CAPSTM to be offered so as to enable an investor to decide to purchase or subscribe for any the CAPSTM , as the expression may be varied in that relevant member state by any measure implementing the Prospectus Regulation in that relevant member state, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, and any offer subsequently made may only be directed at persons in the United Kingdom who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth entities, and other persons to whom it may otherwise be lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order and/or (iii) persons to whom it may otherwise be lawfully communicated (each such person being referred to as a “relevant person”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the CAPSTM in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as a basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the CAPSTM described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The CAPSTM have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the CAPSTM has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the CAPSTM to the public in France. Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The CAPSTM may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The CAPSTM may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance

(Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the CAPSTM may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to CAPSTM which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The CAPSTM offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan.

The CAPSTM have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the CAPSTM may not be circulated or distributed, nor may the CAPSTM be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the CAPSTM are subscribed or purchased under Section 275 of the SFA by a relevant person which is

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and CAPS™ of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and CAPSTM of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$300,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Canada

The CAPSTM may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the CAPSTM must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Davis Polk & Wardwell LLP, New York, New York, advised the underwriter in connection with the offering of the securities.

EXPERTS

The financial statements of Periphas Capital Partnering Corporation as of September 14, 2020, and for the period from September 11, 2020 (inception) through September 14, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

Report of Independent Registered Public Accounting Firm

To the Stockholder and Board of Directors of

Periphas Capital Partnering Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Periphas Capital Partnering Corporation (the “Company”) as of September 14, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 11, 2020 (inception) through September 14, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 14, 2020, and the results of its operations and its cash flows for the period from September 11, 2020 (inception) through September 14, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

September 25, 2020

PERIPHAS CAPITAL PARTNERING CORPORATION

BALANCE SHEETS

	September 30, 2020	September 14, 2020
	(unaudited)
Assets:
Deferred offering costs associated with proposed public offering	$164,760	$30,000

Total assets	$164,760	$30,000

Liabilities and Stockholder’s Equity:
Current liabilities:
Accounts payable	$25,510	$—
Accrued expenses	67,000	10,000
Note payable - related party	52,250	—

Total current liabilities	144,760	10,000

Commitments and Contingencies

Stockholder’s Equity:
Preferred stock, $0.0001 par value; 100,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class B common stock, $0.0001 par value; 400,000 shares authorized; 120,000 shares issued and outstanding	12	12
Class F common stock, $0.0001 par value; 1,000,000 shares authorized; 690,000 shares issued and outstanding (1)	69	69
Additional paid-in capital	24,919	24,919
Accumulated deficit	(5,000)	(5,000)

Total stockholder’s equity	20,000	20,000

Total Liabilities and Stockholder’s Equity	$164,760	$30,000

(1)	This number includes up to 90,000 shares of Class F common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

PERIPHAS CAPITAL PARTNERING CORPORATION

STATEMENTS OF OPERATIONS

	For The Period From September 11, 2020 (Inception) Through
	September 30, 2020	September 14, 2020
	(unaudited)
General and administrative expenses	$5,000	$5,000

Net loss	$(5,000)	$(5,000)

Weighted average shares outstanding, basic and diluted (1)	720,000	720,000

Basic and diluted net loss per share	$(0.01)	$(0.01)

(1)

This number excludes an aggregate of up to 90,000 shares of Class F common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (See Notes 4 and 6)

The accompanying notes are an integral part of these financial statements.

PERIPHAS CAPITAL PARTNERING CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	For The Period From September 11, 2020 (Inception) Through September 30, 2020
	Common Stock						Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Class A		Class B		Class F
	Shares	Amount	Shares	Amount	Shares	Amount
Balance - September 11, 2020 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	120,000	12	—	—	18,738	—	18,750
Issuance of Class F common stock to Sponsor (1)	—	—	—	—	690,000	69	6,181	—	6,250
Net loss (unaudited)	—	—	—	—	—	—	—	(5,000)	(5,000)

Balance - September 30, 2020 (unaudited)	—	$—	120,000	$12	690,000	$69	$24,919	$(5,000)	$20,000

(1)	This number includes up to 90,000 shares of Class F common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

	For The Period From September 11, 2020 (Inception) Through September 14, 2020
	Common Stock						Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Class A		Class B		Class F
	Shares	Amount	Shares	Amount	Shares	Amount
Balance - September 11, 2020 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	120,000	12	—	—	18,738	—	18,750
Issuance of Class F common stock to Sponsor (1)	—	—	—	—	690,000	69	6,181	—	6,250
Net loss	—	—	—	—	—	—	—	(5,000)	(5,000)

Balance - September 14, 2020	—	$—	120,000	$12	690,000	$69	$24,919	$(5,000)	$20,000

(1)	This number includes up to 90,000 shares of Class F common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

PERIPHAS CAPITAL PARTNERING CORPORATION

STATEMENTS OF CASH FLOWS

	For The Period From September 11, 2020 (Inception) Through
	September 30, 2020	September 14, 2020
	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(5,000)	$(5,000)
Changes in assets and liabilities:
Accrued expenses	5,000	5,000

Net cash used in operating activities	—	—

Net change in cash	—	—

Cash - beginning of the period	—	—

Cash - end of the period	$—	$—

Supplemental disclosure of noncash activities:
Deferred offering costs paid in exchange for issuance of Class B common stock to Sponsor	$18,750	$18,750
Deferred offering costs paid in exchange for issuance of Class F common stock to Sponsor	$6,250	$6,250
Deferred offering costs included in accounts payable	$25,510	$—
Deferred offering costs included in accrued expenses	$62,000	$5,000
Deferred offering costs paid by Sponsor under note payable	$52,250	$—

The accompanying notes are an integral part of these financial statements.

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations and Basis of Presentation

Incorporation

Periphas Capital Partnering Corporation (the “Company”) was incorporated as a Delaware corporation on September 11, 2020.

Sponsor

The Company’s sponsor is PCPC Holdings, LLC, a Delaware limited liability company (the “Sponsor”).

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Business Purpose

The Company was formed for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses (“Partnering Transaction”). The Company has not selected any business to partner with and has not, nor has anyone on the Company’s behalf, engaged in any substantive discussions, directly or indirectly, with respect to a specific Partnering Transaction. The Company may pursue a Partnering Transaction in any business or industry but expect to focus on a business where the Company believes its strong network, operational background, and aligned economic structure will provide the Company with a competitive advantage. The Company has neither engaged in any operations nor generated revenue to date.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering (the “Proposed Public Offering”) of its securities called CAPSTM (“CAPSTM”), although substantially all of the net proceeds of the Proposed Public Offering are intended to be generally applied toward completing a Partnering Transaction. Furthermore, there is no assurance that the Company will be able to successfully complete a Partnering Transaction.

Financing

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Public Offering of 12,000,000 CAPSTM at $25.00 per CAPSTM (or 13,800,000 CAPSTM if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 200,000 private placement CAPSTM (“Private Placement CAPSTM”) at a price of $25.00 per Private Placement CAPSTM (or 218,000 Private Placement CAPSTM if the underwriter’s over-allotment option is exercised in full), for an aggregate purchase price of $5.0 million (or approximately $5.5 million if the underwriter’s over-allotment option is exercised in full), to the officers of the Company and their designees that will close simultaneously with the Proposed Public Offering.

Trust Account

The Company must complete a Partnering Transaction with one or more partner candidate businesses having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Partnering Transaction. However, the Company will only complete a Partnering Transaction if the post-transaction company owns or acquires 50% or more of the voting securities of the

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

partner candidate or otherwise acquires a controlling interest in the partner candidate sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $25.00 per CAPSTM sold in the Proposed Public Offering, including certain proceeds from the sale of the Private Placement CAPSTM, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and held as cash or invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Partnering Transaction and (ii) the distribution of the Trust Account as described below.

The Company’s certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company for withdrawals (the “permitted withdrawals”) to pay taxes including income and franchise taxes and to withdraw up to $100,000 in dissolution expenses in the event the Company does not complete the Partnering Transaction within the Partnering Period (as defined below), none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Partnering Transaction; (ii) the redemption of any of the common stock included in the CAPSTM being sold in the Proposed Public Offering (the “Public Shares”) to its holders (the “Public Stockholders”) properly tendered in connection with a stockholder vote to amend certain provisions of the Company’s certificate of incorporation prior to a Partnering Transaction or (iii) the redemption of 100% of the Public Shares if the Company does not complete a Partnering Transaction within the Partnering Period (defined below).

The Company, after signing a definitive agreement for a Partnering Transaction, will either (i) seek stockholder approval of the Partnering Transaction at a meeting called for such purpose in connection with which Public Stockholders may seek to redeem their Public shares, regardless of whether they vote for or against the Partnering Transaction or do not vote at all, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Partnering Transaction, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide the Public Stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. As a result, such common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with FASB, ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $25.00 per Public Share. The decision as to whether the Company will seek stockholder approval of the Partnering Transaction or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its Partnering Transaction only if a majority of the outstanding shares of common stock voted are voted in favor of the Partnering Transaction. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 immediately prior to or upon consummation of the Company’s initial Partnering Transaction. In such case, the Company would not proceed with the redemption of its Public Shares and the related Partnering Transaction, and instead may search for an alternate Partnering Transaction.

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

The Company will only have 24 months (or 27 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for the Partnering Transaction within 24 months) from the closing of the Proposed Public Offering to complete its initial Partnering Transaction (the “Partnering Period”). If the Company does not complete a Partnering Transaction within this period of time (and stockholders do not approve an amendment to the certificate of incorporation to extend this date), it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, of $25.00, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The holders of the Founder Shares immediately prior to the Proposed Public Offering (the “Initial Stockholders”) will enter into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any Founder Shares (as defined in Note 4) and Public Shares they hold in connection with the completion of the Partnering Transaction, (ii) waive their redemption rights with respect to any Founder Shares and Public Shares they hold in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated a Partnering Transaction within the Partnering Period or with respect to any other material provisions relating to stockholders’ rights or pre- Partnering Transaction activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the Partnering Transaction within 24 months of the Partnering Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the Partnering Transaction within the Partnering Period).

Pursuant to the letter agreement, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Partnering Transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $25.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $25.00 per Public Share due to reductions in the value of the Trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act.

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying unaudited financial statements as of September 30, 2020 and for the period from September 11, 2020 (inception) through September 30, 2020 have been prepared in accordance with GAAP for interim financial information and Article 8 of Regulation S-X. In the opinion of management of the Company, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the period from September 11, 2020 (inception) through September 30, 2020 are not necessarily indicative of the results that may be expected for the period ending December 31, 2020 or any future periods.

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as of September 30, 2020 and September 14, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum one year from the date of issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

2. Significant Accounting Policies

Net Loss Per Share

Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of Class B and Class F common stock outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury method. Weighted average shares at September 30, 2020 and September 14, 2020 were reduced for the effect of an aggregate of 90,000 shares of Class F common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4). At September 30, 2020 and September 14, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury method. As a result, diluted loss per share of common stock is the same as basic loss per share of common stock for the periods presented.

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 340-10-S99-1. Deferred offering costs consisted principally of legal, accounting, and other costs incurred through the balance sheet date that are related to the Proposed Public Offering and that will be charged to capital upon the receipt of the capital raised, or charged to operations if the Proposed Public Offering is not completed.

Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of September 30, 2020 and September 14, 2020. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at September 30, 2020 and September 14, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from September 11, 2020 (inception) through September 30, 2020 and for the period from September 11, 2020 (inception) through September 14, 2020.

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

The Company’s deferred tax assets were deemed to be de minimis as of September 30, 2020 and September 14, 2020.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events

Subsequent to September 30, 2020, the Company borrowed approximately $63,000, for a total of approximately $115,000 outstanding under the Note.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to September 25, 2020 the date that the audited financial statements were issued. The Company also evaluated subsequent events and transactions that occurred after September 30, 2020, the balance sheet date, up to November 5, 2020, the date the unaudited interim financial statements were issued. Based upon this review the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

3. Proposed Public Offering

Public CAPSTM

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 12,000,000 CAPSTM at a price of $25.00 per CAPSTM. Each CAPSTM consists of one share of Class A common stock and one-quarter of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant may be exercised to purchase one share of Class A common stock for $28.75 per share, subject to adjustment (see Note 6).

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,800,000 additional CAPSTM to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.25 per CAPSTM, or $3.0 million in the aggregate (or approximately $3.5 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering.

The underwriter has agreed to make a payment to the Company in an amount up to approximately $350,000 to reimburse the Company for out-of-pocket expenses incurred in connection with the Proposed Public Offering.

4. Related Party Transactions

Founder Shares and Performance Shares

On September 14, 2020, the Sponsor paid for certain offering costs on behalf of the Company in exchange for (i) 690,000 Class F common stock (the “Founder Shares”) in exchange for a capital contribution of $6,250, and (b) 120,000 shares of Class B common stock (the “Performance Shares”) for a capital contribution of $18,750. Of the 690,000 Founder Shares outstanding, up to 90,000 of the Founder Shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised. The number of Founder Shares outstanding was determined based on the expectation that the total size of the Proposed Public Offering would be a maximum of 13,800,000 CAPSTM if the underwriter’s over-allotment option is exercised in full, and therefore that such Founder Shares would represent 5% of the outstanding shares issued in the Proposed Public

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

Offering plus the number of shares of Class A common stock to be sold pursuant to the Forward Purchase Agreements (as defined below). The Founder Shares will be entitled to (together with the Performance Shares) a number of votes representing 20% of the Company’s outstanding common stock (not including the private placement shares) prior to the completion of the Partnering Transaction.

The Initial Stockholders will agree not to transfer, assign or sell (i) any of its Performance Shares except to any permitted transferees which will be subject to the same restrictions and other agreements of the Sponsor with respect to any Founder Shares, and (ii) any of its Class A common stock deliverable upon conversion of the Performance Shares for 3 years following the completion of the Partnering Transaction. In connection with this arrangement, the Sponsor will also agree not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (i) 180 days after the completion of the Partnering Transaction and (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the Partnering Transaction that results in all of the Company’s stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Stockholders with respect to any Founder Shares.

Private Placement CAPSTM

In addition, the Sponsor has committed to purchase an aggregate of 200,000 Private Placement CAPSTM (or 218,000 Private Placement CAPSTM if the underwriter’s over-allotment option is exercised in full) at a price of $25.00 per Private Placement CAPSTM ($5.0 million in the aggregate, or approximately $5.5 million if the underwriter’s over-allotment option is exercised in full). Each Private Placement CAPSTM consists of one share of Class A common stock and one-quarter of one redeemable warrant (each, a “Private Placement Warrant”).

Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $28.75 per share. A portion of the proceeds from the sale of the Private Placement CAPSTM will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Partnering Transaction, then the proceeds will be part of the liquidating distribution to the Public Stockholders and the warrants will expire worthless.

The Initial Stockholders will also agree not to transfer, assign or sell any of their Private Placement CAPSTM, private placement shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof until 30 days after the completion of the initial Partnering Transaction, except to permitted transferees. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Stockholders with respect to any Founder Shares, Private Placement CAPSTM, private placement shares and Private Placement Warrants.

Related Party Loans

On September 14, 2020, the Sponsor agreed to loan the Company up to an aggregate of $300,000 pursuant to an unsecured promissory note (the “Note”) to cover expenses related to this Proposed Public Offering. This loan is payable without interest on the earlier of January 31, 2021, or the completion of the Proposed Public Offering. As of September 30, 2020 and September 14, 2020, the Company borrowed approximately $52,000 and $0 under the Note. Subsequent to September 30, 2020, the Company borrowed approximately $63,000, for a total of approximately $115,000 outstanding under the Note.

In order to finance transaction costs in connection with an intended initial Partnering Transaction, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $1.5 million of

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

such loans may be convertible into private placement CAPSTM at a price of $25.00 per private placement CAPSTM at the option of the lender. The private placement CAPSTM would be identical to the Private Placement CAPSTM issued to the Sponsor. Except for the forgoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2020 and September 14, 2020, the Company had no outstanding Working Capital Loans.

Administrative Services Agreement

Commencing on the date that the Company’s securities are first listed on the New York Stock Exchange through the earlier of consummation of the Partnering Transaction and the Company’s liquidation, the Company will pay an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team $20,000 per month.

In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential partnering candidates and performing due diligence on suitable Partnering Transactions. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company or their affiliates.

Forward Purchase Agreements

Prior to the consummation of this offering, the Company will enter into forward purchase agreements with each of the anchor investors, pursuant to which the anchor investors have committed to purchase in the aggregate, up to 3,000,000 shares of Class A common stock at a purchase price of $25.00 per share, in private placements to occur concurrently, and only in connection with, the closing of our initial Partnering Transaction, (collectively, the “Forward Purchase Agreements”). The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in the Company’s initial partnering transaction, expenses in connection with our initial Partnering Transaction or for working capital in the post-transaction company.

5. Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Performance Shares, Forward Purchase Shares, Private Placement Warrants and private placement shares underlying Private Placement CAPSTM and private placement CAPSTM that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants that are part of the Private Placement CAPSTM, and CAPSTM may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares and the Performance Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering, requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Partnering Transaction. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

its operations and close of the Proposed Public Offering and/or search for a partner candidate company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Anchor Investments

The anchor investors have expressed to us an interest in purchasing up to approximately 2.4 million CAPSTM in the aggregate, and the Company has agreed to direct the underwriters to sell to the anchor investors such number of CAPSTM. Further, each of the anchor investors will enter into a separate agreement with the Sponsor pursuant to which each such investor has agreed to purchase membership interests in the Sponsor representing an indirect beneficial interest in an aggregate of 10,800 Performance Shares for approximately $0.16 per Performance Share. The membership interests in the Sponsor to be directly owned by such investors will be subject to forfeiture under certain circumstances (or any additional restrictions agreed to by the Sponsor in connection with our initial Partnering Transaction). The Performance Shares to be indirectly owned by such investors will be otherwise identical to the Performance Shares owned by the Sponsor. The Company’s discussions with each anchor investor were separate and the Company’s arrangements with them are not contingent on each other. Further, to the Company’s knowledge, the anchor investors are not affiliated with each other and are not acting together with regard to the Company.

There can be no assurance that the anchor investors will acquire any CAPSTM in the Proposed Public Offering, or as to the amount of such CAPSTM the anchor investors will retain, if any, prior to or upon the consummation of a Partnering Transaction and certain of the membership interests in our sponsor to be directly owned by such investors will be subject to forfeiture under such circumstances. In the event that the anchor investors purchase such CAPSTM (either in the Proposed Public Offering or after) and vote in favor of a Partnering Transaction, a smaller portion of affirmative votes from other public shareholders would be required to approve a Partnering Transaction.

6. Stockholder’s Equity

Class A Common Stock—The Company is authorized to issue 1,000,000 shares of Class A common stock with a par value of $0.0001 per share. The Company intends to file its amended and restated certificate of incorporation prior to the completion of the offering to increase the authorized Class A common stock to 380,000,000 shares. As of September 30, 2020 and September 14, 2020, there were no shares of Class A common stock issued or outstanding.

Class F Common Stock—The Company is authorized to issue 1,000,000 shares of Class F common stock with a par value of $0.0001 per share. The Company intends to file its amended and restated certificate of incorporation prior to the completion of the offering to increase the authorized Class F common stock to 50,000,000 shares. As of September 30, 2020 and September 14, 2020, the Company had 690,000 shares of Class F common stock outstanding, of which up to 90,000 of the Founder Shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised.

The Class F common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the Partnering Transaction on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the Partnering Transaction, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 5% of the total number of shares of as-converted Class A common stock outstanding

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

after such conversion (including the private placement shares), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Partnering Transaction; provided that such conversion of Founder Shares into shares of Class A common stock will never occur on a less than one-for-one basis.

For so long as any shares of Class F common stock remain outstanding, the Company may not, without the prior vote or written consent of the holders of a majority of the shares of Class F common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of the Company’s certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the shares of Class F common stock. Any action required or permitted to be taken at any meeting of the holders of shares of Class F common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares of Class F common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class F common stock were present and voted.

Class B Common Stock—The Company is authorized to issue 400,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 30, 2020 and September 14, 2020, there were 120,000 shares of Class B common stock issued and outstanding. The Company intends to file its amended and restated certificate of incorporation prior to the completion of the offering to increase the authorized Class B common stock to 1,000,000 shares.

On the last day of each fiscal year following the completion of a Partnering Transaction (and, with respect to any year in which the Company has a change of control or in which the Company liquidates, dissolves or winds up, on the business day immediately prior to such event instead of on the last day of such fiscal year), 10,000 shares of the Company’s Class B common stock will automatically convert into shares of Class A common stock (“conversion shares”), as follows:

•

If the price per share of Class A common stock has not exceeded $27.50 for 20 out of 30 consecutive trading days at any time following completion of the Partnering Transaction, the number of conversion shares for any fiscal year will be 1,000 shares of Class A common stock.

•

If the price per share of Class A common stock exceeded $27.50 for 20 out of any 30 consecutive trading days at any time following completion of the Partnering Transaction, then the number of conversion shares for any fiscal year will be the greater of:

○

20% of the increase in the price of one Class A share, year-over-year but in respect of the increase above the relevant “price threshold” (as defined below), multiplied by the number of shares of Class A common stock outstanding at the close of the Partnering Transaction, excluding those shares of Class A common stock received by the Sponsor through the Class F common stock, divided by the annual volume weighted average price of shares of Class A common stock for such fiscal year (the “annual VWAP”) and

○	1,000 shares of Class A common stock.

•	The increase in the price of the Company’s Class A common stock will be based on the annual VWAP for the relevant fiscal year.

For purposes of the foregoing calculations, the “price threshold” will initially equal $25.00 for the first fiscal year following completion of the Partnering Transaction and will thereafter be adjusted at the beginning of each

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

subsequent fiscal year to be equal to the greater of (i) the annual VWAP for the immediately preceding fiscal year and (ii) the price threshold for the preceding fiscal year.

For calculation purposes, the total number of shares of Class A common stock outstanding at the closing of the Partnering Transaction can be no smaller than 24,000,000 (or up to 27,600,000 depending on the extent the underwriter’s over-allotment option is exercised) shares of Class A common stock and no greater than 48,000,000 (or up to 55,200,000 depending on the extent the underwriter’s over-allotment option is exercised) shares of Class A common stock.

Upon a change of control occurring after the Partnering Transaction (but not in connection with the Partnering Transaction), holders of the Performance Shares shall receive cash in the amount of which is the greater of: (a) the value of approximately 2.4 million shares of Class A common stock at the time of the announcement of the change of control (or approximately 2.8 million shares of Class A common stock if the underwriter’s over-allotment is exercised in full) or (b) $60.0 million (or up to $69.0 million to the extent of the exercise of the underwriter’s over-allotment option). Such calculation shall decrease by 1/12 each year based on the number of days that have occurred during the fiscal year divided by 360.

For so long as any shares of Class B common stock remain outstanding, including prior to the Partnering Transaction, in connection with the Partnering Transaction, or following the Partnering Transaction, the Company may not, without the prior vote or written consent of the holders of a majority of the Performance Shares then outstanding, voting separately as a single class, (A) amend, alter or repeal any provision the amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock, (B) change the Company’s fiscal year, (C) increase the number of directors on the board, (D) pay any dividends or effect any split on any of the Company’s capital stock or make any distributions of cash, securities or any other property, (E) adopt any stockholder rights plan, (F) acquire any entity or business with assets at a purchase price greater than 10% or more of the Company’s total assets, (G) issue any Class A shares in excess of 20% of the Company’s then outstanding Class A shares or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed or (H) make a rights offering to all or substantially all of the holders of shares of Class B common stock or issue additional shares of Class B common stock.

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At September 30, 2020 and September 14, 2020, there are no shares of preferred stock issued or outstanding.

Warrants—No fractional warrants will be issued upon separation of the CAPSTM and only whole warrants will trade. Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $28.75 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the Proposed Public Offering and 30 days after the completion of a Partnering Transaction, provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of the Partnering Transaction, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus

PERIPHAS CAPITAL PARTNERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the Partnering Transaction, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire five years after the completion of the Partnering Transaction, or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the Partnering Transaction, including the forward purchase shares, at an issue price or effective issue price of less than $23.00 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Partnering Transaction on the date of the consummation of the Partnering Transaction (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates the Partnering Transaction (such price, the “Market Value”) is below $23.00 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 110% of the higher of the Market Value and the $ and the $45.00 redemption price trigger described below will be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Partnering Transaction, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may also redeem the Public Warrants, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of shares of the Class A common stock equals or exceeds $45.00 per share for any 20 trading days within a 30 trading day period (the “30-day trading period”) ending three business days before the Company sends the notice of redemption, and

•

if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Partnering Transaction within the Partnering Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

$300,000,000

Periphas Capital Partnering Corporation

12,000,000 CAPSTM

PRELIMINARY PROSPECTUS

Evercore ISI

                    , 2020

Until                     , 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our Class A common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$325,000
Accounting fees and expenses	60,000
SEC/FINRA Expenses	89,890
NYSE listing and filing fees	85,000
Director and Officer liability insurance premiums(1)	375,000
Printing and engraving expenses	40,000
Miscellaneous	25,110

Total offering expenses (other than underwriting commissions)	$1,000,000

(1)

This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a partnering transaction.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On September 14, 2020, PCPC Holdings, LLC, our sponsor, purchased an aggregate of (a) 690,000 founder shares in exchange for a capital contribution of $6,250, or approximately $0.01 per share and (b) 120,000 performance shares for a capital contribution of $18,750, or approximately $0.16 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 13,800,000 CAPSTM if the underwriter’s over-allotment option is exercised in full and therefore that such founder shares would represent 5% of the outstanding Class A shares (not including the private placement shares) issued in this offering. Up to 90,000 of these shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering. The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 200,000 private placement CAPSTM (or 218,000 private placement CAPSTM if the underwriter’s over-allotment option is exercised in full) at $25.00 per private placement CAPSTM (for an aggregate purchase price of $5,000,000 (or $5,450,000 if the underwriter’s over-allotment option is exercised in full)). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation.*

3.2	Form of Amended and Restated Certificate of Incorporation.

3.3	By Laws.*

3.4	Form of Amended and Restated By Laws.*

4.1	Form of Specimen CAPSTM Certificate.*

4.2	Form of Specimen Class A Common Stock Certificate.*

4.3	Form of Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Kirkland & Ellis LLP.*

10.1	Form of Letter Agreement among the Registrant, PCPC Holdings, LLC and each of the executive officers and directors of the Registrant.

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.3	Form of Registration and Stockholder Rights Agreement among the Registrant, PCPC Holdings, LLC and the Holders signatory thereto.

10.4	Form of Private Placement CAPSTM Purchase Agreement among the Registrant and PCPC Holdings, LLC.*

10.5	Form of Indemnity Agreement.*

10.6	Promissory Note issued to PCPC Holdings, LLC.*

10.7	Securities Subscription Agreement between PCPC Holdings, LLC and Periphas Capital Partnering Corporation.*

10.8	Form of Administrative Services Agreement among the Registrant and PCPC Holdings, LLC.*

10.9	Form of Forward Purchase Agreement between the Registrant and the Anchor Investors.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis, LLP (included on Exhibit 5.1).*

24	Power of Attorney (included on signature page to the initial filing of the Registration Statement).*

99.1	Consent of Jeff Dodge.*

99.2	Consent of Allen Spizzo.*

99.3	Consent of Eric Dobkin.*

99.4	Consent of Matt Espe.*
*	Previously filed.

(b)        Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 3rd day of December, 2020.

PERIPHAS CAPITAL PARTNERING CORPORATION

By:	/s/ Sanjeev Mehra

Name: Sanjeev Mehra
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sanjeev Mehra Sanjeev Mehra	Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2020

/s/ John Bowman John Bowman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2020